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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CUMMINS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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500 JACKSON STREET, BOX 3005, COLUMBUS, INDIANA 47202-3005

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of the Shareholders of Cummins Inc. will be held at our Columbus Engine Plant located at 500 Central Avenue, Columbus, Indiana, on Tuesday, May 8, 2012, at 11:00 a.m. Eastern Daylight Saving Time, for the following purposes:

  1.
  to elect the nine nominees named in the attached proxy statement as directors for the ensuing year;

  2.
  to consider an advisory vote on the compensation of our named executive officers;

  3.
  to ratify the appointment of PricewaterhouseCoopers LLP as our auditors for 2012;

  4.
  to approve the Cummins Inc. 2012 Omnibus Incentive Plan;

  5.
  to approve the Cummins Inc. Employee Stock Purchase Plan, as amended;

  6.
  to vote on a proposal to amend our by-laws to allow shareholders who have a 25% net long position in our Common Stock to call special shareholder meetings; and

  7.
  to transact any other business that may properly come before the meeting or any adjournment thereof.

        Only shareholders of our Common Stock of record at the close of business on March 15, 2012 are entitled to notice of and to vote at the meeting.

        If you do not expect to be present in person at the meeting, you are urged to vote your shares by telephone, via the Internet, or by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided.

        You may revoke your proxy card at any time before the voting. Except with respect to shares attributable to accounts held in the Cummins Inc. and Affiliates Retirement and Savings Plans, any shareholders entitled to vote at the annual meeting who attend the meeting will be entitled to cast their votes in person.

MARK J. SIFFERLEN, Secretary
March 27, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE 2012 ANNUAL SHAREHOLDER MEETING TO BE HELD
ON MAY 8, 2012: the Annual Report and Proxy Statement
are available at www.ematerials.com/cmi

 PROXY STATEMENT FOR 2012 ANNUAL SHAREHOLDERS MEETING

        We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2012 Annual Meeting of Shareholders to be held on Tuesday, May 8, 2012, and at any adjournment thereof, which we refer to as our "Annual Meeting." This proxy statement, together with the enclosed proxy card, is first being made available to our shareholders on or about March 27, 2012.

        Holders of our Common Stock of record at the close of business on March 15, 2012 are entitled to vote at the Annual Meeting. On that date there were issued and outstanding [                        ] shares of Common Stock, each of which is entitled to one vote on each matter submitted to a shareholder vote at the Annual Meeting.

        Each share of Common Stock represented by a properly executed and delivered proxy card will be voted at the Annual Meeting in accordance with the instructions indicated on that proxy card, unless such proxy card has been previously revoked. If no instructions are indicated on a signed proxy card, the shares represented by such proxy card will be voted as recommended by our Board.

        A shareholder may revoke his or her proxy card at any time before the Annual Meeting by delivering to our Secretary written notice of such revocation. This notice must include the number of shares for which the proxy card had been given and the name of the shareholder of such shares as it appears on the stock certificate(s), or in book entry form on the records of our stock transfer agent and registrar, Wells Fargo Shareowner Services, evidencing ownership of such shares. In addition, except with respect to shares attributable to accounts held in the Cummins Inc. and Affiliates Retirement and Savings Plans, any shareholder who has executed a proxy card but is present at the Annual Meeting will be entitled to cast his or her vote in person instead of by proxy card, thereby canceling the previously executed proxy card.

        IMPORTANT: If you hold your shares in a brokerage account, you should be aware that, due to New York Stock Exchange, or NYSE, rules, if you do not affirmatively instruct your broker how to vote within 10 days prior to our Annual Meeting, your broker will not be permitted to vote your shares (i) for the election of directors; (ii) on the advisory vote on the compensation of our named executive officers; (iii) on approval of our 2012 Omnibus Incentive Plan; (iv) on approval of our Employee Stock Purchase Plan, as amended; or (v) on the proposal to our amend our by-laws to allow shareholders to call special shareholder meetings. Therefore, you must affirmatively take action to vote your shares at our Annual Meeting. If you do not affirmatively vote your shares, your shares will not be voted (i) for the election of directors; (ii) on the advisory vote on the compensation of our named executive officers; (iii) on approval of our 2012 Omnibus Incentive Plan; (iv) on approval of our Employee Stock Purchase Plan, as amended; or (v) on the proposal to amend our by-laws to allow shareholders to call special shareholder meetings.

 CORPORATE GOVERNANCE

        We have long believed that good corporate governance is important in ensuring that we are managed for the long-term benefit of our shareholders. We continuously review our Board's structure, policies and practices and compare them to those suggested by various authorities in corporate governance and to the practices of other public companies. Our corporate governance principles, charters for each of our Board's Audit, Compensation, and Governance and Nominating Committees, our code of conduct and our by-laws, along with certain other corporate governance documents, are available on our website, www.cummins.com, and are otherwise available in print to any shareholder who requests them from our Secretary.

Independence

        Eight out of our nine directors qualify as independent directors within the meaning of the rules adopted by the Securities and Exchange Commission, or SEC, and the corporate governance standards for companies listed on the NYSE.

        Pursuant to the requirements of the NYSE, our Board has adopted independence standards that meet or exceed the independence standards of the NYSE, including categorical standards to assist the Governance and Nominating Committee and our Board in evaluating the independence of each director. The categorical standards are included in our corporate governance principles, which are available on our website at www.cummins.com. A copy also may be obtained upon written request.

        Following a discussion and applying the standards referenced above, the Governance and Nominating Committee of our Board determined that all directors standing for election, except Mr. N. Thomas Linebarger, our Chief Executive Officer, qualified as independent. Based on the recommendation of the Committee, our full Board approved this conclusion.

Leadership Structure and Risk Oversight

        Our corporate governance principles describe in detail how our Board must conduct its oversight responsibilities in representing and protecting our company's stakeholders. As stated in the principles, our Board does not have a policy on whether or not the roles of our Chief Executive Officer and Chairman should be separate, and, if they are to be separate, whether the Chairman should be selected from our non-employee directors or be an employee director. Currently, our Board believes it is in the best interests of our company for the roles of our Chairman and Chief Executive Officer to be combined and to appoint a Lead Director from among our independent directors. Our Board believes that this leadership structure currently assists our Board in creating a unified vision for our company, streamlines accountability for our performance and facilitates our Board's efficient and effective functioning. Further, our Board believes that Mr. Linebarger, our Chief Executive Officer, is the person best qualified to serve as our Chairman given his history in executive positions with our company and his skills and experience in the industries in which we operate. Alexis M. Herman is our Lead Director. Ms. Herman was selected for this position because of her service on our Board since 2001, her experience as the U.S. Secretary of Labor and her other experiences in leadership positions in the private and public sectors.

        Our Lead Director's responsibilities include:

  •
  Serving as Chairman of the Governance and Nominating Committee;

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  Conferring with the Chairman on Board meeting agendas and meeting schedules;

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  Calling and presiding over executive sessions of independent directors and communicating feedback on executive session to the Chairman;

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  Leading the annual performance reviews of the Chief Executive Officer and the Board;

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  Ensuring that there is open communication between our independent directors and the Chairman and other management members; and

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  Conferring with the Chairman on other issues of corporate importance, as appropriate.

        Our Board and its committees are involved on an ongoing basis in the oversight of our material enterprise-related risks. Our senior management, led by our Chief Executive Officer and Chief Financial Officer in conjunction with other appropriate officers, undertakes a process that identifies, categorizes and analyzes the relative severity and likelihood of the various different types of risks to which we are or may be subject. Depending upon the type of the material identified risks, our Board, Audit Committee, Finance Committee, Compensation Committee and/or Safety, Environment and Technology Committee then receive periodic reports and information directly from our senior management members who have functional responsibility for the management of such risks. These reports identify and assess the different types of enterprise-related risks and address mitigation strategies and plans implemented or proposed for each key risk. Based on the further input of our Chief Executive Officer or Chief Financial Officer as necessary or appropriate, our Board and/or its respective appropriate committee then reviews such information, proposed mitigation strategies and plans, and monitors our progress on mitigating such risks. Our Board and its committees' roles in the oversight process of our identified material risks have not impacted our Board's leadership structure.

Board of Directors and Committees

        Our Board held six meetings during 2011. All of the directors attended 75% or more of the aggregate number of meetings of our Board and the committees on which they served that were held during the periods in which they served. The non-employee members of our Board also met in executive session without management present as part of each regular meeting. Alexis M. Herman, our Lead Director, presided over these sessions.

        Under our corporate governance principles, our Board has established six standing committees. Certain of the principal functions performed by these committees and the members of our Board currently serving on these committees are as follows:

        Audit Committee.    The current members of our Audit Committee are R. K. Herdman (Chairman), R. J. Bernhard, F. R. Chang Diaz, S. B. Dobbs, A. M. Herman and G. R. Nelson. All members are independent directors as defined under our independence criteria, NYSE listing standards and SEC rules. The Audit Committee met eleven times during 2011. Our Board has determined that Mr. Herdman is an "audit committee financial expert" for purposes of the SEC's rules. The Audit Committee reviews our accounting and auditing principles and procedures. The Audit Committee also reviews the scope, timing and fees for our annual audit and the results of audit examinations performed by our internal auditors and independent public accountants, including any recommendations to further improve our system of accounting and internal controls. It also monitors the independence and performance of our external and internal auditors.

        Compensation Committee.    The current members of our Compensation Committee are G. R. Nelson (Chairman), R. K. Herdman, A. M. Herman, W. I. Miller and C. Ware. All members are independent directors as defined under our independence criteria, NYSE listing standards and SEC rules. The Compensation Committee met six times during 2011. The Compensation Committee administers and determines eligibility for, and makes awards under, our incentive plans. The Committee also reviews and evaluates our executive compensation standards and practices, including salaries, bonus distributions, deferred compensation practices and participation in stock purchase plans. It annually establishes and approves the compensation of our Chief Executive Officer following a review of his performance, including input from all of the other independent directors as reported to it by the Governance and Nominating Committee.

        The Compensation Committee initiated a change in compensation consulting support during 2011. Effective May 2011, the Committee ceased its utilization of services from Meridian Compensation Partners LLC, or Meridian, and engaged Farient Advisors LLC, or Farient, as its independent compensation consultant to provide input and advice to the Committee. Farient has been engaged to provide analysis and recommendations on compensation strategy issues; assess our peer group used for comparing performance and pay; benchmark our total compensation levels and mix (by pay component), plan design and policies; test the alignment between performance and pay; benchmark our equity levels; monitor the impact and success of any program changes; provide regular updates on changes impacting compensation and guidance on how to respond; assess any management proposals on the foregoing issues; review our compensation-related disclosures; assist with our annual compensation risk assessment; annually assess and provide advice regarding the views of proxy advisory services and major institutional shareholders on our executive compensation practices; provide analysis and advice relating to say on pay votes; and assist in setting the compensation of our Board.

        Because Farient was engaged in May 2011, consulting support for many of the 2011 pay actions approved in early 2011 and disclosed in this proxy statement was provided by Meridian. Since May 2011, Farient has provided advice and guidance to the Committee on several matters including:

  •
  Compensation for our new Chief Executive Officer beginning in 2012

  •
  2012 compensation for our Named Executive Officers and other officers

        Farient does not provide any other services to our company and was therefore determined by our Committee to be an independent compensation advisor. Farient's role in establishing the compensation of our Named Executive Officers, to the extent material, is addressed under "Executive Compensation—Compensation Discussion and Analysis."

        Our Compensation Committee maintains a formal process to ensure the independence of any executive compensation consultant engaged by the Committee, including consideration of the following factors relevant to independence:

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  The provision of other services to us by the compensation consultant;

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  The amount of fees received from us by the compensation consultant as a percentage of the total revenue of the consultant;

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  The policies and procedures of the compensation consultant that are designed to prevent conflicts of interest;

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  Any business or personal relationship of the compensation consultant with any member of our Compensation Committee; and

        The Committee also:

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  Has final authority to hire or terminate the consultant;

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  May seek additional opinions from other consultants at any time;

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  Reviews and approves annually the consultant's scope of work, both for duties provided to the Committee and for duties provided to management;

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  Approves annually the consultant's fee structure for services rendered, and the Chairman of the Committee reviews and approves actual fees incurred quarterly;

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  Reviews annually structural safeguards to assure the independence of the consultant;

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  Conducts an annual formal review of the consultant's performance; and

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  Is responsible for determining whether, and under what circumstances, the consultant participates in Committee meetings and executive sessions.

        Governance and Nominating Committee.    The current members of our Governance and Nominating Committee are A. M. Herman (Chairman), R. J. Bernhard, F. R. Chang Diaz, S.B. Dobbs, R. K. Herdman, W. I. Miller, G. R. Nelson and C. Ware. All members are independent directors as defined under our independence criteria, NYSE listing standards and SEC rules. The Governance and Nominating Committee met six times during 2011. The Governance and Nominating Committee reviews and makes recommendations to our Board with respect to its membership, size, composition, procedures and organization. The Committee uses its network of contacts to identify potential director candidates, but may also engage, if it deems appropriate, a professional search firm. This Committee will also consider properly submitted shareholder recommendations of nominees for election to our Board. Shareholder recommendations, including biographical information as to the proposed candidate and a statement from the shareholder as to the qualifications and willingness of such person to serve on our Board, must be submitted in writing to our Secretary.

        As required by our corporate governance principles, our Governance and Nominating Committee must recommend director nominees such that our Board is comprised of a substantial majority of independent directors and possesses a variety of experience and background, including those who have substantial experience in the business community, those who have substantial experience outside the business community (such as public, academic or scientific experience), and those who will represent our stakeholders as a whole rather than special interest groups or individual constituencies. In particular, as it considers possible directors, the Committee seeks out candidates who represent the diverse perspectives of all people. As discussed in our corporate governance principles, each director nominee is chosen without regard to gender, race, religion, national origin or sexual orientation. The Committee considers only potential directors who demonstrate the attributes of our core values: integrity, corporate responsibility, diversity, global involvement, innovation and delivering superior results. Each year, the Committee reviews the backgrounds of current and prospective directors to assess the effectiveness of our commitment to ensuring that the Board has the diverse experiences necessary to lead our company and advises the full Board on its progress. As a result, we believe that our Board has been effective in assembling a diverse group of directors as measured by the criteria of gender, race and professional experience.

        Each candidate should have sufficient time available to devote to our affairs and be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of his or her responsibilities including being able to represent the best long-term interests of all of our shareholders. Each candidate also should possess substantial and significant experience that would be of particular importance to us in the performance of his or her duties as a director. The Committee does not intend to alter the manner in which it evaluates candidates, including the foregoing criteria, based on whether or not the candidate was recommended by a shareholder.

        Any shareholder entitled to vote for the election of directors at a meeting may nominate a person or persons for election as directors only if written notice of such shareholder's intent to make such nominations is given, either by personal delivery or by mail, postage prepaid, to the Secretary of our company not later than 160 days in advance of the originally scheduled date of such meeting (provided, however, that if the originally scheduled date of such meeting is earlier than the anniversary of the date of the previous year's annual meeting, such written notice may be so given and received not later than the close of business on the 10th day following the date of the first public disclosure, which may include any public filing by us with the SEC, of the originally scheduled date of such meeting).

        Each notice required by our by-laws must be signed manually or by facsimile by the shareholder of record and must set forth the information required by our by-laws, including (i) the name and address, as they appear on our books, of the shareholder who intends to make the nomination and of any beneficial owner or owners on whose behalf the nomination is made; (ii) a representation that the shareholder is a holder of record of shares of our Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) certain other information regarding the shareholder and its interests in our company; (iv) the name, age, business address and residential address of each nominee proposed in such notice; (v) the principal occupation or employment of each such nominee; (vi) the number of shares of our capital stock that are owned of record or beneficially by each such nominee; (vii) with respect to each nominee for election or reelection to our Board, a completed and signed questionnaire, representation and agreement described in our by-laws; (viii) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by our Board; (ix) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, including all arrangements or understandings pursuant to which the nominations are being made, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or any other person or persons (naming such person or persons), on the other hand; and (x) the written consent of each nominee to serve as a director if so elected.

        The deadline for written notice of a shareholder's intent to make a nomination with respect to the Annual Meeting was the close of business on November 30, 2011, which was 160 days in advance of the Annual Meeting (which is typically held on the second Tuesday of each May). We received no such qualifying nominations before this deadline with respect to the Annual Meeting.

        Committee members annually review the performance of our Chief Executive Officer based upon performance against a work plan, considering both quantitative and qualitative measures. The Committee reports the results of such review to the Compensation Committee. The Committee also monitors meeting attendance of Board members.

        Executive Committee.    The members of our Executive Committee are N. T. Linebarger (Chairman), W. I. Miller and A.M. Herman. Our Executive Committee is authorized to exercise the powers of our Board in the management and direction of our business and affairs during the intervals between meetings of our Board. It also acts upon matters specifically delegated to it by the full Board of Directors. Our Executive Committee did not meet during 2011.

        Finance Committee.    The members of our Finance Committee are W. I. Miller (Chairman), R. J. Bernhard, F. R. Chang Diaz, S. B. Dobbs, R. K. Herdman and C. Ware. Our Finance Committee is authorized to review and advise the company on our financial strategy pertaining to capital structure, creditworthiness, dividend policy, share repurchase policy, and financing requirements. Our Finance Committee met three times during 2011.

        Safety, Environment and Technology Committee.    The members of our Safety, Environment and Technology Committee are R. J. Bernhard (Chairman), F. R. Chang Diaz, S. B. Dobbs, W. I. Miller, G. R. Nelson and C. Ware. This Committee is authorized to assist the Board of Directors in its oversight of safety policies, review environmental and technological strategies, compliance programs and major projects and review public policy developments, strategies and positions taken by us with respect to safety, environmental and technological matters that significantly impact us or our products. It met four times in 2011.

        Communication with the Board of Directors.    Shareholders and other interested parties may communicate with our Board, including our Lead Director and other non-management directors, by sending written communication to the directors c/o our Secretary, 500 Jackson Street, Mail Code 60903, Columbus, Indiana 47201. All such communications will be reviewed by the Secretary or his designee to determine which communications are appropriate to be forwarded to the directors. All communications will be forwarded except those that are related to our products and services, are solicitations or otherwise relate to improper or irrelevant topics as determined in the sole discretion of the Secretary or his designee.

        Our Secretary maintains and provides copies of all such communications received and determined appropriate to be forwarded to the Governance and Nominating Committee in advance of each of its meetings and reports to the Committee on the number and nature of communications that were not determined appropriate to be forwarded.

        We require all of our director nominees standing for election at an annual meeting of shareholders to attend such meeting. All director nominees standing for election at our 2011 Annual Meeting of Shareholders were present in person. We currently expect all director nominees standing for election at the Annual Meeting to be present in person.

 ELECTION OF DIRECTORS
(Items 1 through 9 on the Proxy Card)

        As previously announced, Mr. Theodore M. Solso, who had served as our Chairman and Chief Executive Officer since 2000, retired effective December 31, 2011. Mr. Solso was succeeded as our Chairman and Chief Executive Officer by Mr. N. Thomas Linebarger, who had previously served as our President and Chief Operating Officer, effective January 1, 2012. During Mr. Solso's tenure, our market capitalization grew tenfold and we were recognized for our leadership in areas including emissions reduction technologies and related environmental activities, our financial performance, our corporate responsibility, as well as diversity and human rights issues. During Mr. Solso's tenure, we achieved numerous milestones:

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  Our sales grew from $6.6 billion in 2000 to $18 billion in 2011.

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  From 2000 through 2011, our shareholders enjoyed a total return of 826%. We had two stock splits, four dividend increases and repurchased $1.5 billion worth of our stock.

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  We were among the first to meet the Environmental Protection Agency's rigorous diesel emission standards in 2002, 2007 and 2010, establishing technology and environmental leadership that are the hallmarks of our global products today.

        Mr. Solso was named a top five finalist to Marketwatch's Chief Executive Officer of the Decade in 2010 and to Barron's list of the 30 Most Respected Chief Executive Officers for 2010 and 2011 Our board thanks Mr. Solso for his long and distinguished service.

        As a result of Mr. Solso's retirement, our board now consists of nine directors, all of whom are nominated for reelection at the Annual Meeting to hold office until our 2013 annual meeting of shareholders and until their successors are elected and qualified. Any submitted proxy will be voted in favor of the nominees named below to serve as directors unless the shareholder indicates to the contrary on his or her proxy. All nominees have been previously elected to our Board by our shareholders and have served continuously since the date indicated below.

        Since it is currently anticipated that the Board's nominees for director at the Annual Meeting will be uncontested, each nominee will be elected to a full term only if the nominee receives the "majority vote" of our shareholders. This means that the term of any nominee who does not receive a majority of the votes cast by shareholders will expire no later than 90 days after the Annual Meeting. Receipt by a nominee of the majority of votes cast means that the number of shares voted "for" exceeds the number of votes "against" that nominee. Abstentions and broker non-votes are not counted as a vote either "for" or "against" a nominee. In the event one or more of the nominees named below fails to receive a majority of the votes cast for his or her election, then our Governance and Nominating Committee will promptly consider how to fill such a resulting vacancy on our Board and make a recommendation to our Board. Such recommendation may include the potential reappointment to our Board of the director who failed to receive a majority vote if our Governance and Nominating Committee believes that such a reappointment is in the best interests of our company and our shareholders. Our Board will then act on the Governance and Nominating Committee's recommendation and thereafter publicly disclose its decision regarding how it has decided to fill such vacancy. Any director who has his or her term shortened as a result of not receiving a majority vote will not participate in the Governance and Nominating Committee's recommendation or our Board's decision.

        Our Board expects that each of the nominees will be able to serve as a director if so elected at the Annual Meeting, but if any of them is unable to serve at the time the election occurs, proxies received that have been voted either for such nominee or for all nominees or which contain no voting instructions will be voted for the election of another nominee to be designated by our Board, unless our Board decides to reduce the number of our directors.

 NOMINEES FOR BOARD OF DIRECTORS

        The names of the nominees for directors, together with biographical sketches, including their business experience during the past five years, directorships of other public corporations and their qualifications to serve on our Board are set forth below. Our nominees are listed below in order of their length of service on our Board, beginning first with our employee director and then followed by our independent directors.

        OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES SET FORTH BELOW.

N. THOMAS LINEBARGER – Chairman and Chief Executive Officer, Cummins Inc.

Director since 2009; Age—49

Mr. Linebarger became the Chairman of the Board and Chief Executive Officer of our company on January 1, 2012. Mr. Linebarger was our President and Chief Operating Officer from 2008-2011 after serving as Executive Vice President and President, Power Generation Business from 2003 to 2008 and as Vice President, Chief Financial Officer from 2000 to 2003. From 1998 to 2000, he was our Vice-President, Supply Chain Management, after holding various other positions with us. Mr. Linebarger received a B.S. from Stanford University and a B.A. from Claremont McKenna College in 1986 and M.S. and M.B.A. degrees from Stanford in 1993. He was a director of Pactiv Corporation from 2005 to 2010 and has been a director of Harley-Davidson, Inc. since 2008.

We believe that Mr. Linebarger is well qualified to be a director of our company because of his experience in various senior management positions with our company and his high level of familiarity with our company and our industry.

WILLIAM I. MILLER – President of The Wallace Foundation

Director since 1989; Age—55

In July 2011, Mr. Miller was named President of the Wallace Foundation, a knowledge-focused national philanthropy with a mission of improving learning and enrichment opportunities for disadvantaged children. Mr. Miller was the Chairman of Irwin Management Company, a Columbus, Indiana private investment firm, from 1990 to 2011. From 1990 to 2009, he was Chairman and CEO of Irwin Financial Corporation, a diversified financial services company. On September 18, 2009, Irwin Financial Corporation filed a voluntary petition for relief under Chapter 7 of Title 11 of the United States Code before the United States Bankruptcy Court for the Southern District of Indiana. Mr. Miller is also Chairman of the Board of Tipton Lakes Company (a real estate development firm). Mr. Miller is a director or trustee of the New Perspective Fund, Inc., the New World Fund, Inc. and EuroPacific Growth Fund (all three are in the same mutual fund family).

We believe that Mr. Miller is well qualified to be a director of our company because of his leadership experience, his experience in business and financial matters, and his over 20 years of service as a director of Cummins.

ALEXIS M. HERMAN – Chairman and Chief Executive Officer of New Ventures, LLC

Director since 2001; Age—64

Ms. Herman serves as Chair and Chief Executive Officer of New Ventures LLC, a corporate consulting company, and has held these positions since 2001. She serves as Chair of the Business Advisory Board of Sodexho, Inc., an integrated food and facilities management services company, and as Chair of Toyota Motor Corporation's North American Diversity Advisory Board. From 1997 to 2001, she served as U.S. Secretary of Labor. She has also been a director of The Coca Cola Company since 2007, Entergy Corporation since 2003, and MGM Mirage since 2002. Her non-profit board affiliations include Trustee of the National Urban League and George Meany National Labor College. In addition, Ms. Herman is a member of the board of directors of the Clinton Bush Haiti Fund.

We believe that Ms. Herman is well qualified to be a director of our company and our Lead Director because of her experience as the U.S. Secretary of Labor and her other experiences in leadership positions in the private and public sectors.

GEORGIA R. NELSON – President and Chief Executive Officer of PTI Resources, LLC

Director since 2004; Age—62

Ms. Nelson became President and Chief Executive Officer of PTI Resources, LLC, an independent consulting firm, in 2005. Prior to this role, Ms. Nelson retired in 2005 from Edison International, where she had been President of Midwest Generation EME, LLC since 1999 and General Manager of Edison Mission Energy Americas since 2002. Her business responsibilities have included management of regulated and unregulated power operations and a large energy trading subsidiary as well as the construction and operation of power generation projects worldwide. She has had extensive experience in international business negotiations, environmental policy matters and human resources. She has served as a director of Ball Corporation since 2006 and CH2M Hill since May 2010. She was a director of Tower Automotive from 2001 to 2007 and Nicor Inc. from 2005-2011. She has been a member of the Executive Committee of the National Coal Council since 2000 and served as Chairman from 2006-2008. She serves on the advisory committee of the Center for Executive Women at Northwestern University. Ms. Nelson is also a frequent lecturer at Northwestern University's Kellogg Graduate School of Management on topics related to leadership and corporate governance. Ms. Nelson was named a 2011 National Association of Corporate Directors (NACD) Board Leadership Fellow.

We believe that Ms. Nelson is well qualified to be a director of our company because of her leadership roles in the power generation business and her experience in general operations, human resources and environmental and technical matters.

CARL WARE – Retired from The Coca-Cola Company

Director since 2004; Age—68

Mr. Ware retired from The Coca-Cola Company in 2003 as Executive Vice President, Public Affairs and Administration following a 28-year career holding positions of increasing responsibility. From 1993 to 2000, Mr. Ware served as President and Chief Operating Officer of Coke's Africa Group. He was elected to the Atlanta City Council in 1973 and served as President of the City Council until 1979. From 1970 to 1973, he served the Atlanta Housing Authority as Director of Family and Community Services and Deputy Director of Urban Redevelopment. He has served as a director of Chevron Corporation since 2001 and as a director of Coca-Cola Bottling Co. Consolidated since 2000. He also serves as a director of PGA Tour Golf Course Properties, and the Atlanta Falcons.

We believe that Mr. Ware is well qualified to be a director of our company because of his experience in leadership roles in publicly traded companies and the public sector and his international business experience.

ROBERT K. HERDMAN – Managing Director of Kalorama Partners LLC

Director since 2008; Age—63

Mr. Herdman has been Managing Director of Kalorama Partners LLC, a Washington, D.C. consulting firm specializing in providing advice regarding corporate governance, risk assessment, crisis management and related matters since 2004. He was the Chief Accountant of the SEC from October 2001 to November 2002 prior to joining Kalorama. Prior to joining the SEC, he was Ernst & Young's Vice Chairman of Professional Practice for its Assurance and Advisory Business Services (AABS) practice in the Americas and the Global Director of AABS Professional Practice for Ernst & Young International. Since 2011, he has been a member of the Board of Directors and has chaired the Audit Committee of WPX Energy, Inc. He has been a member of the Board of Directors and has chaired the Audit Committee of HSBC Finance Corporation (since 2004), the Audit Committee of HSBC North America Holdings, Inc. (since 2005) and the Audit Committee of HSBC USA, Inc. (since 2010). These HSBC entities belong to a single controlled group of corporations and their Boards of Directors and Audit Committees conduct their meetings simultaneously with identical membership. Mr. Herdman also served as a director of Westwood One, Inc. in 2005-2006.

We believe that Mr. Herdman is well qualified to be a director of our company because of his background as the Chief Accountant of the SEC and his professional experiences and accomplishments.

ROBERT J. BERNHARD – Vice President for Research and Professor in the Department of Aerospace and Mechanical Engineering, University of Notre Dame

Director since 2008; Age—59

Mr. Bernhard joined the University of Notre Dame in 2007 and prior to that was Associate Vice President for Research at Purdue University since 2004. He also held Assistant, Associate and full Professor positions at Purdue University, where he remains an Adjunct Professor. He was Director of the Ray W. Herrick Laboratories at Purdue's School of Mechanical Engineering from 1994 to 2005. Mr. Bernhard is also a Professional Engineer and earned a B.S.M.E. and Ph.D., E.M. from Iowa State University in 1973 and 1982, and an M.S.M.E. from the University of Maryland in 1976. He is currently Secretary General of the International Institute of Noise Control Engineering (I-INCE), and is also a member of the Board of Directors of the INCE Foundation.

We believe that Mr. Bernhard is well qualified to be a director of our company because of his experience and expertise as a mechanical engineer, teacher and researcher in the field of mechanical engineering, which is integral to our industry, and his international experience with technology and research.

DR. FRANKLIN R. CHANG DIAZ – Founder, Chairman and Chief Executive Officer of Ad Astra Rocket Company

Director since 2009; Age—62

Dr. Chang Diaz is Chairman and Chief Executive Officer of Ad Astra Rocket Company, a U.S. spaceflight engineering company based in Houston, Texas and dedicated to the development of advanced plasma rocket propulsion technology. Dr. Chang Diaz founded Ad Astra in 2005 following his retirement from NASA after a 25-year career during which he flew seven space missions and logged over 1,600 hours in space. In 1994, Dr. Chang Diaz founded and directed NASA's Advanced Space Propulsion Laboratory at the Johnson Space Center where he managed a multicenter research team developing new plasma rocket technology. Dr. Chang Diaz is a dual citizen of Costa Rica and the United States. As part of his involvement in Costa Rica's development, Dr. Chang Diaz currently leads the implementation of the "Strategy for the XXI Century," a plan to transform Costa Rica into a fully developed nation by the year 2050. Dr. Chang Diaz received the Liberty Medal in 1986 from President Ronald Reagan and is a four time recipient of NASA's Distinguished Service Medal, the agency's highest honor. Dr. Chang Diaz also serves as an Adjunct Professor of Physics at Rice University and the University of Houston.

We believe that Dr. Chang Diaz is well qualified to be a director of our company because of his scientific accomplishments, his leadership of an engineering company, his professional and personal achievements and his knowledge of Latin America.

STEPHEN B. DOBBS – Senior Group President at Fluor Corporation

Director since 2010; Age—55

Mr. Dobbs is Senior Group President over Fluor Corporation's Industrial and Infrastructure Group responsible for a wide diversity of the markets the company serves, including infrastructure, telecommunications, mining, transportation, life sciences, heavy manufacturing, advanced technology, microelectronics, commercial, institutional, health care, water and alternative power. Mr. Dobbs has served Fluor in numerous U.S. and international locations including Southern Africa, Europe and China. He is an industry recognized expert in project finance in Europe and the United States, particularly public private partnerships and private finance initiatives.

Mr. Dobbs earned his doctorate in engineering from Texas A&M University and holds two undergraduate degrees in nuclear engineering, also from Texas A&M. He serves on the World Economic Forum's Global Agenda Council on Geopolitical Risk as well as the Governor's Business Council for the State of Texas. He serves as a director of the U.S. China Business Council.
We believe that Mr. Dobbs is well qualified to be a director of our company because of his experience in leadership roles at Fluor, his technical background and his international business experience.

 COMPENSATION RISK ASSESSMENT

        In December 2011, our Compensation Committee conducted its annual risk assessment of our compensation policies and practices covering all employees. After a thorough review and assessment of potential risks, our Compensation Committee evaluated the levels of risk-taking that could be potentially encouraged by each of our compensation arrangements, taking into account the arrangements' risk-mitigation features, to determine whether they are appropriate in the context of our strategic plan and annual budget, our overall compensation arrangements, our objectives for our compensation arrangements and our company's overall risk profile. Risk-mitigation features identified by our Compensation Committee included the following:

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  Pay Mix—Our executive compensation program is weighted towards incentives, but salaries are targeted at median, mitigating the need to take significant risks to earn average compensation. Because our program is weighted towards long-term incentive compensation, the interests of our executives are well-aligned with those of our shareholders, driving long-term shareholder value.

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  Performance Measurement System—The performance goals under our annual bonus and long-term incentive plans are based upon budgeted levels that are reviewed and approved by our Board and that we believe are attainable at their targeted levels without the need to (i) take inappropriate risks; (ii) take actions that would violate our Code of Conduct; or (iii) make material changes to our long-term business strategy or our methods of management or operation. Our incentive goals are set at competitive levels which require stretch performance but are achievable. Additionally, our annual bonus plan and performance share and performance cash performance goals are capped at 120% of target, reducing the risk of actions being taken that increase short-term profit at the expense of long-term value creation. Similarly, our annual bonus plan, performance share and performance cash payouts are capped at 200% of target, helping to control further the level of risk taken in the short-term at the expense of the long-term.

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  Time Horizon—Our long-term incentive plan awards are based on a three-year performance period, which encourages our employees to focus on sustained growth of our company over the long term, rather than taking short-term risks. Our 10-year option term also encourages our employees to focus on longer-term stock price appreciation.

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  Clawback Policy—Amounts paid to any officer under our annual bonus and long-term incentive compensation plans are subject to "clawback" recovery in the event of a material restatement of our financial statements resulting from the fraudulent actions of the officer.

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  Other Risk Mitigators—We pay incentive compensation only after our audited financial results are complete and the Compensation Committee has certified our performance results for the annual bonus plan and performance share payouts as well as the associated incentive awards. The Committee's certification happens only after the Board has reviewed our annual financial results. Additionally, we have stock ownership guidelines for all of our officers that align the interests of our officers with the interests of our shareholders. Officers may not sell any shares until their individual ownership requirements have been satisfied.

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  Governance and Internal Controls—In measuring our financial performance under our annual bonus plan, our Compensation Committee has discretion to exclude certain items from operating performance measures that result from decisions made at the corporate level, such as acquisitions, divestitures, or joint venture formations in the initial year if we did not anticipate them at the time targets were established, pension plan contributions above required levels, and certain other unanticipated matters. Our Compensation Committee also may exclude certain corporate expense allocations from individual operating segment performance calculations. We believe that allowing these exclusions lessens the risk that our executives would otherwise be encouraged to take actions with respect to such items based on the effect the actions might have on incentive compensation, rather than based on the actions' merits and impact on achieving our long-term goals and objectives.

        As a result of its review, our Compensation Committee concluded that Cummins has a balanced pay and performance executive compensation system that does not drive excessive financial risk-taking. We believe that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

 EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        Our Compensation Discussion and Analysis, or CD&A, provides detailed information about compensation programs for five of our executive officers, whom we refer to as our "Named Executive Officers." Our Named Executive Officers for 2011 were Mr. Solso, who served as our Chairman and Chief Executive Officer, until December 31, 2011; Mr. Linebarger, who served as our President and Chief Operating Officer until December 31, 2011 and who succeeded Mr. Solso as our Chairman and Chief Executive Officer effective January 1, 2012; Mr. P.J. Ward, our Vice President and Chief Financial Officer; Mr. R. J. Freeland, our Vice President and President—Engine Business; and Ms. P. Carter, our Vice President and President—Distribution Business.

        The sections of this CD&A that immediately follow focus principally on 2011 compensation matters. Thereafter, we have included a separate section of this CD&A that focuses on key decisions and changes made with respect to compensation matters affecting 2012 and subsequent years.

        We have designed our executive compensation programs to support our overall performance goals. Our compensation programs are based on the principle of "pay for performance," which means the level of compensation received by executives should be closely tied to our corporate financial and stock performance.

        The Compensation Committee reviews our executive compensation programs on a regular basis, and has structured the programs to consist of three principal elements: base salary, annual bonus and long-term incentive compensation. We refer to these three elements as "total direct compensation." We also provide to our officers, as part of a competitive compensation package, limited post-employment benefits and perquisites, and we have continued to provide programs and plan design features to further align the interests of our officers with the interests of our shareholders, including mandatory stock ownership requirements, clawbacks, and vesting of stock options following an executive's normal retirement date. We generally target all of our compensation elements at the median level of a large group of U.S. manufacturing companies.

  Objectives and Principles of our Executive Compensation Program

        We have designed our executive compensation program to attract, motivate, focus and retain employees with the skills required to achieve our performance goals in a competitive global business environment. Our program is designed to reflect each individual's contribution to our corporate performance, while striking an appropriate balance between short-term and longer-term corporate performance. While the specific elements of executive compensation vary from time to time, our executive compensation program's overriding focus is on the principle of pay for performance, as we define it, both in program design and in the specific awards.

        In addition, we consider the following principles when designing and implementing compensation programs for our officers:

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  Our executives' target total direct compensation opportunity should be at the median of the compensation range payable to similarly situated executives at U.S.-headquartered manufacturing companies with comparable job scope and size-when our financial performance meets certain Board-approved targets. The Compensation Committee benchmarks these targets against the relative performance of other similar companies.

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  Our programs are designed to provide a competitive compensation "opportunity" for our executives. We believe that our executives should be compensated well when our company performs well and that their total direct compensation should vary in relation to our corporate performance, relative to our internal goals.

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  There should be a balance between annual and longer-term elements of compensation.

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  The more senior a person's position, the more his or her compensation should be "at risk," meaning dependent on our corporate and stock price performance.

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  Our stock should be an important part of our executive compensation programs in order to link our management's compensation with our shareholders' returns. The greater the level of responsibility of the person, the more his or her compensation should be stock-based.

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  Our compensation programs should support retention of our experienced executives and achievement of our leadership succession plans.

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  Our executive compensation system should be transparent to our investors and employees and should be simple and easy to understand.

Achieving the Performance-Based Principle

        To illustrate how our executive compensation program achieves the objectives described above, set forth below are the percentages for each of the three elements that make up the target total direct compensation opportunity provided in 2011 to our then current Chief Executive Officer, to our then current President and Chief Operating Officer (who is now our Chief Executive Officer), and our other Named Executive Officers as a group.

		At Risk Based on Performance:
	Base Salary	Target Annual Bonus	Target Long-Term Incentive Compensation
T. M. Solso	12%	14%	74%
N. Thomas Linebarger	18%	18%	64%
Other Named Executive Officers as a Group	20% – 21%	15% – 16%	62% – 64%

        We believe that our executive compensation aligned well with the objectives of our programs and our corporate performance in 2011, driven by these factors:

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  Our total net sales grew to over $18 billion, an increase of 36 percent year-over-year and up 67 percent over the last two years.

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  Net income attributable to Cummins was a record $1.85 billion compared to $1 billion in 2010.

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  Our cash flow from operations totaled $2.1 billion, driven by both our strong earnings results and improvement in our working capital efficiency, allowing us to continue to fund our investments in future growth while increasing returns to shareholders.

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  We continued our efforts to return value to our shareholders in 2011, increasing our dividend 52 percent and repurchasing 6.4 million shares during the year.

        The following graphs show the strong direct relationship between our corporate financial performance and our executive compensation levels by comparing the relationship over the past five years of our (i) average total shareholder return (three-year rolling average, on a dividend reinvested basis), or TSR;

(ii) return on average net assets, or ROANA; (iii) return on equity, or ROE; and (iv) average annual total compensation for our Named Executive Officers, or Avg TC:

Link Between Financial Performance and Executive Compensation

Note: The "Avg TC" values in these graphs for 2009-2011 reflect the averages of the total compensation values for our Named Executive Officers as reported in the Summary Compensation Table of this proxy statement. The "Avg TC" values shown in these graphs for 2007 and 2008 reflect the averages of the total compensation values for the Named Executive Officers as reported in the Summary Compensation Tables of the 2007 and 2008 proxy statements, respectively.

Other Highlights of Our Executive Compensation Programs

        We continually review best practices in the area of executive compensation and have revised our compensation policies and practices in the last two years to:

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  Eliminate tax gross-ups for excise taxes that may be imposed on payments to our executive officers in connection with a change in control.

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  Impose a "double trigger" requirement for accelerated vesting of our executive officers' equity grants upon a change in control in which the grants are assumed or replaced so that, in addition to the change in control occurring, the executive officer's employment must be terminated by us without cause or by the executive officer with good reason in order for his or her unvested equity to become vested on an accelerated basis. This change is effective for all equity grants made in 2012 and future years.

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  Modify the benefits payable to our executive officers upon a change in control and termination of employment. The cash severance amount for our executive officers other than the CEO was changed from three to two years' base salary and from three to two annual bonus payments, calculated at a 1.0 payout factor (in addition to the full vesting of certain insurance and retirement benefits and the continuation for the two-year severance period of certain other benefits). For the CEO, the cash severance amount remains equal to three years' base salary and three annual bonus payments calculated at a 1.0 payout factor (in addition to the full vesting of certain insurance and retirement benefits and the continuation for the three-year severance period of certain other benefits).

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  Increase the length of the performance period for our long-term incentive performance cash and performance shares from two years to three years to incentivize sustained corporate financial performance over a longer period.

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  Increase the percentage of our long-term incentive compensation allocated to equity.

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  Eliminate tax gross-ups on all perquisites.

        Our executive compensation arrangements include other features considered best practices, such as the following:

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  Benefits under our change in control arrangements with our executive officers, other than equity awards granted in 2011 or earlier years, are all subject to a "double trigger" rather than a "single trigger" (i.e., in addition to the change in control occurring, the executive officer's employment must be terminated by us without cause or by the executive officer with good reason in order for him or her to receive any benefits under the arrangement). As described above, equity grants made in 2012 and future years are also subject to a double trigger upon change in control.

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  We do not permit backdating or repricing of stock options.

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  We monitor our pay practices to help confirm that they do not encourage excessive risk taking.

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  We use multiple components under our long-term incentive compensation program (performance cash awards, performance share awards and stock option awards) to address the motivational concerns associated with a singular focus on any one form of incentive compensation.

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  We use different performance measures in our short- and long-term incentive compensation plans to ensure a balanced focus on returns, as well as growth and profitability, which are inherent in our return measures. In addition, we believe that our return measures correlate to shareholder value creation over the long term.

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  For those executives with responsibility for supervising the operations of one of our operating segments, the balance of corporate and business unit weighting in incentive plans encourages those executives to focus on overall corporate performance as well as business unit performance in order to prevent actions that may improve business unit performance and maximize awards but harm our overall financial health.

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  We set clear financial goals that we believe are challenging, competitive and enhance shareholder value over time.

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  We have capped payouts under our annual bonus and long-term incentive compensation plans at 200% of the target awards.

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  We have adopted a compensation recoupment, or "clawback," policy in our corporate governance principles providing that, if any of our financial statements are required to be materially restated resulting from the fraudulent actions of any officer, our Board may direct that we recover all or a portion of any award or any past or future compensation other than base salary from any such officer with respect to any year for which our financial results are adversely affected by such restatement.

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  We require executive officers to maintain certain stock ownership levels and prohibit them from engaging in forms of hedging or similar types of transactions with respect to our stock.

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  We do not have separate employment contracts with our executive officers.

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  We identify a peer group to use for benchmarking compensation levels and target setting.

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  We do not guarantee salary increases, bonuses or equity grants for our executive officers and we do not provide discretionary bonuses to our Named Executive Officers.

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  Our Compensation Committee benefits from the use of an outside, independent compensation consultant.

2011 Executive Compensation Matters

Explanation of Executive Compensation Program Changes Starting in 2011

        Beginning in 2011, we increased the length of the performance period for our long-term incentive performance cash and performance shares from two years to three years to incentivize sustained corporate financial performance over a longer period. We continue to use ROE as the performance measure to determine the level of payouts under our performance cash and performance share awards.

        We also increased the equity component of our long-term incentive compensation elements beginning in 2011. Previously, the cash and equity portion of our long-term incentive awards were split equally. The new mix of elements is performance cash (34%), performance shares (33%), and stock options (33%). We believed it was appropriate to change our long-term incentive compensation plan for our leaders so that their interests are increasingly aligned with our longer-term strategy and the interests of our shareholders who want us to achieve both our short-term targets and deliver sustainable profitable growth over the long term. We believe these changes provide a good balance between rewards for achievement of our annual ROANA-based bonus plan and our longer-term three-year ROE-based incentive plan.

2011 Peer Group

        For purposes of determining various 2011 executive compensation levels for our Named Executive Officers, we compared base salaries, annual bonus targets and long-term incentive compensation targets against the median levels of such compensation elements at a customized peer group of 17 similarly situated companies, as well as against broad manufacturing industry survey data. The following companies were included in our customized 2011 peer group:

  Borg Warner Incorporated
  Caterpillar Incorporated
  Daimler AG
  Danaher Corporation
  Deere and Company
  Donaldson Company Incorporated
  Eaton Corporation
  Emerson Electric Company
  Honeywell International Incorporated
  Illinois Tool Works
  Ingersoll-Rand PLC
  Navistar International Corporation
  Paccar Incorporated
  Parker-Hannifin Corporation
  Textron Incorporated
  Volvo AB
  W. W. Grainger, Inc.

        This 2011 peer group was selected based on industry, reputation, revenue size, investor comparisons and competition for customers and talent. We continue to reference this peer group in determining 2012 compensation levels, while also utilizing a broader survey base of major U.S. manufacturing companies, as described below.

Benchmarking Compensation Elements for 2011

        In determining compensation for 2011, we used both aggregated survey information that had been provided by AonHewitt, as well as selected 2011 peer group data, to determine competitive levels of pay. The aggregated survey information included 207 U.S. manufacturing corporations. The companies in the database had annual sales volumes ranging from $266 million to $156 billion, with average sales of $11 billion. We refer to the companies in the database as "similarly sized U.S. manufacturing companies."

        We believed that using both a broader survey base of major U.S. manufacturing companies, as well as our selected peer group, provided a reasonable and useful measure of comparable market compensation. The market compensation data is size-adjusted to reflect the specific scope, primarily revenue responsibility, for each position. For example, we used our total revenues to calculate the market median compensation levels for officers who have overall responsibility relating to our entire company, while we used the sales for an operating segment for officers responsible for that business.

        Generally speaking, in determining compensation for our executive officers in 2011, we compared the total direct compensation of each of our officer positions to the compensation paid to similar positions among similarly sized U.S. manufacturing companies in AonHewitt's survey database, as well as against selected 2011 peer group data, using regression analysis to calculate the target median levels of base salary, targeted annual bonus participation, and targeted long-term incentive compensation value for scope of responsibility for each position. The Compensation Committee also considers other factors beyond market and 2011 peer group data when determining compensation. These factors include experience, tenure, potential, internal equity and performance. The Compensation Committee believes that all of the Named Executive Officer's compensation packages are in the median range of the competitive market.

Annual Bonus

        ROANA performance targets established for our 2011 annual bonus plan reflected the targets set in our 2011 annual operating plan, which we refer to as our "AOP," as approved by our Board. For our 2011 annual bonus plan, target ROANA was 30.70%, which was based on target EBIT of $2.108 billion. The Compensation Committee considered the performance of similarly sized U.S. manufacturing companies, including those in our 2011 peer group, in setting these targets.

Long-Term Incentive Compensation

        Beginning with grants for 2011, the Compensation Committee decided that our long-term incentive compensation should be equally balanced among each of the three compensation elements of our long-term grants. As a result, for 2011, two-thirds of the targeted value of our long-term grants consisted of stock-based awards (one-third performance shares and one-third stock options) and one-third consisted of performance-based cash awards. Our Committee believed this reallocation, particularly when coupled with the 10-year term of our stock option grants, would help to further increase the linkage of the compensation of our Named Executive Officers and other plan participants to our share performance over time.

        Historically, the performance cash and performance share elements of our long-term grants were tied to two-year performance cycles. In 2011, however, we transitioned these long-term grants to three-year performance cycles. Our Compensation Committee made this change in order to further link our long-term incentive compensation to a longer sustained period of our corporate performance and to further incentivize our officers to make decisions that benefit our company and its shareholders over a longer-term horizon. We believe these changes are consistent with evolving best practices, including the practices of many of our 2011 peer group companies.

        For 2011, our Named Executive Officers received a transition cash award based on our two-year ROE performance in addition to their long-term grant. This award was designed to ensure consistency of award levels during the transition from a two-year to three-year performance period.

        The table below summarizes the ROE targets and performance for the 2011-2012 transition award and 2011-2013 award cycle.

Award Cycle (Performance Period)	ROE Target for 1.0 Payout	Actual ROE Achieved	Payout Factor
2011-2012 Transition Award	21.65%	ROE calculated at the end of the 2011-2012 performance period for payout in 2013	TBD
2011-2013	21.10%	ROE calculated at the end of the 2011-2013 performance period for payout in 2014	TBD

        Our stock-based grants to our Named Executive Officers were split 50/50 between performance shares and stock options in 2011. Our Compensation Committee believes this 50/50 split provides a balanced time horizon with our performance share awards being earned after a three-year performance period and our options having a 10-year term, vesting after the first two years.

        Effective with the 2011-2013 long-term grants of performance shares, we eliminated the one-year restriction period on vested performance shares that had applied to earlier grants with two-year performance periods to reflect the change to a three-year performance period.

Advisory Shareholder Vote on our Executive Compensation in 2011

        In May 2011 (after the 2011 executive compensation actions described above had taken place), we held our first advisory shareholder vote to approve the compensation of our Named Executive Officers at our annual shareholders' meeting, and, consistent with the recommendation of our Board, our shareholders voted in favor of our executive compensation, with approximately 90% of votes cast in favor and approximately 10% of votes cast against. Consistent with this strong vote of shareholder approval, we have not undertaken any material changes to our executive compensation programs in 2012 in response to the outcome of the vote. In keeping with the recommendation of our Board, our shareholders also expressed a preference that future advisory shareholder votes to approve the compensation of our Named Executive Officers be held on an annual basis and, as previously disclosed, our Board determined to hold an advisory vote to approve the compensation of the Named Executive Officers every year.

Retirement of Mr. Solso

        Mr. Solso retired effective as of December 31, 2011, and was succeeded as Chairman and Chief Executive Officer by Mr. Linebarger. In connection with Mr. Solso's retirement, to appropriately reward Mr. Solso for his service to our company and maintain his connection to our financial performance for a number of years following his retirement, Mr. Solso will receive prorated portions of the earned amounts of his long-term performance cash awards for the 2011-2013 and 2011-2012 award cycles and his performance shares for the 2011-2013 award cycle. These amounts will be payable on the normal payout schedule based on the actual payout factors. Accordingly, the actual amounts that Mr. Solso will receive under these awards are entirely dependent on our performance against the applicable performance metrics. Mr. Solso's stock options automatically vested upon his retirement in accordance with their terms; the options will have a five-year post-retirement term.

Overview of How our Executive Compensation is Determined

        Our Compensation Committee regularly reviews all elements of our executive compensation program and makes changes it deems appropriate from time to time. These reviews include general comparisons against market data and analysis prepared by the Compensation Committee's executive compensation consultant, Farient Advisors LLC, or Farient, including the following market practices:

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  Executive compensation policies and practices

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  Competitive pay objectives

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  Base salaries

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  Annual bonus plans, including performance measures, performance targets and plan leverage

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  Long term incentive strategy and grants, including the mix of elements, as well as performance measures, performance targets and plan leverage for the performance share and performance cash components

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  Stock ownership guidelines

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  Executive perquisites, including personal use of company aircraft

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  Executive benefits and protection policies, including severance practices for officers, supplemental retirement plans, deferred compensation plans and change in control compensation protection programs

        The Compensation Committee has the flexibility to establish performance measures and goals annually that are deemed appropriate to help achieve our business strategy and objectives. The Compensation Committee periodically benchmarks our targets against the performance of other similar companies. The Compensation Committee may also determine to exclude the effects of certain operating performance measures which result from decisions made at the corporate level, such as acquisitions, divestitures, or joint venture formations in the initial year, if such events were not anticipated at the time targets were initially established, pension plan contributions above required levels, and convertible debt. Certain corporate expense allocations may also be excluded from the individual operating segment performance calculations. No adjustments were made for such events in determining 2011 executive compensation amounts.

Determination of Our Chief Executive Officer's Compensation

        On an annual basis, our Chief Executive Officer discusses his priorities and objectives with respect to our company's and our management team's goals with our Governance and Nominating Committee. The Governance and Nominating Committee formally reviews our Chief Executive Officer's performance annually. This review is based on our Chief Executive Officer's performance against specific objectives, which include the progress made by our company in implementing its business strategy and achieving its business objectives, both short-term and long-term. This review, which is reported in detail to the Compensation Committee, considers both quantitative and qualitative performance matters and is a key factor that the Compensation Committee uses in setting our Chief Executive Officer's compensation for the coming year. Specific business objectives and goals that were part of our Chief Executive Officer's performance review for 2011 included the financial performance of our company, progress towards achieving our company's long-term strategic objectives and the development of key leadership talent.

        The Compensation Committee meets in executive session to determine the compensation of our Chief Executive Officer. In this discussion, the Compensation Committee has access to data and advice from its consultant. Members of management do not make any recommendations regarding the compensation of our Chief Executive Officer. The Compensation Committee Chair presents the Compensation Committee's decisions on the compensation for our Chief Executive Officer to the Governance and Nominating Committee and the Board for their information.

Role of Our Officers in Setting Compensation for Other Officers

        Members of our senior management, including our Named Executive Officers, recommend compensation actions to our Chief Executive Officer for officers in the areas for which they are responsible (but not with respect to their own compensation). Taking these recommendations into consideration, our Chief Executive Officer then makes recommendations to our Compensation Committee regarding each officer. Our senior management and our Chief Executive Officer base these recommendations on assessments of individual performance and potential to assume greater responsibility, as well as market survey data for similarly sized U.S. manufacturing companies. Our Chief Executive Officer discusses the recommendations and performance of the officers with the Compensation Committee. The Compensation Committee reviews our Chief Executive Officer's recommendations, may make modifications based on the market data and a discussion of individual and corporate performance, and then makes the final decisions regarding each officer's total targeted compensation, and its respective elements, for the upcoming year. Our officer compensation review occurs annually at the February Compensation Committee meeting since this is the first Compensation Committee meeting after our prior year-end and provides the earliest opportunity to review and assess individual and corporate performance for the previous year. As part of its review process, the Compensation Committee has access to the advice and input of its independent compensation consultant, Farient.

Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the "Code," limits the corporate tax deduction to $1 million for compensation paid annually to any one of our Named Executive Officers (other than our Chief Financial Officer), unless the compensation meets certain requirements to qualify as performance based compensation. It is generally our intention to qualify payments under our Senior Executive Bonus Plan and Senior Executive Longer-Term Performance Plan for tax deductibility under Section 162(m). Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, however, no assurance can be given, notwithstanding our intentions, that compensation intended to satisfy the requirements for deductibility under Section 162(m) will do so. Grants of stock options under our 2003 Stock Incentive Plan do not currently qualify for tax deductibility in excess of the $1million limitation as they do not meet the performance-based exemption under Section 162(m).

        At the Annual Meeting, we are seeking approval of a new incentive plan, called the Cummins Inc. 2012 Omnibus Incentive Plan. As described further below, we intend for the Plan, if approved, to permit payments under our Senior Executive Bonus Plan and Senior Executive Longer-Term Performance Plan, as well as grants of stock options thereunder, to qualify for tax deductibility as performance based compensation under Section 162(m).

        The Compensation Committee reserves the right to provide compensation that does not qualify as performance based compensation under Section 162(m) to the extent it believes such compensation is necessary to continue to provide competitive arrangements intended to attract and retain, and provide appropriate incentives to, qualified officers and other key employees.

        As explained below, we have historically targeted the base salaries of our Named Executive Officers at the median range of base salaries of similarly situated executives at similarly sized U.S. manufacturing companies. The Compensation Committee intends to continue this policy notwithstanding the provisions of Section 162(m). As a result of the foregoing, the portion of our Chief Executive Officer's base salary that exceeded $1 million in 2011, as well as any other compensation paid to our Named Executive Officers (other than our Chief Financial Officer) in excess of $1 million that was not performance based within the meaning of Section 162(m), will not qualify for tax deductibility under Section 162(m).

Compensation Program Elements

        Our executive compensation program consists of three principal elements: base salary, annual bonus opportunities and long-term incentive compensation opportunities. In total, these elements are designed to fulfill our basic goals of linking pay to performance, as we define it, and paying competitively. All officers participate in each element of the program, but in varying degrees.

Base Salary

        We review the base salary of our officers annually. We target our officers' base salary to be at the median range of base salaries of similarly situated executives of similarly sized U.S. manufacturing companies. The Compensation Committee also considers other factors beyond market and 2011 peer group data when determining salaries. These factors include experience, tenure, potential, internal equity and performance. This may result in an individual's base salary being set above or below the median range. The Compensation Committee believes that all of the Named Executive Officer's salaries are in the median range of the competitive market.

        In 2011, the Compensation Committee determined an appropriate adjustment to the base salary of Mr. Linebarger, in connection with his appointment to the position of Chairman and Chief Executive Officer. Effective, January 1, 2012, the Compensation Committee increased his base salary to an annual rate of $1,125,000.

Annual Bonus

        We design annual bonus opportunities for our executives to link executive pay to our annual financial performance. Annual bonus payouts are equal to an executive's annual base salary, multiplied by the participation percentage of base salary assigned to the executive's position and then further multiplied by a payout factor based on our company's actual financial performance against our ROANA goal for that year. For those executives with responsibility for supervising the operations of one of our operating segments, 50% of their annual bonus is based upon the ROANA performance of their respective specific operating unit and 50% of their bonus is based upon the payout factor for our consolidated corporate performance. There is no discretionary element to computing annual bonuses.

        For example:

$550,000	Annual Base Salary
× 60%	Participation Percentage
× 0.8	Payout Factor based on Company performance versus the incentive goal

$264,000	Annual Bonus

        Each Named Executive Officer's participation rate is set as a percentage of his or her annual base salary. Participation rates are based on the same survey group data as base salaries and are set at the median of the range for similarly situated executives at similarly sized U.S. manufacturing companies. Our Named Executive Officers' participation rates for 2011, expressed as a percentage of their respective 2011 base salaries, were:

T. M. Solso	125%
T. Linebarger(1)	100%
P. J. Ward	75%
R. J. Freeland	75%
P. Carter	75%

(1)
In connection with Mr. Linebarger's appointment to the position of Chairman and Chief Executive Officer, the Compensation Committee determined that his bonus plan participation rate for 2012 would be set at 125% of his 2012 base salary.

        The payout factor is calculated based on a formula annually approved by the Compensation Committee. For purposes of determining the payout factor, we measure our corporate performance based on our annual ROANA. We have selected ROANA as the sole performance measure under our annual bonus program because we believe it appropriately balances our profitability and the management of our assets, and also is an important element underlying our share value.

        ROANA, for compensation purposes is calculated as follows:

  The numerator is Segment Earnings Before Interest and Tax, or EBIT, which is defined as each respective operating segment's direct earnings before interest expense, provisions for income taxes and non-controlling interests in earnings of consolidated subsidiaries and consideration of any corporate expense allocations. The denominator is Average Net Assets, which is derived from our consolidated balance sheet and excludes debt and related financing accounts, deferred tax amounts, certain pension and post retirement liability accounts, and those net assets managed by Corporate, such as cash. Average Net Assets are then allocated to the appropriate operating segment.

        Payout factors are determined using actual ROANA results compared to goal ranges as described below. For 2011, the payout factor for our consolidated corporate ROANA performance was equal to the weighted average of the payout factors from each of our four operating segments, weighted by business unit Earnings Before Interest and Taxes (EBIT).

        In setting the annual ROANA targets for the purpose of determining our executives' annual bonus opportunity for that year, the Compensation Committee reviews the levels of difficulty of our AOP for each operating segment, considering the markets involved and the current economic environment. The Compensation Committee then establishes the 1.0 payout factor at the ROANA amount reflected in achieving our AOP and establishes the range of payout factors against the relative achievement of our ROANA target. The payout factors for 2011 ranged from 0.1 to a maximum of 2.0 in increments of 0.1.

Payouts start at 0.1 resulting from meeting 60% of AOP, while 120% of AOP was required to earn a 2.0 payout factor, as follows:

Payout Factor	ROANA Target Used to Establish Final Payout Factor
0.1	60% of ROANA Target
0.2-0.9 (0.1 increments)	Each target point in this range is derived by evenly allocating the 100%-60% of ROANA difference across each point in the range
1.0	100% of ROANA Target
1.1-1.9 (0.1 increments)	Each target point in this range is derived by evenly allocating the 120%-100% of ROANA difference across each payout factor in the range
2.0	120% of ROANA Target

        Note: The methodology described above applies to each operating segment except the Distribution Business, for which we use 80% of its ROANA target to establish its 0.1 Payout Factor. We apply this modified approach because the Distribution Business operates in a less cyclical business environment than our other operating segments. Each target point in the Distribution Business's 0.2-0.9 range is derived by evenly allocating the 100%-80% of ROANA difference across each point in the range. The 2.0 Payout Factor for the Distribution Business is calculated in the same manner as our other operating segments, using 120% of its ROANA target.

        Setting the targets with appropriate levels of difficulty underscores the importance of achieving or exceeding the AOP performance commitments each operating segment establishes annually. This approach requires increasingly difficult targets during economic upturns, and realistic goals that maximize performance during cyclical downturns. The Compensation Committee periodically benchmarks these AOP targets against the performance of similarly sized U.S. manufacturing companies.

        Based on our actual corporate performance during 2011, as measured against our ROANA goal, which was based on achieving our AOP, the payout factor for the corporate weighted average formula was 2.0. Performance varied by operating segment, resulting in the 2011 payout factor for each of the Named Executive Officers varying between 1.95 and 2.0. The payout factors used to calculate the annual bonus for each Named Executive Officer for 2011 were as follows:

Overall Payout Factor
T. M. Solso (100% Corporate Payout Factor)	2.0
T. Linebarger (100% Corporate Payout Factor)	2.0
P. J. Ward (100% Corporate Payout Factor)	2.0
R. J. Freeland (50% Corporate Payout Factor and 50% Engine Business Payout Factor)	2.0
P. Carter (50% Corporate Payout Factor and 50% Distribution Business Payout Factor)	1.95

        Performance varied by operating segment resulting in the following 2011 payout factors:

Operating Segment	ROANA Target for 1.0 Payout Factor	Actual 2011 ROANA Performance	Weightings for Calculating Corporate Bonus	2011 Payout Factors
Engine Business	75.64%	99.31%	55.1%	2.0
Power Generation Business	41.09%	41.31%	14.5%	1.0
Distribution Business	32.05%	38.16%	13.4%	1.9
Components Group (1)	32.10%	35.94%	17.0%	1.3-2.0

			100%

(1)
The components group segment ROANA represents the weighted average performance targets for the businesses within that segment. The components group 2011 Payout Factors represents the range of payout factors for the businesses within that segment.

Long-Term Incentive Compensation

        Our long-term incentive compensation program consists of performance cash awards and stock-based grants.

        For our stock-based awards, the Compensation Committee believes that the combination of performance shares and stock options provides an appropriate balance in how we pay for longer-term performance, recognizing that performance shares provide value to participants for achieving financial targets, even if our stock price declines from the grant date, while stock options have value only if our stock price increases after the grant date and promote a longer-term focus on stock price growth—potentially up to the full 10-year term of our options. The Compensation Committee believes that this blended approach of granting both performance shares and stock options balances pay for performance, provides appropriate incentives for participants, and strengthens the linkage of the interests of our Named Executive Officers with the interests of our shareholders.

Long-Term Grant Methodology

        In determining the appropriate grant sizes, the Compensation Committee uses a valuation methodology that converts the targeted value of the grants into an amount of performance cash and a number of performance shares and stock options using a calculation of market-based economic value. A six-month average price of our stock is used in determining the number of performance shares to be granted. We believe the six-month average is most appropriate as it eliminates any unforeseen gains or losses in value associated with a temporary stock price spike or drop. The number of stock options granted is determined using the Black-Scholes model. In 2011, the targeted value of the long-term grants was divided between cash and stock-based awards, with two-thirds of the value being allocated to stock-based awards (one-third to performance shares and one-third to stock options) and one-third being allocated to cash-based awards. Under our valuation model for the stock options, the ratio of stock options to performance shares awarded in 2011 was approximately 1.6 to 1.

        Grant amounts under the long-term incentive compensation plan have been set to provide an "at target" total long-term incentive compensation opportunity at the median of the comparable level of long-term incentive compensation provided by similarly sized U.S. manufacturing companies for similar positions and scope. The Compensation Committee reviews the proportion of total long-term incentive compensation that is dependent on our financial and stock performance in determining the relative amount of the compensation opportunity allocated to each element. More senior positions have a larger proportion of their total direct compensation opportunity dependent on our performance than do less senior positions.

        ROE has been the measure on which performance cash and performance shares are earned because we believe that it provides a meaningful measure of profitability relative to our shareholders' stake over the performance period. We believe that ROE is a more meaningful measure of the impact of actions under the control of management than stock price, yet links our officers' interests to those of our shareholders, because historical data have indicated a strong, positive correlation between our ROE and our stock price.

        We believe that our grants of performance shares forge a strong linkage of interests between our management and our shareholders since the value participants actually receive is determined by both our financial performance relative to our pre-established ROE goal, as well as our stock price.

  Performance Cash Awards

        Performance cash awards are granted as target awards expressed as a dollar amount for each participant. Multiples of the target award may be earned, ranging from zero to two times the target award, based on how well we achieve or exceed performance measures established by the Compensation Committee over a specified measurement period. Annually, the Compensation Committee grants target awards to be earned based on our performance over a period of time called the "award cycle." From 2003 until 2010, the award cycles were overlapping two-year periods, and the performance measure determining the actual payouts has been our consolidated return on equity, or ROE. In 2011, however, we began transitioning our long-term grants to three-year performance cycles. Our Compensation Committee made this change in order to further link our long-term incentive compensation to a longer sustained period of our corporate performance and to further incentivize our officers to make decisions that benefit our company and its shareholders over a longer-term horizon. We believe these changes are consistent with evolving best practices, including the practices of many of our 2011 peer group companies.

        For 2011, our Named Executive Officers received a transition cash award based on our two-year ROE performance in addition to their long-term grant. This award was designed to ensure consistency of award levels during the transition from a two-year to a three-year performance period.

        The target amounts of the performance cash awards will be paid in cash if we achieve target ROE for the award cycle. For our two-year awards, target ROE for the award cycle is the average of the ROE for the two-year award cycle period based on (i) our AOP for the first year and (ii) a target level established by management and approved by the Compensation Committee for the second year of the award cycle. For our three-year awards, target ROE for the award cycle is the average of the ROE for the three-year award cycle period based on (i) our AOP for the first year and (ii) a target level established by management and approved by the Compensation Committee for the second and third years of the award cycle.

        The ROE for each award cycle is calculated as the cumulative net income for the applicable performance period, divided by the average shareholders' equity for the period, divided by the number of years in the award cycle. The average shareholders' equity for each award cycle is calculated based on quarter ending values during the award cycle. The numerator is profit after tax, or PAT, for the applicable period. The equity calculation is adjusted for changes to equity related to unrecognized pension and other post employment benefit, or OPEB, amounts and equity transactions not built into the operating plan such as Common Stock repurchases in excess of what was included in the plan. The Compensation Committee has the discretion to adjust the payouts downward, but not upward, once it establishes the performance measures each year.

        The overall degree of difficulty for achieving the 2011 ROE goal, which was based on achievement of our 2011 AOP, was discussed as part of the Compensation Committee's annual incentive compensation setting process. The Compensation Committee considered the performance of similarly sized U.S. manufacturing companies, including those in our 2011 peer group, in setting this target.

        The table below summarizes the ROE targets and performance for award cycles from 2009-2010 through 2011-2013.

Award Cycle (Performance Period)	ROE Target for 1.0 Payout	Actual ROE Achieved	Payout Factor
2009-2010	15.38%	16.05%	1.2
2010-2011	11.69%	25.67%	2.0
2011-2012 Transition Award	21.65%	ROE calculated at the end of the 2011-2012 performance period for payout in 2013	TBD
2011-2013	21.10%	ROE calculated at the end of the 2011-2013 performance period for payout in 2014	TBD

        For all award cycles, a 2.0 payout factor requires performance equal to 120% of the target performance level. This is the maximum payout achievable. The threshold payout of 10% of the target award requires performance equal to 60% of the target performance level resulting in a 0.1 payout factor.

  Performance Shares and Option Awards

        The target grant value of the stock-based grants made in 2011 was comprised equally of performance shares and stock options. The target award of performance shares granted to each participant is expressed as a number of shares of our Common Stock. A percentage of the target award number of shares may be earned, ranging from zero to 200%, based on the same ROE performance measures over the awards cycle and, therefore, the same payout factor as our performance cash awards.

        In years prior to 2011, any performance shares that were earned after the two-year award cycle remained restricted for one additional year. Effective with the 2011-2013 long-term grants of performance shares, we no longer require this one-year restriction period on vested performance shares.

        In 2011, we granted non-qualified stock options representing approximately half of the target value of stock based grants with an exercise price per share equal to the average of the high and low trading prices of a share of our Common Stock on the grant date. The stock options vest and become exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date, or upon the recipient's earlier retirement, death or disability, so long as the recipient is continuously employed by us or a subsidiary until such date or event.

Stock Ownership Requirements

        The Compensation Committee believes that our officers should own significant amounts of our stock in order to further link their economic interests to those of our shareholders. To underscore this, we require our officers to own such number of shares of our Common Stock having a total value equal to the following multiples of their respective base salaries: Chief Executive Officer, five times base salary; other designated officers (including all of the Named Executive Officers other than the Chief Executive Officer), three times base salary; all other officers, one times base salary. An officer's direct and indirect ownership of our Common Stock counts towards the officer's ownership requirements, but unexercised stock options and unearned performance shares are not counted towards officer stock ownership requirements.

        Because our stock value may vary, these ownership requirements are expressed as a set number of shares for defined bands of salary. The numbers of shares required are reviewed annually and established by the Compensation Committee based on the average market price of our stock over a three-year period.

        Officers have five years from the date of their initial appointments to meet their requirement. An officer whose salary increases to the level of a new salary band (and higher stock ownership requirement) will have three years from the date of such increase to achieve the new higher level. Officers may not sell any of our shares until they reach their stock ownership guideline, and then they may only sell our shares to the extent they would not drop below their ownership threshold.

        All of our Named Executive Officers are in compliance with their stock ownership requirements or still have time to meet their ownership requirement.

        As described under "Director Compensation," we have also adopted formal stock ownership guidelines for non-employee members of our Board. As of December 31, 2011, all of our non-employee directors had either satisfied this requirement or had additional time to do so.

        Officers and directors are prohibited from engaging in forms of hedging or monetization transactions involving the establishment of a short position in our securities, such as zero-cost collars and forward sale contracts.

Benefits

        Our officers, including our Named Executive Officers, participate in the full range of health, welfare and retirement benefits and are covered by the same plans as other exempt employees. We target our total benefit package to be at the median of similarly sized U.S. manufacturing companies.

        In addition to these benefits, our officers, including our Named Executive Officers, participate in our Supplemental Life Insurance and Deferred Income Program. This program is provided to attract and retain key leadership talent in senior positions. This program provides additional life insurance equal to three times base salary while the officer is an active employee, and additional retirement payments, which are offset by and coordinate with payments from our regular retirement plans. The supplemental retirement provision "tops up" the pension available from our regular pension plans to provide a total benefit based on a percentage of the officer's highest average consecutive 60 month (five years) base salary and annual bonus received during the last 10 years of employment. The total replacement formula is 2% for each of the first 20 years and 1% for each of the next 10 years, with a maximum 50% total after 30 years of service. The two highest compensated Named Executive Officers (Messrs. Solso and Linebarger) are eligible to receive an additional benefit, exceeding the benefit for other participants by 10%. In December 2011, the Compensation Committee discontinued this additional benefit for future participants in the plan but maintained it for Messrs. Solso and Linebarger who are currently the two highest compensated Named Executive Officers.

        Our officers, including our Named Executive Officers, are eligible to participate in our non-qualified deferred compensation plan, as are all exempt U.S. employees whose salaries equal or exceed $100,000. This program is designed to provide opportunities for capital accumulation on a tax-deferred basis and financial planning, and to meet competitive market practice.

        Substantially all of our U.S. employees, including our Named Executive Officers, are eligible to participate in our Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, each eligible employee may authorize the withholding of 1-15% of his or her base pay each pay period to be used to purchase shares of our Common Stock for the employee's account on the open market by a third-party administrator we have engaged for this purpose. We make a matching contribution in cash in an amount sufficient to result in the employee receiving a discount on the shares purchased of 10%. We also pay all brokerage commissions and fees in connection with each purchase of shares.

Perquisites

        Perquisites do not comprise a major element in our executive compensation program.

        We provide support to our officers, including our Named Executive Officers for the services of a financial counselor. The financial counselor provides estate and tax planning advice and tax return preparation. The fees for these services are detailed in the Summary Compensation Table. Since these financial counselors are familiar with our compensation and retirement plans, our Named Executive Officers' financial planning and tax return preparation are enhanced, thereby providing a benefit to our company and our Named Executive Officers.

        Our officers, including our Named Executive Officers, may use our aircraft for reasonable personal use, following a prescribed approval process. The Compensation Committee reviews the level of usage annually. We believe that our officers' ability to use a company plane for limited personal use saves time and provides additional security for them, thereby benefiting our company. The aggregate incremental cost to us of such personal use by our Named Executive Officers is detailed in the Summary Compensation Table.

        Executive physical examinations are available for all officers, including our Named Executive Officers. The Compensation Committee considers this practice to be good corporate governance and a direct benefit to our company's shareholders.

2012 Executive Compensation Matters

Executive Compensation Program Changes Starting in 2012

        Beginning in 2012, we made the changes to our executive compensation programs described below.

  •
  In connection with Mr. Linebarger's appointment to the position of Chairman and Chief Executive Officer as of January 1, 2012, the Compensation Committee increased his base salary to an annual rate of $1,125,000 effective upon his promotion to Chairman and Chief Executive Officer. Additionally, Mr. Linebarger's base annual salary will be increased to $1,200,000, effective July 1, 2012, the timing of which aligns with the annual pay increases for our other Named Executive Officers. The Compensation Committee also determined that Mr. Linebarger's target annual bonus for 2012 would be 125% of his base salary. In determining these compensation elements, the Compensation Committee referred to other Chairman and CEO positions among similarly sized U.S. manufacturing companies in AonHewitt's survey database, as well as our selected peer group data, using regression analysis to calculate median levels of base salary and targeted annual bonus participation.

  •
  Our Compensation Committee took action to impose a "double trigger" requirement for accelerated vesting of our executive officers' equity grants upon a change in control in which the grants are assumed or replaced so that, in addition to the change in control occurring, the executive officer's employment must be terminated by us without cause or by the executive officer with good reason in order for his or her unvested equity to become vested on an accelerated basis. This change is effective for all equity grants made in 2012 and future years.

  •
  Our Compensation Committee also took action in late 2011 to reduce the benefits provided to our executive officers (other than our Chief Executive Officer) upon a change in control and termination of employment to an amount equal to two (rather than three) years' base salary and two (rather than three) annual bonus payments calculated at a 1.0 payout factor (in addition to the full vesting of certain insurance and retirement benefits and the continuation for the two-year severance period of certain other benefits).

  •
  Our Compensation Committee approved changes to the annual bonus plan to reinforce the importance of our overall, global success in relation to the success of each individual business. Starting in 2012, our corporate annual bonus plan will convert from an EBIT weighted average of each business unit's ROANA, to a company-wide ROANA plan, based on our total company ROANA results. Each of our Named Executive Officers will be impacted by this change. Those officers who lead one of our business segments and therefore participate in both a business segment ROANA plan and the company annual bonus plan will continue to participate in their business segment ROANA plan, but their participation in the weighted average plan will be converted to the company-wide ROANA plan. Other officers who participated only in the weighted average plan in 2011 will participate in the company-wide ROANA plan in 2012.

Benchmarking Compensation Elements for 2012

        In determining compensation for 2012, we and the Compensation Committee used both broad U.S. manufacturing survey data and our selected peer group data, to determine competitive levels of pay. The methodology used to compare each officer position was consistent with the methodology used in 2011.

        In determining compensation for 2012, we and the Compensation Committee believed that using both a broader survey base of major U.S. manufacturing companies, as well as our selected peer group of 17 companies, provided a reasonable and useful measure of comparable market compensation. The market compensation data reflected the specific scope (based mainly on revenue responsibility) for each position. For example, we used our total sales to calculate the market median compensation levels for officers who have overall responsibility relating to our entire company, while we used the sales for an operating segment for officers responsible for that business.

New Omnibus Incentive Plan

        The Compensation Committee has adopted a new omnibus incentive plan, the Cummins Inc. 2012 Omnibus Incentive Plan, subject to shareholder approval at the Annual Meeting. The Plan, if approved by our shareholders at the Annual Meeting, will replace the existing Cummins Inc. 2003 Stock Incentive Plan, the Cummins Inc. Senior Executive Target Bonus Plan, the Cummins Inc. Target Bonus Plan, the Cummins Inc. Senior Executive Longer Term Performance Plan and the Cummins Inc. Longer Term Performance Plan and serve as an "umbrella" plan for our equity-based and cash-based incentive compensation programs. The existing plans described in the preceding sentence will be terminated if the Plan is approved, although outstanding awards will continue to be governed by the terms of the existing plans. The two complementary purposes of the Cummins Inc. 2012 Omnibus Incentive Plan are to attract, retain and motivate our executives, other selected employees and directors and to link the interests of these individuals with the interests of our shareholders. We do not expect the adoption of the 2012 Omnibus Incentive Plan to result in any material change to our current equity compensation practices.

Post-Employment Compensation and Change in Control Protections

        We do not have formal severance agreements with any of our Named Executive Officers, but we have a policy of paying severance under certain circumstances to officers whose employment is terminated, and certain of our plans provide for other benefits upon certain change in control events and terminations of employment, each as described in detail under "Payments Upon a Qualified Termination Following a Change in Control." The Compensation Committee believes the change in control and termination benefits that we provide our Named Executive Officers are consistent with the Compensation Committee's overall objectives and are similar to benefits offered to executives of comparable companies. The Compensation Committee periodically reviews and modifies these benefits to ensure that they continue to meet these objectives. The purposes of these benefits are to permit our key executives to concentrate on taking actions that are in the best interests of our shareholders without regard to whether such action may ultimately have an adverse impact on their job security and to enable them to provide objective advice on any potential change in control of our company without undue concern regarding its potential impact on their personal financial security and future.

        The Compensation Committee selected the triggering events for change in control and termination benefits to our Named Executive Officers based on its judgment that these events would likely result in the job security distractions and retention concerns described above. Our change in control compensation protection arrangements require the occurrence of two events (a so-called "double trigger") to trigger payments: (1) a "change in control," and (2) termination without "cause" by the company or termination by the officer with "good reason" within two years of the change in control.

        Upon the occurrence of both triggering events, certain benefits would be provided to the affected Named Executive Officer. Until 2011, these benefits included a severance payment equal to three years'

base salary plus three annual bonus payments calculated at a 1.0 payout factor. We would also provide for the full vesting of certain insurance and retirement benefits and the continuation for the three-year severance period of certain other benefits.

        In 2011, after conducting a review of the change in control and termination benefits that we provide our executive officers, the Compensation Committee determined to reduce these benefits for all of our Named Executive Officers (except our Chief Executive Officer) so that our Named Executive Officers (except our Chief Executive Officer) now will be entitled to receive only two (rather than three) years' base salary, and two (rather than three) annual bonus payments calculated at a 1.0 payout factor (in addition to the full vesting of certain insurance and retirement benefits and the continuation for the two-year severance period of certain other benefits). Our Chief Executive Officer will continue to receive the benefits that were in place prior to these changes, as the current level of benefits is consistent with the most prevalent benefit multiple for other chief executives among companies in our peer group.

        In addition to the severance provisions of our change in control compensation protection arrangements, there are provisions within our long-term compensation plans that provide payment of outstanding awards in the event of a change in control, without requiring actual or constructive termination of the officer. Some stock-based awards under our long-term compensation plans provided for accelerated vesting upon a change in control without requiring termination of employment. In 2011, our Compensation Committee determined that all future stock-based awards under our long-term compensation plans would provide for accelerated vesting upon a change in control only if there was also a termination of the award holder's employment by us without cause or by the award holder with good reason within two years after the change in control.

        Also in 2011, after conducting its review of our change in control and termination benefits described above, the Compensation Committee decided to eliminate from our long-standing change in control compensation protection arrangements all tax gross-ups for excise taxes imposed because of the "golden parachute" excise tax provisions of Code Sections 280G and 4999. Instead, we modified the arrangements to provide that, if excise taxes are imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, the Named Executive Officer's change in control compensation protections will be either cut back, to a level below the level that would trigger the imposition of the excise taxes, or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the Named Executive Officer. Before this change, we had provided our Named Executive Officers with a gross-up payment if necessary so that the executive would receive the same economic terms as if there were no excise tax. We eliminated the gross-up payments to conform our change in control compensation protection arrangements to what we believe are the current best practices in this area.

Confidentiality and Non-Compete Agreements

        Each officer, including each of our Named Executive Officers, has signed an agreement not to disclose our confidential information or to accept employment with certain competitors during, and for 12 months subsequent to, the time the officer is employed by us.

 Compensation Committee Report

        The Compensation Committee of the Board of Directors has reviewed and discussed the preceding Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for incorporation by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

Respectfully submitted, GEORGIA R. NELSON, CHAIR ROBERT K. HERDMAN ALEXIS M. HERMAN WILLIAM I. MILLER CARL WARE

        A summary compensation table and supplemental tables on the following pages disclose compensation information for our Named Executive Officers during our last three completed fiscal years (or such shorter period for which the Named Executive Officer was a Named Executive Officer) and our last completed fiscal year, respectively.

2011 SUMMARY COMPENSATION TABLE AND SUPPLEMENTAL TABLES

Name and Principal Position	Year	Annual Salary	(1) Bonus	(2) Stock Awards	(3) Option Awards	(4) Non-Equity Incentive Plan Compensation	(5) Change in Pension Value and Non qualified Deferred Compensation Earnings	(6) All Other Compensation	Total Compensation
T. M. Solso, Former Chairman	2011	$1,355,000	$0	$2,373,276	$2,006,025	$8,881,500	$3,165,137	$158,944	$17,939,882
and CEO(7)	2010	$1,285,000	$0	$1,615,960	$1,383,674	$6,404,500	$620,078	$112,215	$11,421,427
	2009	$1,139,250	$0	$610,447	$642,637	$1,991,100	$1,489,788	$96,215	$5,969,437
T. Linebarger, President and	2011	$850,000	$0	$818,231	$691,842	$3,348,000	$2,572,274	$26,528	$8,306,875
Chief Operating Officer(8)	2010	$787,500	$0	$484,788	$415,204	$2,375,100	$631,544	$27,922	$4,722,058
	2009	$678,125	$0	$183,152	$192,830	$714,600	$2,134,478	$21,195	$3,924,380
P. J. Ward, Vice President and	2011	$562,500	$0	$511,903	$432,402	$1,941,750	$1,269,575	$10,776	$4,728,906
Chief Financial Officer	2010	$450,000	$0	$323,192	$276,633	$1,063,800	$413,101	$15,504	$2,542,230
	2009	$361,667	$0	$91,576	$96,376	$280,200	$468,359	$19,776	$1,317,954
R. J. Freeland, Vice President and	2011	$592,500	$0	$511,903	$432,402	$1,986,750	$1,306,070	$24,831	$4,854,456
President—Engine Business	2010	$551,667	$0	$323,192	$276,633	$1,243,966	$192,356	$20,904	$2,608,718
	2009	$461,125	$0	$100,679	$106,006	$410,700	$950,095	$19,860	$2,048,465
P. Carter, Vice President and	2011	$515,000	$0	$409,115	$345,921	$1,439,187	$1,004,702	$53,431	$3,767,356
President—Distribution Business	2010	$485,000	$0	$201,995	$173,086	$951,300	$194,214	$84,334	$2,089,929

(1)
Our annual bonuses are performance based, not discretionary, and are therefore included as Non-Equity Incentive Plan Compensation in the table above.

(2)
The Stock Awards column represents the fair value on the grant date, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, which we refer to as ASC Topic 718 for stock awards pursuant to the 2003 Stock Incentive Plan, based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Reports on Form 10-K in Note 17 to the Consolidated Financial Statements for 2011, 2010 and 2009. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Performance shares granted prior to 2011 are earned and converted to shares of restricted stock based on our financial performance over a two-year period, and the shares of restricted stock so earned remain restricted for one additional year. Performance shares granted in 2011 are earned based on our financial performance over a three-year period, and the shares earned are not restricted after the performance period. The maximum values of the 2011 awards at the grant date assuming that the highest level of performance conditions are attained, are as follows: T. M. Solso—$4,745,620; T. Linebarger—$1,636,140; P. J. Ward—$1,023,606; R. J. Freeland—$1,023,606; P. Carter—$818,070.

(3)
The Option Awards column represents the fair value on the grant date computed in accordance with ASC Topic 718 for option awards pursuant to the 2003 Stock Incentive Plan. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 17 to the Consolidated Financial Statements for our fiscal year ended December 31, 2011. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions.

(4)
The amounts shown in this column for 2011 consist of (i) payments made in March 2012 under the Senior Executive Target Bonus Plan for 2011 performance and (ii) payments for the Senior Executive Longer-term Performance Plan, which were paid in March 2012 based on our 2010-2011 performance. The payments for each Named Executive Officer from these sources were:

	T. M. Solso	T. Linebarger	P. J. Ward	R. J. Freeland	P. Carter
Senior Executive Target Bonus Plan	$3,387,500	$1,700,000	$843,750	$888,750	$753,187
Senior Executive Longer-Term Performance Plan	$5,494,000	$1,648,000	$1,098,000	$1,098,000	$686,000

TOTAL	$8,881,500	$3,348,000	$1,941,750	$1,986,750	$1,439,187
(5)
The aggregate changes during 2011 in the actuarial present value of each Named Executive Officer's pension plans and the above market earnings on non-qualified deferred compensation are as follows:

	T. M. Solso	T. Linebarger	P. J. Ward	R. J. Freeland	P. Carter
Cummins Inc. Pension Plan A (Qualified)	$59,918	$39,926	$34,970	$16,259	$26,000
Cummins Excess Benefit Plan (Non-qualified)	$507,082	$185,627	$65,110	$72,741	$66,000
Supplemental Life Insurance and Deferred Income Program (Non-qualified)	$2,361,712	$2,312,758	$1,166,624	$1,151,687	$911,964

Sub-total	$2,928,712	$2,538,311	$1,266,704	$1,240,687	$1,003,964
Above-market earnings on non-qualified deferred compensation:	$236,425	$33,963	$2,871	$65,383	$738

TOTAL	$3,165,137	$2,572,274	$1,269,575	$1,306,070	$1,004,702

  "Above-market" is defined as the amount of earnings that exceeded 120% of the applicable federal long-term rate.

(6)
This column consists of the following for 2011:

	T. M. Solso	T. Linebarger	P. J. Ward	R. J. Freeland	P. Carter
Financial Counseling	$5,215	$5,081	$0	$5,178	$5,355
Personal use of Company Aircraft	$122,825	$9,518	$0	$7,252	$35,125
Life Insurance Costs	$22,329	$3,354	$2,201	$3,826	$4,376
Company Match in the Retirement and Savings Plan	$8,575	$8,575	$8,575	$8,575	$8,575

TOTAL	$158,944	$26,528	$10,776	$24,831	$53,431

  Personal Use of Company Aircraft was calculated using an average indicated hourly cost of $2,266.14 which is the incremental cost incurred by the Company. This cost is calculated based on the Company's annual average fuel cost and other expenses derived from published industry averages.

(7)
Mr. Solso retired from the position of Chairman and Chief Executive Officer at the end of 2011.

(8)
Mr. Linebarger became our Chairman and Chief Executive Officer effective January 1, 2012.

        The following table complements the disclosures set forth in columns captioned Non-Equity Incentive Plan Compensation, Stock Awards and Option Awards in the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS IN 2011

												(6)	(7)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)	All Other Option Awards Number of Securities Underlying Options (#)
												Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Date of Committee Action		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
T. M. Solso	3/14/11	3/14/11	(1)	$169,375	$1,693,750	$3,387,500
	3/14/11	3/14/11	(2)	$237,500	$2,375,000	$4,750,000
	3/14/11	3/14/11	(3)	$329,500	$3,295,000	$6,590,000
	3/28/11	3/14/11	(4)				2,332	23,320	46,640				$2,373,276
	5/2/11	3/14/11	(5)							0	37,810	$119.77	$2,006,025
T. Linebarger	2/7/11	2/7/11	(1)	$85,000	$850,000	$1,700,000
	2/7/11	2/7/11	(2)	$81,900	$819,000	$1,638,000
	2/7/11	2/7/11	(3)	$113,600	$1,136,000	$2,272,000
	3/28/11	2/7/11	(4)				804	8,040	16,080				$818,231
	5/2/11	2/7/11	(5)							0	13,040	$119.77	$691,842
P. J. Ward	2/7/11	2/7/11	(1)	$42,188	$421,875	$843,750
	2/7/11	2/7/11	(2)	$51,200	$512,000	$1,024,000
	2/7/11	2/7/11	(3)	$71,000	$710,000	$1,420,000
	3/28/11	2/7/11	(4)				503	5,030	10,060				$511,903
	5/2/11	2/7/11	(5)							0	8,150	$119.77	$432,402
R. J. Freeland	2/7/11	2/7/11	(1)	$44,438	$444,375	$888,750
	2/7/11	2/7/11	(2)	$51,200	$512,000	$1,024,000
	2/7/11	2/7/11	(3)	$71,000	$710,000	$1,420,000
	3/28/11	2/7/11	(4)				503	5,030	10,060				$511,903
	5/2/11	2/7/11	(5)							0	8,150	$119.77	$432,402
P. Carter	2/7/11	2/7/11	(1)	$38,625	$386,250	$772,500
	2/7/11	2/7/11	(2)	$41,000	$410,000	$820,000
	2/7/11	2/7/11	(3)	$56,800	$568,000	$1,136,000
	3/28/11	2/7/11	(4)				402	4,020	8,040				$409,115
	5/2/11	2/7/11	(5)							0	6,520	$119.77	$345,921

(1)
Named Executive Officers participate in the Annual Bonus Plan, as described in the Compensation Discussion and Analysis. The payout is calculated based on a formula approved by the Compensation Committee annually. Each participant is assigned a participation rate as a percent of salary. For purposes of this Plan, our performance is measured by ROANA as defined by the Plan. The Annual Bonus is calculated as follows:

(Annual Bonus) equals (Annual Base Salary Paid for calendar year) times (participation percentage assigned to each position) times (Payout Factor)

The Payout Factor could range from zero to 2.0, in increments of 0.1.

(2)
We made target awards, expressed as dollar amounts, under our Longer-Term Performance Plan and Senior Executive Longer-Term Performance Plan in 2011. A multiple of the target award is earned based on our Return on Equity (ROE) performance during 2011–2013. Since, for the first time, the target award is based on a three-year performance period, we also made a transition award as described in the following footnote. The amount earned and paid under the three-year target award would range from zero to 200% of the target award amount. The target award will be earned if our ROE for 2011–2013 is equal to the targeted ROE level established for that period as described in the Compensation Discussion and Analysis. The Threshold Payment (10% of the target award) will be earned if our ROE is 60% of the targeted ROE for the period. The maximum payment (200% of the target award) will be earned if our ROE is 20% above the targeted ROE for the period. To the extent earned, the payments will be made in March 2014.

(3)
Since our regular performance cash awards in 2011 covered a three-year period for the first time (rather than a two-year period), we made additional transition awards, expressed as dollar amounts, under our Longer-Term Performance Plan and Senior Executive Longer-Term Performance Plan. A multiple of the target award is earned based on our ROE performance during 2011–2012. The amount earned and paid under the transition award will range from zero to 200% of the target award amount. The target award will be earned if our ROE for 2011–2012 is equal to the targeted ROE level established for that period as described in the Compensation Discussion and Analysis. The threshold payment (10% of the target award) will be earned if our ROE is 60% of the targeted ROE for the period. The maximum payment (200% of the target award) will be earned if our ROE is 20% above the targeted ROE for the period. To the extent earned, the payments will be made in March 2013.

(4)
We made target awards of performance shares under our 2003 Stock Incentive Plan in 2011. The awards are expressed as a target number of shares of our Common Stock. Shares are earned based on our ROE performance during 2011–2013, based on the same measures as established for the target awards under the Longer-Term Performance Plan and Senior Executive Longer-Term Performance Plan. The number of shares earned can range from zero to 200% of the target award number of shares. The target award number of shares will be earned if our ROE for 2011–2013 is equal to the targeted ROE established for the period as described in the Compensation Discussion and Analysis. Dividends are payable only at the conclusion of the performance period on the shares that become earned.

(5)
We awarded stock options under our 2003 Stock Incentive Plan. The options were granted on May 2, 2011 at a grant price of $119.77. The options are not exercisable until May 2, 2013 (or upon the recipient's earlier retirement, death or disability) so long as the recipient is continuously employed by us or a subsidiary until such date, vest on the same schedule and expire on the earliest of May 2, 2021, five years after retirement or disability, or one year after death.

(6)
The grant price of the stock options is equal to the average of the high and low trading prices of our Common Stock on the grant date ($119.77), which was higher than the closing market price of our Common Stock on the grant date ($118.29).

(7)
The grant date fair value for performance shares, based upon probable outcome of the performance conditions to which they are subject, is $101.77/share, which is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under ASC Topic 718 (excluding the effect of estimated forfeitures). The grant date fair value for stock option awards was the Black-Scholes value at grant date which was $53.0554/share.

        The following two tables are intended to enhance understanding of equity compensation that has been previously awarded and remained outstanding, as of December 31, 2011, including amounts realized on equity compensation during the last year as a result of the vesting or exercise of equity awards.

OUTSTANDING EQUITY AWARDS AT 2011 YEAR-END

							Stock Awards
											Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
T. M. Solso	37,810	(1)	0		$119.77	5/2/2021	40,236	(2)	$3,541,573	(3)	51,720	(4)	$4,552,394	(3)
	54,520	(5)	0		$58.115	3/1/2020
	82,750	(6)	0		$19.42	3/2/2019
T. Linebarger	0		13,040	(1)	$119.77	5/2/2021	12,072	(2)	$1,062,577	(3)	16,560	(4)	$1,457,611	(3)
	0		16,360	(5)	$58.115	3/1/2020
	24,830	(6)	0		$19.42	3/2/2019
P. J. Ward	0		8,150	(1)	$119.77	5/2/2021	6,036	(2)	$531,289	(3)	10,710	(4)	$942,694	(3)
	0		10,900	(5)	$58.115	3/1/2020
	12,410	(6)	0		$19.42	3/2/2019
R. J. Freeland	0		8,150	(1)	$119.77	5/2/2021	6,636	(2)	$584,101	(3)	10,710	(4)	$942,694	(3)
	0		10,900	(5)	$58.115	3/1/2020
	13,650	(6)	0		$19.42	3/2/2019
P. Carter	0		6,520	(1)	$119.77	5/2/2021	5,028	(2)	$442,565	(3)	7,570	(4)	$666,311	(3)
	0		6,820	(5)	$58.115	3/1/2020

(1)
These stock options were granted on May 2, 2011 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date, or upon the recipient's earlier retirement, death, or disability, so long as the recipient is continuously employed by us or a subsidiary until such a date or event. Mr. Solso retired effective December 31, 2011, and his stock options vested in full on that date.

(2)
Target awards of performance shares were granted in February 2009 to be earned in a multiple ranging from zero to two times the target award, based on our performance during 2009-2010. The performance shares became earned and converted to shares of restricted stock in March 2011, based on our 2009-2010 performance. These restricted stock shares are shown in this column. The vesting date for the shares of restricted stock in this column was March 1, 2012.

(3)
The price used to calculate the market value of outstanding shares was $88.02, the closing price of our Common Stock on the NYSE on December 30, 2011, the last trading day of the year.

(4)
Target awards of performance shares were granted in March 2010 and March 2011 to be earned in a multiple ranging from zero to two times the target awards, based on our performance during 2010-2011 and 2011-2013, respectively. The performance shares earned from the March 2010 grant will be converted to shares of restricted stock for one additional year. The performance shares earned from the March 2011 grant will be awarded in 2014 and will not be subject a restriction period. Performance during the previous award cycle exceeded threshold; therefore, target amounts are shown.

(5)
These stock options were granted on March 1, 2010 and vest and become exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date, or upon the recipient's earlier retirement, death, or disability, so long as the recipient is continuously employed by us or a subsidiary until such a date or event. Mr. Solso retired effective December 31, 2011, and his stock options vested in full on that date.

(6)
These stock options were granted on March 2, 2009 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date.

        The outstanding target awards of performance shares as of December 31, 2011 for the 2010-2011 and 2011-2013 awards cycles were as follows:

Name	Grant Year	Number of Units of Performance Shares	Date Earned and Converted to Restricted Stock	Vesting Date for Shares of Restricted Stock
T. M. Solso	2011	23,320	N/A	N/A
	2010	28,400	3/2/2012	3/1/2013
T. Linebarger	2011	8,040	N/A	N/A
	2010	8,520	3/2/2012	3/1/2013
P. J. Ward	2011	5,030	N/A	N/A
	2010	5,680	3/2/2012	3/1/2013
R. J. Freeland	2011	5,030	N/A	N/A
	2010	5,680	3/2/2012	3/1/2013
P. Carter	2011	4,020	N/A	N/A
	2010	3,550	3/2/2012	3/1/2013

OPTION EXERCISES AND STOCK VESTED IN 2011

	(1) Option Awards	(2)	(3) Stock Awards	(4)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
T. M. Solso	0	$0	14,301	$1,428,956
T. Linebarger	0	$0	4,290	$428,657
P. J. Ward	0	$0	1,431	$142,986
R. J. Freeland	0	$0	2,361	$235,911
P. Carter	6,000	$593,220	1,788	$178,657

(1)
Represents the gross number of shares acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.

(2)
Represents the value of exercised options calculated by multiplying (i) the number of shares of our Common Stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our Common Stock on the NYSE on the date of exercise and the exercise price of the options.

(3)
Target awards of performance shares were granted in February 2008 to be earned in a multiple ranging from zero to two times the target award, based on our performance during 2008-2009. The performance shares became earned and converted to shares of restricted stock in March 2010, based on our 2008-2009 performance. These restricted stock shares became vested and were distributed on March 2, 2011.

(4)
The values realized on vesting for the performance shares were calculated using the unadjusted closing price of our Common Stock on March 1, 2011 ($99.92).

 PENSION BENEFITS FOR 2011

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
T. M. Solso	Cummins Inc. and Affiliates Pension Plan A (Qualified)	40	$1,207,000	$0
	Excess Benefit Plan (Non-qualified)		$5,400,000	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)		$18,024,992	$0
T. Linebarger	Cummins Inc. and Affiliates Pension Plan A (Qualified)	19	$315,134	$0
	Excess Benefit Plan (Non-qualified)		$731,890	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)		$7,154,734	$0
P. J. Ward	Cummins Inc. and Affiliates Pension Plan A (Qualified)	24	$270,091	$0
	Excess Benefit Plan (Non-qualified)		$149,644	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)		$2,890,268	$0
R. J. Freeland	Cummins Inc. and Affiliates Pension Plan A (Qualified)	33	$658,425	$0
	Excess Benefit Plan (Non-qualified)		$411,575	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)		$6,428,817	$0
P. Carter	Cummins Inc. and Affiliates Pension Plan A (Qualified)	14	$235,000	$0
	Excess Benefit Plan (Non-qualified)		$395,000	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)		$5,144,306	$0

        The Cummins Inc. and Affiliates Pension Plan A is a Cash Balance Pension Plan ("Plan A"). Participants receive pay credits equal to 6% of total monthly pay, defined as base salary and annual bonus payments. Individual accounts are maintained for each participant. The accounts receive interest credits equal to 30-year Treasury bond rate plus 1%. Participants are 100% vested in the Plan A benefit upon attaining five years of service.

        The Excess Benefit Plan provides non-qualified pension benefits in excess of limitations imposed by the Code on the benefits provided by the Plan A formula. It preserves the total benefit payable under the Plan A formula.

        The Supplemental Life Insurance and Deferred Income Plan provides a Supplemental Executive Retirement Plan ("SERP") Life Annuity benefit to our officers who participate in Plan A.

        The SERP benefit is based on a percentage of the highest five consecutive years of total compensation during the final 10 years of the participant's career. Total Compensation for calculation of five year average pay is defined as base salary and annual bonus payments.

        The percentage is calculated as 2% of the participant's five year average pay for each of the first 20 years of service plus 1% of the participant's five year average pay for each of the next 10 years of service. The maximum is a 50% benefit after 30 years of service, except that an officer who is among our two highest paid Named Executive Officers at the time of retirement will receive an annual benefit equal to an additional 10%. In December 2011, the Compensation Committee discontinued this additional benefit for all future participants in the plan but maintained it for Messrs. Solso and Linebarger who are currently the two highest paid Named Executive Officers.

        The retirement benefit calculated by this formula is offset by the highest combined annuity available from Plan A and the Excess Benefit Plan, thus topping up the benefits available from those plans to total the target retirement benefit.

        Officers whose service and age total 80 (minimums of age 55 and 20 years service), or who were participants in the plan prior to 1997 and have at least 30 years of service, regardless of age, would qualify for immediate unreduced commencement of life annuity benefits. Therefore, Messrs. Solso and Freeland qualified, as of December 31, 2011, for immediate commencement of unreduced benefits.

        Otherwise, after retirement or termination of employment, unreduced benefits may be commenced at age 60. Retired or terminated vested employees who do not qualify for unreduced benefits under the age and service conditions described in the previous paragraph may commence benefits as early as age 55, but the life annuity benefit would be reduced by .333% for each month the participant's age at commencement preceded 60.

        Vesting for the SERP benefit is 25% after five years service, increasing in 15% annual increments, with 100% vesting after 10 years service.

        The life annuity benefit has a 15-year certain payment, with a 50% benefit for surviving spouse or domestic partner.

        The SERP benefit accrued for service prior to 2005 may be elected as a lump sum payment. Benefits accrued after 2005 are subject to the provisions of Code 409A, which preclude election of a lump sum distribution of such benefits at the time permitted for benefits accrued for service prior to 2005.

        The actuarial table and discount rates used to calculate a lump sum payment under the SERP are the same as those used to make such calculations under the qualified Plan A.

        Mr. Solso retired effective December 31, 2011 and will begin receiving benefits under the Excess Benefit Plan and the SERP.

Accelerated SERP Formula for Executives Hired Mid-Career

        For some officers who joined our company mid-career, including Ms. Carter, the SERP benefit is calculated at an accelerated rate, requiring one-half the service necessary for other participants.

        The accelerated formula provides a target benefit based on 4% for the first 10 years and 2% for the next five years of service, with a maximum of 50% of Five Year Average Pay after fifteen years of service. Eligibility for immediate commencement of unreduced benefits is achieved when age and service total 70 (minimum age 58 and 10 years of service). Otherwise, for participants who are no longer our employees, unreduced benefits may commence at age 60 or as early as age 55, but reduced .333% for each month age at commencement precedes age 60.

Non-Qualified Deferred Compensation Plan

        Our 1994 Deferred Compensation Plan permits deferral of up to 100% of base salary, annual bonus, and/or payments from the Senior Executive Longer-Term Performance Plan.

        Accounts are credited with earnings based on each participant's selection among three alternatives: Standard & Poor's 500 Index, Barclays Capital Aggregate Bond Index, or 10-Year Treasury Bill + 2%, which had annual returns in 2011 of 0.0%, 9.24%, and 4.85%, respectively.

        Crediting options may be changed annually. At the time of the election to defer, the participant chooses the time and the form of distribution. Choices for taking distribution are lump sum or annual installments, up to fifteen.

NON-QUALIFIED DEFERRED COMPENSATION IN 2011

Name	(1) Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year ($)	(1) Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	(2) Aggregate Balance at Last Fiscal Year End ($)
T. M. Solso	$0	$0	$465,376	$0	$7,260,783
T. Linebarger	$0	$0	$74,015	$0	$1,262,826
P. J. Ward	$125,000	$0	$9,408	$68,734	$259,908
R. J. Freeland	$0	$0	$161,619	$0	$3,018,137
P. Carter	$0	$0	$1,452	$0	$22,659

(1)
Amounts included in the above table that were also reported in the "Change in Non-Qualified Deferred Compensation Earnings" column of the Summary Compensation Table as "Above-market earnings" for the Non-Qualified Deferred Compensation Plan for each Named Executive Officer are: T. M. Solso $236,425; T. Linebarger $33,963; P. J. Ward $2,871; R. J. Freeland $65,383; P. Carter $738. One hundred percent of the contributions made by P. J. Ward are reflected in the Summary Compensation Table.

(2)
Amounts included in this column that have been reported in the Summary Compensation Table since 2006 for each Named Executive Officer are: T. M. Solso $971,825; T. Linebarger $229,799; P. J. Ward $312,283; R. J. Freeland $704,895; and P. Carter $1,318.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments Upon a Change in Control Without a Qualified Termination or Upon a Qualified Termination Following a Change in Control

        In the event of a change in control of our company or certain terminations of employment within two years after a change in control, we will provide benefits to certain executives, including our Named Executive Officers.

        Upon a change in control, outstanding awards under our 2003 Stock Incentive Plan that were granted prior to 2012 would become immediately vested and exercisable. In 2011, we modified our approach to change in control terms prospectively so that any equity awards granted in 2012 and future years would require two events (i.e., a so-called "double trigger") to trigger accelerated vesting and exercisability: both a change in control and termination without "cause" by the company or termination by the officer with "good reason" within two years of the change in control.

        Upon a termination of employment without "cause" by the company or for "good reason" by the officer following a change in control, our Named Executive Officers, except our Chief Executive Officer, would be entitled to two years' salary plus two annual bonus payments calculated using a 1.0 payout factor. Our Chief Executive Officer would be entitled to three years' salary plus three annual bonus payments. We would also provide for the full vesting of certain insurance and retirement benefits. Additionally, the Named Executive Officers, other than our Chief Executive Officer, would receive a payment equal in value to two years' additional participation under our tax-qualified and nonqualified pension plans as well as two years' continued participation in other employee benefit plans, and our Chief Executive Officer would receive a payment equal in value to three years' additional participation under our tax-qualified and nonqualified pension plans as well as three years' continued participation in other employee benefits plans.

        Outstanding awards of performance cash would be paid on a pro-rated basis, calculated as the percentage of days of each respective awards cycle that had elapsed as of the date of the change in control, and assuming a 1.0 payout factor. The value of supplemental and excess retirement (non-qualified) benefits will also be paid in cash. All amounts of compensation deferred under our Deferred Compensation Plan will be paid in cash. As described in our "Compensation Discussion and Analysis—Post-Employment Compensation," in 2011, we eliminated gross-up payments for taxes resulting from the application of the "golden parachute" excise tax provisions of Code Sections 280G and 4999 and replaced it with a "best net of taxes" approach under which, if excise taxes are imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, the Named Executive Officer's change in control compensation protections will be either cut back, to a level below the level that would trigger the imposition of the excise taxes, or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the Named Executive Officer.

        "Change in control" is generally defined as a consolidation or merger in which we are not the continuing or surviving corporation or in which our shares are converted; a sale, lease, exchange or transfer of substantially all of our assets; approval by our shareholders of a plan or proposal to liquidate or dissolve our company; the acquisition by a person of 25% or more of our voting power; or a majority change in the composition of our Board in a two-year period under specified circumstances where the nomination or election of the new directors is not approved by a supermajority of the directors prior to the change.

        Termination for "cause" means a termination of the officer's employment by us due to the officer's willful and continued failure to perform his or her duties with us (after notice and an opportunity to cure), other than due to incapacity due to illness, or due to the officer's conviction of a felony.

        Termination for "good reason" generally means a termination by the officer within 90 days following specified adverse changes in the officer's employment circumstances such as the assignment of duties not consistent with the officer's position, certain relocations of the officer's location of employment or reductions in compensation.

        The payments to each of our Named Executive Officers, assuming that all triggering events occurred on December 30, 2011 and that all changes to our change in control plans made in 2011 are fully effective, are estimated in the table below. Amounts actually received, should any of the triggering events occur, may vary.

Payments		T. M. Solso	T. Linebarger	P. J. Ward	R. J. Freeland	P. Carter
Severance	(1)	$9,450,000	$3,500,000	$2,187,500	$2,187,500	$1,855,000
Unvested Stock Option Spread	*(2)	$1,630,421	$489,246	$325,965	$325,965	$203,952
Unvested Restricted Stock	*(3)	$3,541,573	$1,062,577	$531,289	$584,101	$442,565
LTI Plan Payment	*(4)	$9,738,561	$3,122,611	$2,017,361	$2,017,361	$1,429,978
Retirement Benefit Payment	(5)	$1,773,840	$2,556,394	$1,620,821	$407,278	$554,972
Welfare Benefit Values	(6)	$29,187	$19,458	$19,458	$19,458	$19,458
Financial Advisory and 401(k) Benefit		$55,725	$37,150	$37,150	$37,150	$37,150
Aggregate Payments		$26,219,307	$10,787,436	$6,739,544	$5,578,813	$4,543,075

*
These payouts would occur upon a change in control, without requiring termination of employment.

(1)
Severance payment equal to three times annual base salary at the time of the termination, plus three annual bonus payments at a 1.0 payout factor for Mr. Solso as CEO. For the other Named Executive Officers, two times the Named Executive Officer's annual base salary at the time of the termination, plus two annual bonus payments at a 1.0 payout factor.

(2)
Total value of unvested stock options that would become vested upon a change in control, assuming a share price of $88.02 and a change in control date of December 30, 2011.

(3)
Total value of unvested restricted stock that would become vested upon a change in control, assuming a share price of $88.02 and a change in control date of December 30, 2011.

(4)
Pro-rated payouts of outstanding performance cash target awards for the 2011–2012 awards cycle, all of the performance cash target awards for the 2010–2011 awards cycle, and all of the performance share target awards for the 2011–2012 awards cycle, all at target level, assuming a $88.02 share price for the performance shares.

(5)
Incremental actuarial value attributable to retirement for three years of additional service.

(6)
Estimated value associated with the continuation of life insurance, medical, dental, and disability benefits for three years following termination.

Potential Payments upon Termination of Employment Other than Following a Change in Control

        The following tables summarize the estimated payments to be made to Named Executive Officers under provisions of plans or established practice in the event of termination of employment including resignation, involuntary termination, involuntary termination for cause, retirement, death and disability other than following a change in control.

        Termination for cause includes, but is not limited to: violation of our Treatment of Others Policy, violation of the Code of Conduct, theft or other acts of dishonesty, willful destruction of our property, refusal to obey a supervisor's reasonable instructions, conduct endangering the safety of employees or co-workers, falsification of our documents, or violation of our other rules or policies.

        We only report amounts where vesting requirements are waived and/or time of payment is accelerated, or benefits that are not generally available to our other exempt employees. Also, information is not repeated that is disclosed previously under the Pension Benefits Table, the Deferred Compensation Table, or the Outstanding Equity Awards Table, except to the extent that the amounts payable to the Named Executive Officer would be enhanced by the termination event described.

        The amounts shown assume the terminating event occurred on the last business day of 2011, and that the price per share of our Common Stock is the closing price as of that date, $88.02.

Severance

        We do not have formal severance agreements with any of our Named Executive Officers. However, the Committee has established a policy that any of our Named Executive Officers, if terminated by us other than for cause, will generally be entitled to receive up to 12 months' base salary as severance, paid as salary continuation, and a pro-rated portion of his or her annual bonus for the portion of the year prior to termination, payable at the normal time and using the same payout factors as for all other participants. All of these elements would require a signed release of claims agreement.

Accelerated Vesting of Long-Term Grants

        As described elsewhere in this proxy statement, currently we provide annual target award grants of performance cash, performance shares and stock options.

  •
  Performance Cash:

        If a participant's employment with us terminates during the first year of an awards cycle, other than by reason of retirement, death or disability, the participant will not receive any payout for that awards cycle. If a participant's employment terminates during the second year of an awards cycle, the Compensation Committee, in its discretion, may determine whether the participant will receive a proportionate payout of any payment with respect to the awards cycle based on the period of employment during the cycle.

        If a participant retires, dies or becomes disabled during an awards cycle, the participant or such participant's estate, as the case may be, will receive a proportionate share of any payment with respect to the awards cycle based on the period of employment during the cycle, regardless of the length of time of such employment.

  2010-2011 Awards Cycle Grants

        Since the entire 2010-2011 awards cycle was completed as of the assumed December 30, 2011 date of the termination, all participants would have been entitled to the payment at the normal time in March 2012. Since there would be no special acceleration, the amounts of these payments are not shown on the tables.

  2011-2012 Transition Awards Cycle Grants

        Since the termination event is assumed to occur on December 30, 2011, which was the end of the first year of the 2011-2012 transition awards cycle, the Committee has the discretion to award one-half of the target award for the 2011-2012 awards cycle. For purposes of this table, one-half of the target awards for the 2011-2012 awards cycle, assuming a payout factor of 1.0, is shown as payable under Retirement, Death, and Disability.

  2011-2013 Awards Cycle Grants

        Since the termination event is assumed to occur on December 30, 2011, which was the end of the first year of the 2011-2013 awards cycle, the Committee has the discretion to award one-third of the target award for the 2011-2013 awards cycle. For purposes of this table, one-third of the target awards for the 2011-2013 awards cycle, assuming a payout factor of 1.0, is shown as payable under Retirement, Death, and Disability.

  •
  Performance Shares:

        In cases of retirement or termination without cause, the Committee has the discretion to continue awards in effect, or to accelerate vesting of outstanding awards.

        After the death or disability of a participant, the Committee may in its sole discretion at any time (i) terminate restrictions regarding awards; (ii) accelerate any or all installments and rights; and (iii) instruct us to pay the total of any accelerated payments in a single sum to the participant, the participant's estate, beneficiaries or representative. Assumptions below are based on historic practice.

  2009-2010 Awards Cycle Grants

        Target awards of shares were earned based on our performance during 2009-2010 and converted to restricted stock in March 2011. The shares would have become vested March 1, 2012, so it is assumed that the Committee would accelerate the vesting of these shares in all of the termination events, except voluntary termination and termination for cause.

  2010-2011 Awards Cycle Grants

        Performance shares would have been earned based on our performance during 2010-2011 and converted to restricted stock in March 2012, and remain restricted until March 1, 2013. No shares would be payable in the event of termination for cause or voluntary termination as of December 30, 2011. The Committee would have the discretion to accelerate payment in the event of involuntary termination without cause, retirement, disability or death. Amounts of these payments are not shown on the tables.

  2011-2013 Awards Cycle Grants

        Performance shares would become earned based on our performance during 2011-2013 and paid out in unrestricted shares in March 2014. Since the shares were not yet earned, it is assumed no payments were accelerated. For purposes of this table, one-third of the target awards for the 2011-2013 awards cycle, assuming a payout factor of 1.0, is shown as payable under Retirement, Death, and Disability.

  •
  Stock Options:

  2010-2011 Awards Cycle Grants

        Stock options were granted on March 1, 2010 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date, or March 1, 2012, or upon the recipient's earlier retirement, death or disability, so long as the recipient is continuously employed by us or a subsidiary until such date or event. Accordingly, the value of the accelerated vesting is shown only in the columns relating to a termination for retirement, death or disability.

  2011-2013 Awards Cycle Grants

        Stock options were granted on May 2, 2011 and will vest and become exercisable with respect to all of the underlying shares of our Common Stock on the second anniversary of the grant date, or May 2, 2013, or upon the recipient's earlier retirement, death or disability, so long as the recipient is continuously employed by us or a subsidiary until such date or event. Accordingly, the value of the accelerated vesting is shown only in the columns relating to a termination for retirement, death or disability.

Executive Life Insurance

        Each of the Named Executive Officers participates in the Supplemental Life Insurance and Deferred Income Program, whereby officers are eligible for life insurance equal to three times base salary. Since this is a program not participated in by non-officer employees, the values of this incremental coverage are shown in the table.

Outplacement, Welfare Benefits, and Financial Counseling

        Outplacement assistance and welfare benefits will be provided only in the case of involuntary not-for-cause termination. Financial counseling support will not be provided in cases of voluntary termination and termination for cause.

        The payments to each of our Named Executive Officers, assuming that the triggering event occurred on December 30, 2011, are estimated in the table below. Amounts actually received should any of the triggering events occur may vary.

	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
T. M. Solso
Severance	$0	$1,400,000	$0	$0	$0	$0
Accelerated Vesting of Long-Term Grants:
Performance Cash 2011–2013 Awards Cycle	$0	$0	$0	$791,667	$791,667	$791,667
Performance Cash 2011–2012 Awards Cycle	$0	$0	$0	$1,647,500	$1,647,500	$1,647,500
Performance Shares 2011-2013 Awards Cycle	$0	$0	$0	$684,209	$684,209	$684,209
Performance Shares 2009-2010 Awards Cycle	$0	$3,541,573	$0	$3,541,573	$3,541,573	$3,541,573
Stock Options 2010-2011 Awards Cycle	$0	$0	$0	$1,630,421	$1,630,421	$1,630,421
Stock Options 2011-2012 Awards Cycle	$0	$0	$0	$0	$0	$0
Outplacement	$0	$12,000	$0	$0	$0	$0
Welfare Benefits	$0	$9,729	$0	$0	$0	$0
Financial Counseling	$0	$10,000	$0	$10,000	$10,000	$10,000
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$4,200,000	$0
Aggregate Payments	$0	$4,973,302	$0	$8,305,370	$12,505,37	$8,305,370

        Mr. Solso retired effective as of December 31, 2011, and was succeeded as Chairman and Chief Executive Officer by Mr. Linebarger. In connection with Mr. Solso's retirement, to appropriately reward Mr. Solso for his service to our company and maintain his connection to our financial performance for a number of years following his retirement, Mr. Solso will receive prorated portions of the earned amounts of his long-term performance cash awards for the 2011-2013 and 2011-2012 award cycles and his performance shares for the 2011-2013 award cycle. These amounts will be payable on the normal payout schedule based on the actual payout factors. Accordingly, the actual amounts that Mr. Solso will receive under these awards are entirely dependent on our relative performance against the applicable performance metrics. Mr. Solso's stock options automatically vested upon his retirement in accordance with their terms; the options will have a five-year post-retirement term.

	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
T. Linebarger
Severance	$0	$875,000	$0	$0	$0	$0
Accelerated Vesting of Long-Term Grants:
Performance Cash 2011-2013 Awards Cycle	$0	$0	$0	$273,000	$273,000	$273,000
Performance Cash 2011-2012 Awards Cycle	$0	$0	$0	$568,000	$568,000	$568,000
Performance Shares 2011-2013 Awards Cycle	$0	$0	$0	$235,894	$235,894	$235,894
Performance Shares 2009-2010 Awards Cycle	$0	$1,062,577	$0	$1,062,577	$1,062,577	$1,062,577
Stock Options 2010-2011 Awards Cycle	$0	$0	$0	$489,246	$489,246	$489,246
Stock Options 2011-2012 Awards Cycle	$0	$0	$0	$0	$0	$0
Outplacement	$0	$12,000	$0	$0	$0	$0
Welfare Benefits	$0	$9,729	$0	$0	$0	$0
Financial Counseling	$0	$10,000	$0	$10,000	$10,000	$10,000
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$2,625,000	$0
Aggregate Payments	$0	$1,969,306	$0	$2,638,717	$5,263,717	$2,638,717

	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
P. J. Ward
Severance	$0	$625,000	$0	$0	$0	$0
Accelerated Vesting of Long-Term Grants:
Performance Cash 2011-2013 Awards Cycle	$0	$0	$0	$170,667	$170,667	$170,667
Performance Cash 2011-2012 Awards Cycle	$0	$0	$0	$355,000	$355,000	$355,000
Performance Shares 2011-2013 Awards Cycle	$0	$0	$0	$147,580	$147,580	$147,580
Performance Shares 2009-2010 Awards Cycle	$0	$531,289	$0	$531,289	$531,289	$531,289
Stock Options 2010-2011 Awards Cycle	$0	$0	$0	$325,965	$325,965	$325,965
Stock Options 2011-2012 Awards Cycle	$0	$0	$0	$0	$0	$0
Outplacement	$0	$12,000	$0	$0	$0	$0
Welfare Benefits	$0	$9,729	$0	$0	$0	$0
Financial Counseling	$0	$10,000	$0	$10,000	$10,000	$10,000
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$1,875,000	$0
Aggregate Payments	$0	$1,188,018	$0	$1,540,501	$3,415,501	$1,540,501

	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
R. J. Freeland
Severance	$0	$625,000	$0	$0	$0	$0
Accelerated Vesting of Long-Term Grants:
Performance Cash 2011-2013 Awards Cycle	$0	$0	$0	$170,667	$170,667	$170,667
Performance Cash 2011-2012 Awards Cycle	$0	$0	$0	$355,000	$355,000	$355,000
Performance Shares 2011-2013 Awards Cycle	$0	$0	$0	$147,580	$147,580	$147,580
Performance Shares 2009-2010 Awards Cycle	$0	$584,101	$0	$584,101	$584,101	$584,101
Stock Options 2010-2011 Awards Cycle	$0	$0	$0	$325,965	$325,965	$325,965
Stock Options 2011-2012 Awards Cycle	$0	$0	$0	$0	$0	$0
Outplacement	$0	$12,000	$0	$0	$0	$0
Welfare Benefits	$0	$9,729	$0	$0	$0	$0
Financial Counseling	$0	$10,000	$0	$10,000	$10,000	$10,000
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$1,875,000	$0
Aggregate Payments	$0	$1,240,830	$0	$1,593,313	$3,468,313	$1,593,313

	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
P. Carter
Severance	$0	$530,000	$0	$0	$0	$0
Accelerated Vesting of Long-Term Grants:
Performance Cash 2011-2013 Awards Cycle	$0	$0	$0	$136,667	$136,667	$136,667
Performance Cash 2011-2012 Awards Cycle	$0	$0	$0	$284,000	$284,000	$284,000
Performance Shares 2011-2013 Awards Cycle	$0	$0	$0	$117,947	$117,947	$117,947
Performance Shares 2009-2010 Awards Cycle	$0	$442,565	$0	$442,565	$442,565	$442,565
Stock Options 2010-2011 Awards Cycle	$0	$0	$0	$203,952	$203,952	$203,952
Stock Options 2011-2012 Awards Cycle	$0	$0	$0	$0	$0	$0
Outplacement	$0	$12,000	$0	$0	$0	$0
Welfare Benefits	$0	$9,729	$0	$0	$0	$0
Financial Counseling	$0	$10,000	$0	$10,000	$10,000	$10,000
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$1,590,000	$0
Aggregate Payments	$0	$1,004,294	$0	$1,195,131	$2,785,131	$1,195,131

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(Item 10 on the Proxy Card)

        As indicated by the preceding discussion, executive compensation is an important matter both to us and to our shareholders. In 2011, we held our first advisory shareholder vote to approve the compensation of our Named Executive Officers as required by Section 14A of the Securities Exchange Act of 1934. We also held our first advisory shareholder vote on the frequency of future advisory shareholder votes to approve the compensation of our Named Executive Officers. In keeping with the recommendation of our Board, our shareholders expressed a preference that future advisory shareholder votes to approve the compensation of our Named Executive Officers be held on an annual basis and, as previously disclosed, our Board determined to hold an advisory vote to approve the compensation of the Named Executive Officers every year. Accordingly, we are again seeking input from our shareholders through this advisory vote to approve the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement.

        We have designed our executive compensation program to attract, motivate, focus and retain employees with the skills required to achieve our performance goals in a competitive global business environment. Our program is designed to reflect each individual's contribution to our corporate performance, while striking an appropriate balance between short-term and longer-term corporate performance. While the specific elements of executive compensation vary from time to time, our executive compensation program's overriding focus is on the principle of pay for performance, as we define it, both in program design and in the specific awards.

        In addition, we consider the following principles when designing and implementing compensation programs for our officers:

  •
  Our executives' target total direct compensation opportunity should be at the median of the compensation range payable to similarly situated executives at U.S.-headquartered manufacturing companies with comparable job scope and size—when our financial performance meets certain Board-approved targets. The Compensation Committee benchmarks these targets against the relative performance of other similar companies.

  •
  Our programs are designed to provide a competitive compensation "opportunity" for our executives. We believe that our executives should be compensated well when our company performs well and that their total direct compensation should vary in relation to our corporate performance, relative to our internal goals.

  •
  There should be a balance between annual and longer-term elements of compensation.

  •
  The more senior a person's position, the more his or her compensation should be "at risk," meaning dependent on our corporate and stock price performance.

  •
  Our stock should be an important part of our executive compensation programs in order to link our management's compensation with our shareholders' returns. The greater the level of responsibility of the person, the more his or her compensation should be stock-based.

  •
  Our compensation programs should support retention of our experienced executives and achievement of our leadership succession plans.

  •
  Our executive compensation system should be transparent to our investors and employees and should be simple and easy to understand.

        We continually review best practices in the area of executive compensation and have revised our compensation policies and practices in the last two years to:

  •
  Eliminate tax gross-ups for excise taxes that may be imposed on payments to our executive officers in connection with a change in control.

  •
  Impose a "double trigger" requirement for accelerated vesting of our executive officers' equity grants upon a change in control in which the grants are assumed or replaced so that, in addition to the change in control occurring, the executive officer's employment must be terminated by us without cause or by the executive officer with good reason in order for his or her unvested equity to become vested on an accelerated basis. This change is effective for all equity grants made in 2012 and future years.

  •
  Modify the benefits payable to our executive officers upon a change in control and termination of employment. The cash severance amount for our executive officers other than the CEO was changed from three to two years' base salary and from three to two annual bonus payments, calculated at a 1.0 payout factor (in addition to the full vesting of certain insurance and retirement benefits and the continuation for the two-year severance period of certain other benefits). For the CEO, the cash severance amount remains equal to three years' base salary and three annual bonus payments calculated at a 1.0 payout factor (in addition to the full vesting of certain insurance and retirement benefits and the continuation for the three-year severance period of certain other benefits).

  •
  Increase the length of the performance period for our long-term incentive performance cash and performance shares from two years to three years to incentivize sustained corporate financial performance over a longer period.

  •
  Increase the percentage of our long-term incentive compensation allocated to equity.

  •
  Eliminate tax gross-ups on all perquisites.

        We believe that our existing compensation programs have been effective at motivating our key executive officers, including our Named Executive Officers, to achieve superior performance and results for our company, effectively aligning compensation with performance results, giving our executives an ownership interest in our company so their interests are aligned with our shareholders, and enabling us to attract and retain talented executive officers whose services are in key demand in our industry and market sectors.

        As previously disclosed, our executive compensation aligned well with the objectives of our programs and our corporate performance in 2011, driven by these factors:

  •
  Our total net sales grew to over $18 billion, an increase of 36 percent year-over-year and up 67 percent over the last two years.

  •
  Net income attributable to Cummins was a record $1.85 billion compared to $1 billion in 2010.

  •
  Our cash flow from operations totaled $2.1 billion, driven by both our strong earnings results and improvement in our working capital efficiency, allowing us to continue to fund our investments in future growth while increasing returns to shareholders.

  •
  We continued our efforts to return value to our shareholders in 2011, increasing our dividend 52 percent and repurchasing 6.4 million shares during the year.

        The following graphs show the strong direct relationship between our corporate financial performance and our executive compensation levels by comparing the relationship over the past five years of our (i) average total shareholder return (three-year rolling average, on a dividend reinvested basis), or TSR; (ii) return on average net assets, or ROANA; (iii) return on equity, or ROE; and (iv) average annual total compensation for our Named Executive Officers, or Avg TC:

Link Between Financial Performance and Executive Compensation

        Note:    The "Avg TC" values in these graphs for 2009 - 2011 reflect the averages of the total compensation values for our Named Executive Officers as reported in the Summary Compensation Table of this proxy statement. The "Avg TC" values shown in these graphs for 2007 and 2008 reflect the averages of the total compensation values for the Named Executive Officers as reported in the Summary Compensation Tables of the 2007 and 2008 proxy statements, respectively.

        Our Board would like the support of our shareholders for the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives in this proxy statement. Accordingly, for the reasons we discuss above, our Board unanimously recommends that shareholders vote in favor of the following resolution:

  "RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis section, compensation tables, and accompanying narratives contained in this proxy statement."

        The compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and compensation tables and narratives contained in this proxy statement will be approved if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results for this proposal.

        As this is an advisory vote, the results of the vote will not be binding on our Board, although our Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and practices and our Compensation Committee and our Board will review and consider the outcome of the vote when making future compensation decisions for our Named Executive Officers. We believe our company benefits from constructive dialogue with our shareholders on these important matters, and while we continue to reach out to our shareholders on these and other issues, we also encourage our shareholders to contact us if they would like to communicate their views on our executive compensation programs. Shareholders who wish to communicate with our non-management directors concerning our executive compensation programs should refer to the section above entitled "Corporate Governance—Board of Directors and Committees—Communication with the Board of Directors."

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES AND NARRATIVES IN THIS PROXY STATEMENT.

 DIRECTOR COMPENSATION

        Beginning in May 2011, each of our non-employee directors became entitled to targeted annual compensation of $200,000, $90,000 of which was paid in cash and $110,000 of which was represented by an award of our Common Stock. This represented an increase, based on general industry and peer group market data, from the 2010 targeted total annual compensation of $150,000, one-half of which was delivered in cash and one-half of which was represented by a stock award. We also provide additional cash fees to the chairmen of our various committees. The Chairman of our Finance Committee receives an additional cash retainer of $7,500, the Chairman of the Governance and Nominating Committee receives an additional cash retainer of $10,000, the Chairman of the Safety, Environment and Technology Committee receives an additional annual cash retainer fee of $8,000, the Audit Committee Chairman receives an additional $15,000 annual cash retainer and the Compensation Committee Chairman receives an additional $10,000 annual cash retainer. The Lead Director receives an additional annual cash retainer fee of $20,000. Committee members also receive $1,000 for attending a committee meeting (other than a meeting of the Executive Committee) that is not held in connection with a regular or special meeting of our Board.

        We also have a Deferred Compensation Plan for non-employee directors, pursuant to which directors may elect to defer receipt of all or any portion of their compensation while they serve as a director. Upon ceasing to be a director, the deferred compensation, plus accrued interest, is paid to the director or the director's beneficiary in a lump sum or in annual installments, not to exceed 15, as specified by the director. Upon a change in control of our company, such deferred compensation and interest would be paid in cash to the director in one lump sum. Accounts are credited with earnings based on each participant's selection among three alternatives: Standard & Poor's 500 Index, Barclays Capital Aggregate Bond Index or 10-Year Treasury Bill + 2%.

        Each non-employee director is required to maintain direct ownership of shares of our Common Stock (including stock awards) equal to or greater in value to three times his or her annual total retainer fee. This ownership requirement was first required to be met in 2010 for non-employee directors who were first elected prior to 2004. Non-employee directors first elected after 2003 must comply with the requirement within six years of becoming a member of our Board. Non-employee directors are not allowed to sell our shares until they reach their stock ownership guideline, and then may not sell shares to the extent their ownership level would be less than the guideline amount. As of December 31, 2011, all of our non-employee directors had either satisfied this requirement or had additional time to do so.

Name	(1) Fees Earned or Paid in Cash ($)	(2) Stock Awards ($)	(3) Change in Pension Value and Non Qualified Deferred Compensation Earnings	All Other Compensation	Total
R. J. Bernhard	$103,000	$116,515	$0	$0	$219,515
F. R. Chang Diaz	$96,000	$116,515	$0	$0	$212,515
S. B. Dobbs	$96,000	$116,515	$0	$0	$212,515
R. K. Herdman	$111,000	$116,515	$0	$0	$227,515
A. M. Herman(4)	$126,000	$116,515	$25,341	$0	$267,856
W. I. Miller(4)	$98,500	$116,515	$45,138	$0	$260,153
G. R. Nelson	$105,000	$116,515	$9,466	$0	$230,981
C. Ware	$91,000	$116,515	$10,746	$0	$218,261

(1)
Fees Earned or Paid in Cash were as follows:

Director	Board Retainer	Special Committee Meeting Fees	Lead Director Fee	Committee Chaired	Committee Chair Fees	Total
R. J. Bernhard	$90,000	$5,000	$0	Safety, Environment and Technology	$8,000	$103,000
F. R. Chang Diaz	$90,000	$6,000	$0		$0	$96,000
S. B. Dobbs	$90,000	$6,000	$0		$0	$96,000
R. K. Herdman	$90,000	$6,000	$0	Audit	$15,000	$111,000
A. M. Herman	$90,000	$6,000	$20,000	Governance and Nominating	$10,000	$126,000
W. I. Miller	$90,000	$1,000	$0	Finance	$7,500	$98,500
G. R. Nelson	$90,000	$5,000	$0	Compensation	$10,000	$105,000
C. Ware	$90,000	$1,000	$0		$0	$91,000
(2)
The stock award column represents the aggregate grant date fair value of the awards, which was $118.41 per share. The aggregate grant date fair value was computed in accordance with ASC Topic 718. The assumptions made in valuing stock awards for 2011 are included in the Notes to Consolidated Financial Statements in our 2011 Annual Report on Form 10-K and such information is incorporated by reference.

The stock value represents 55 percent of the annual retainer. The number of shares is calculated by dividing the target value by the preceding 20-day average closing price of our Common Stock on the NYSE on the grant date, rounded down to the nearest whole share. Each director was awarded 984 shares of stock. The shares for all directors were granted using a value of $111.696, the preceding 20-day average of closing prices of our Common Stock on the NYSE on the grant date of May 10, 2011.

(3)
These amounts represent "Above Market" earnings in the Deferred Compensation Plan, as described above. "Above-market" is defined as the amount of earnings that exceeded 120% of the applicable federal long-term rate published by the U.S. Internal Revenue Service.

(4)
As part of our overall support of charitable and educational institutions, we previously established the Cummins Inc. Charitable Bequest Program in which non-employee directors first elected prior to 2004 are eligible to participate. Only W. I. Miller and A. M. Herman currently participate in this program. Following the death of such director, we will donate 10 equal annual installments of $100,000 to one or more qualifying institutions designated by such director. We have purchased life insurance policies on each participating director, the proceeds of which fund donations under the program. Policies are fully paid and, therefore, no premiums were payable in 2011. Directors do not receive any direct financial benefit from the program since all charitable deductions accrue to us.

 SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
(Item 11 on the Proxy Card)

        The Audit Committee of our Board has voted to appoint PricewaterhouseCoopers LLP, or PwC, as the firm of independent public accountants to audit our financial statements for 2012. Although the selection and appointment of independent public accountants is not required to be submitted to a vote of our shareholders, our Board has decided, as in the past, to ask our shareholders to ratify this appointment. Such ratification does not limit the Audit Committee's ability to make subsequent changes to our auditors that it thinks appropriate. A representative of PwC will be present at the Annual Meeting and will be available to answer appropriate questions but will not have the opportunity to make a statement. A report of the Audit Committee in connection with its independence, the independence of the auditors and certain other matters follows our Board's recommendation on this Item below.

        We believe that all services rendered to us by PwC are permissible under applicable laws and regulations, and have been pre-approved by or on behalf of the Audit Committee pursuant to the policy described below. Fees paid to PwC for services are disclosed in the table below under the categories listed therein.

        These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in PwC's core work, which is the audit of our consolidated financial statements and the audit of our internal control over financial reporting.

Vote Required and Recommendation of the Board of Directors

        Appointment of PwC as auditors will be ratified if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results for the ratification of PwC.

        OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL TO RATIFY THE APPOINTMENT OF PwC.

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by PwC for the audit of our annual financial statements for 2011 and 2010, and fees billed for other services rendered by PwC during those periods.

	2011	2010
	(dollars in millions)
Audit fees:(1)	9.2	7.8
Tax fees:(2)	0.7	0.5
All other fees:(3)	0.1	0
Total	10.0	8.3

(1)
Audit fees consisted of work performed in connection with the audit of our financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)
Tax fees consisted principally of assistance with matters related to foreign tax compliance and planning, review of foreign tax returns and tax claims.

(3)
All other fees included nominal amounts incurred for seminars related to employee training, assistance with applications for various government grants, quality review of the internal audit function and licensing fees for technical research tools.

Audit Committee Pre-Approval Policy

        The Sarbanes-Oxley Act of 2002 and rules of the SEC prohibit our independent accountant from providing certain types of non-audit services to us. They also require that all audit, review or attest engagements required under the securities laws and permitted non-audit services provided to us by our independent accountant be pre-approved by the Audit Committee or one of its members to whom the Audit Committee has delegated authority.

        Under our policy and procedures, when considering whether to approve non-audit services to be provided by our independent accountant, the Audit Committee must consider whether the provision of the service would adversely affect the independence of the independent accountant. Specifically, the Audit Committee must consider whether the provision of the service would (i) place the accountant in the position of auditing his or her own work; (ii) result in the accountant acting as management or an employee of our company; or (iii) place the accountant in the position of being an advocate for us. Any proposed non-audit service that the Audit Committee determines would adversely affect the independence of our independent accountant will not be approved.

        The Audit Committee is solely responsible for pre-approving all audit and non-audit services. The Audit Committee has delegated to its Chairman authority to pre-approve audit and permitted non-audit services to be provided by our independent accountant, provided that such services are permissible under our foregoing policy and procedures and do not exceed $100,000 in the aggregate. Decisions of the Chairman must be reported to the full Audit Committee at its next scheduled meeting, and documented in a format required by the policy.

Audit Committee Report

        The role of our Audit Committee is to assist our Board in fulfilling its oversight responsibilities as they relate to our accounting policies, internal control over financial reporting, financial reporting practices and legal and regulatory compliance. Each member of the Committee is independent as defined under our independence criteria, NYSE listing standards and SEC rules. The Committee operates under a written charter that has been adopted by our Board and is reviewed by the Committee on a periodic basis. The Committee's current charter can be viewed on our website.

        The Committee fulfills its responsibilities through periodic meetings with our independent registered public accounting firm, internal auditors and management. During 2011, the Committee met 11 times. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee, or the Committee Chair as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer, Controller and the independent auditors, prior to public release. The Committee also met with the independent auditor to discuss the results of its reviews of the interim financial statements. The Committee periodically meets in executive session.

        Throughout the year, the Audit Committee monitors matters related to the independence of PwC, our independent registered public accounting firm. As part of its monitoring activities, the Committee obtained a letter from PwC containing a description of all relationships between PwC and us. After reviewing the letter and discussing it with our management, the Committee discussed with PwC its overall relationship with us and any of those relationships described in the letter that could impact PwC's objectivity and independence. Based on its continued monitoring activities and year-end review, the Committee satisfied itself as to PwC's independence. PwC also has confirmed in its letter that, in its professional judgment, it is independent of our company within the meaning of the federal securities laws and within the requirements of Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.

        The Committee reviewed with both our independent and internal auditors their respective audit plans, audit scope, and identification of audit risks. Further, the Committee reviewed and discussed with our management and PwC our audited financial statements and management's and PwC's evaluations of our internal control over financial reporting, as reported in our 2011 Annual Report on Form 10-K. Management has the responsibility for the preparation and integrity of our financial statements and its internal control over financial reporting and PwC has the responsibility for the examinations thereof.

        The Committee discussed and reviewed with PwC all matters required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 114, "The Auditor's Communication With Those Charged With Governance." With and without management present, the Committee discussed and reviewed the results of PwC's examination of our financial statements and internal control over financial reporting, as well as management's report on internal control over financial reporting. The Committee also discussed the results of internal audit examinations.

        Based on the above-mentioned reviews and discussions with management, internal audit and PwC, the Committee recommended to our Board of Directors that our audited financial statements and management's report on internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC. The Committee also reappointed PwC as our independent auditors for 2012.

Respectfully submitted, ROBERT K. HERDMAN, CHAIR ROBERT J. BERNHARD FRANKLIN CHANG DIAZ STEPHEN B. DOBBS ALEXIS M. HERMAN GEORGIA R. NELSON

 APPROVAL OF 2012 OMNIBUS INCENTIVE PLAN
(Item 12 on the Proxy Card)

Summary of Proposal

        Our Board is recommending that our shareholders approve the Cummins Inc. 2012 Omnibus Incentive Plan, which we refer to as the "2012 Plan," including the authority to issue an additional 3,500,000 shares of our Common Stock under the 2012 Plan over the existing shares available under the plan that currently serves as the vehicle for our equity compensation program, the Cummins Inc. 2003 Stock Incentive Plan (which we refer to as the "Existing Equity Plan").

        We are implementing and seeking shareholder approval of the 2012 Plan because the Existing Equity Plan will be expiring in 2013. If our shareholders approve the 2012 Plan, the Existing Equity Plan will terminate, no new awards will be granted under the Existing Equity Plan, and the authority to issue the remaining shares of Common Stock available under the Existing Equity Plan will terminate. In addition, to streamline the administration of our existing cash incentive plans, the 2012 Plan is intended to replace the Cummins Inc. Senior Executive Target Bonus Plan, the Cummins Inc. Target Bonus Plan, the Cummins Inc. Senior Executive Longer Term Performance Plan and the Cummins Inc. Longer Term Performance Plan, which we refer to collectively as the "Existing Incentive Plans." We do not expect the adoption of the 2012 Plan to result in any material change to our current equity compensation practices.

        The two primary purposes of the 2012 Plan are to help us attract, retain, focus and motivate our executives, other key employees and directors and to link the interests of these individuals with the interests of our shareholders over the longer term. The 2012 Plan will accomplish these purposes by serving as the primary vehicle for our equity-based and other incentive compensation programs. Therefore, we believe that approval of the 2012 Plan is important to our future success.

Key Reasons to Support the 2012 Plan:

  •
  The Existing Equity Plan will be expiring in 2013.

  •
  Our equity-based and other incentive compensation programs, including the Existing Equity Plan, have been integral to our past success and the 2012 Plan will continue to be an essential element contributing to our future performance.

  •
  The number of shares reserved under the 2012 Plan represents what we believe is an acceptable level of dilution to our existing shareholders in light of the benefits to our future performance that we expect the 2012 Plan to support. Based on our historical annual equity grant levels, we believe that the number of shares of Common Stock reserved for issuance under the 2012 Plan will last us approximately three to five years. We estimate that the additional 3,500,000 shares reserved for issuance under the 2012 Plan could result in a maximum potential dilution to our existing shareholders of approximately [            ]%, based on our current total of [                        ] shares of Common Stock outstanding as of March 15, 2012.

  •
  Our equity grants under the Existing Equity Plan have been at a level we consider to be moderate, and we expect to continue similar grant practices under the 2012 Plan over the near term. Our three-year average burn rate is approximately 0.5% when calculated by dividing the total number of share awards granted in any given year by the number of shares of Common Stock outstanding (calculated without discounting for cancelled or forfeited options or shares acquired or retained by us).

  •
  The 2012 Plan will incorporate the following two practices implemented within the last year:

  •
  We have eliminated tax gross-ups for excise taxes that may be imposed on payments to our executive officers in connection with a change in control.

    •
    We imposed a "double trigger" requirement for accelerated vesting of our executive officers' equity grants upon a change in control in which the grants are assumed or replaced so that, in addition to the change in control occurring, the executive officer's employment must be terminated by us without cause or by the executive officer with good reason in order for his or her unvested equity to become vested on an accelerated basis. (This change is effective for all equity grants made in 2012 and future years.)

        We believe that our existing compensation programs have been effective at motivating our key executive officers, including our Named Executive Officers, to achieve superior performance and results for our company, effectively aligning compensation with performance results, giving our executives an ownership interest in our company so their interests are aligned with our shareholders, and enabling us to attract and retain talented executive officers whose services are in key demand in our industry and market sectors.

Securities Authorized for Issuance under Equity Compensation Plans

        Our three-year average burn rate is approximately 0.5% when calculated by dividing the total number of share awards granted in any given year by the number of shares of Common Stock outstanding. The number of share awards used in the burn rate calculation is not discounted by cancelled or forfeited options or shares acquired or retained by us. As of March 15, 2012, approximately [                        ] shares remain available for future grants under the Existing Equity Plan.

        If the 2012 Plan is approved by shareholders, an additional 3,500,000 shares, for a total of approximately [                        ] shares, will be authorized for grants under the Existing Equity Plan and the 2012 Plan. Any shares underlying outstanding awards under the Existing Equity Plan that would have become available for grant as a result of the plan's share recycling provisions had such plan remained active would, as described below, increase this number. As of March 15, 2012, there were a total of 2,033,908 shares underlying outstanding awards under the Existing Equity Plan, some or all of which could become available for grant under the 2012 Plan.

Effect of Proposal on the Cummins Inc. 2003 Stock Incentive Plan

        As of March 15, 2012, there were approximately [                        ] shares of Common Stock remaining available for future grants of stock options, stock appreciation rights and stock award under the Existing Equity Plan (out of a total of 13,500,000 shares that had been authorized under the Existing Equity Plan). If our shareholders approve the 2012 Plan, the Existing Equity Plan will terminate, no new awards will be granted under the Existing Equity Plan, and the authority to issue the remaining shares of Common Stock available under the Existing Equity Plan will terminate. All awards that were granted under the Existing Equity Plan that are outstanding as of the date of the approval of the 2012 Plan will remain outstanding and will continue to be governed by the Existing Equity Plan.

        As of March 15, 2012, under the Existing Equity Plan, there were:

  •
  [                        ] shares of Common Stock subject to outstanding options;

  •
  [                        ] shares underlying outstanding performance shares that had not been earned; and

  •
  [                        ] shares of restricted stock that had not vested.

        The outstanding options have a weighted average exercise price of $[            ] and a weighted average remaining term of [            ] years. If, after the date of the approval of the 2012 Plan, any shares of Common Stock subject to awards granted under the Existing Equity Plan would again become available for new grants under the terms of the Existing Equity Plan if that plan were still in effect, then those shares of Common Stock will be available for the purpose of granting new awards under the 2012 Plan, thereby increasing the number of shares of Common Stock available for issuance under the 2012 Plan.

Effect of Proposal on the Cummins Inc. Executive Incentive Compensation Plans

        The Existing Incentive Plans allow us to grant performance-based cash incentive awards to specified employees. If the 2012 Plan is approved by the shareholders, we will terminate the Existing Incentive Plans at the end of the 2012 calendar year, although they will continue to govern awards granted prior to their termination. Specifically, we may make cash incentive payments pursuant to the performance goals that we established under the Existing Incentive Plans in the first quarter of 2012.

Effect on Existing Plans if the 2012 Plan is Not Approved

        If the 2012 Plan is not approved, the Existing Equity Plan and Existing Incentive Plans will remain in effect in accordance with their terms.

Issued and Outstanding Shares, Stock Price

        There were [                        ] shares of our Common Stock issued and outstanding as of March 15, 2012 and we had 192,972,211 weighted average shares (basic) of our Common Stock outstanding during 2011. The closing price on the NYSE of a share of our Common Stock as of March 15, 2012 was $[                        ].

Summary of the Terms of the 2012 Plan and Related Information

        The following is a summary of the material provisions of the 2012 Plan, a copy of which is attached hereto as Annex A and is incorporated by reference herein, and certain related information concerning share usage and burn rates. This summary is qualified in its entirety by reference to the full and complete text of the 2012 Plan. Any inconsistencies between the following summary of the material provisions of the 2012 Plan and the text of the 2012 Plan will be governed by the text of the 2012 Plan.

Administration and Eligibility

        The 2012 Plan will be administered by the Compensation Committee, our Board or another committee (to the extent the Board has retained authority and responsibility as an administrator of the 2012 Plan or delegated it to another committee) (we refer to such committee or board, as the case may be, as the "administrator"). The administrator may designate any of the following as a participant under the 2012 Plan to the extent consistent with its authority: any of our or our affiliates' officers or other employees or individuals engaged to become such an officer or employee, consultants who provide services to us or our affiliates and our non-employee directors. The selection of participants will be based upon the administrator's opinion that the participant is in a position to contribute materially to our continued growth and development and to our long-term financial success. We currently have eight non-employee directors and approximately 43,900 employees who are eligible to participate in the 2012 Plan.

        Our Board may delegate some or all of its authority under the 2012 Plan to a committee of the board, and the Compensation Committee may delegate some or all of its authority under the 2012 Plan to a sub-committee or one or more of our officers, subject in each case to limitations specified in the 2012 Plan.

Types of Awards

        Awards under the 2012 Plan may consist of stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, shares of Common Stock, dividend equivalent units, incentive cash awards or other equity-based awards. The administrator may grant any type of award to any participant it selects, but only our and our subsidiaries' employees may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or (subject to the Plan's prohibitions on repricing) in substitution for any other award (or any other award granted under another plan of ours or of any of our affiliates).

Shares Reserved under the 2012 Plan

        An aggregate of 3,500,000 shares of Common Stock, plus the number of shares available for issuance under the Existing Equity Plan that have not been made subject to outstanding awards, are reserved for issuance under the 2012 Plan. The number of shares reserved for issuance is reduced by the maximum number of shares, if any, that may be payable under an award as determined on the date of the grant of the award, except that the total number of shares reserved will be reduced by two shares for each share delivered in payment or settlement of a full-value award. Full-value awards include restricted stock, restricted stock units payable in shares of Common Stock, performance shares, performance units payable in shares of Common Stock and any other similar award payable in shares of Common Stock under which the value of the award is measured as the full value of a share of Common Stock, rather than the increase in the value of a share of Common Stock.

        In general, if an award granted under the 2012 Plan lapses, expires, terminates or is cancelled without the issuance of shares, or the payment of other compensation with respect to shares covered by, the award (whether due currently or on a deferred basis); it is determined during or at the conclusion of the term of an award granted under the 2012 Plan that all or some portion of the shares with respect to which the award was granted will not be issuable, or that other compensation with respect to shares covered by the award will not be payable on the basis that the conditions for such issuance will not be satisfied; if shares are forfeited under an award; or if shares are issued under any award and we reacquire them pursuant to rights we reserved upon the issuance of the shares; then in each and every case such shares will again be available for issuance under the 2012 Plan.

        If, after the date of the approval of the 2012 Plan, any shares of Common Stock subject to awards granted under the Existing Equity Plan would again become available for new grants under the terms of the Existing Equity Plan if that plan were still in effect, then those shares of Common Stock will be available for the purpose of granting awards under the 2012 Plan, thereby increasing the number of shares of Common Stock available for issuance under the 2012 Plan.

Options

        The administrator will have the authority to grant stock options and to determine all terms and conditions of each stock option. The administrator will fix the option price per share of Common Stock, which may not be less than the fair market value of the Common Stock on the date of grant. Fair market value is defined as the last sales price of a share of our Common Stock as reported online or in print by The Wall Street Journal for the date in question, or if no sales of our Common Stock occur on such date, on the last preceding date on which there was such a sale. The administrator will determine the expiration date of each option, but the expiration date will not be later than 10 years after the grant date. Options will be exercisable at such times and be subject to such restrictions and conditions as the administrator deems necessary or advisable. The stock option exercise price will be payable in full upon exercise.

Stock Appreciation Rights

        The administrator will have the authority to grant stock appreciation rights. A stock appreciation right is the right of a participant to receive cash in an amount, and/or Common Stock with a fair market value, equal to the appreciation of the fair market value of a share of Common Stock during a specified period of time. The 2012 Plan provides that the administrator will determine all terms and conditions of each stock appreciation right, including, among other things: whether the stock appreciation right is granted independently of a stock option or relates to a stock option; a grant price that will not be less than the fair market value of the Common Stock subject to the stock appreciation right on the date of grant; a term that must be no later than 10 years after the date of grant; and whether the stock appreciation right will settle in cash, Common Stock or a combination of the two.

Performance and Stock Awards

        The administrator will have the authority to grant awards of restricted stock, restricted stock units, performance shares or performance units. Restricted stock means shares of Common Stock that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted stock unit means the right to receive a payment equal to the fair market value of one share of Common Stock. Performance shares means the right to receive shares of Common Stock to the extent performance goals are achieved. Performance unit means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of Common Stock, to the extent performance goals are achieved.

        The administrator will determine all terms and conditions of the awards, including, among other things: whether performance goals need to be achieved for the participant to realize any portion of the benefit provided under the award; whether the restrictions imposed on restricted stock or restricted stock units will lapse, and any portion of the performance goals subject to an award will be deemed achieved, upon a participant's death, disability or retirement; the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the award will be made; with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of Common Stock; and, with respect to restricted stock units and performance units, whether the awards will settle in cash, in shares of Common Stock, or in a combination of the two.

Incentive Awards

        The administrator will have the authority to grant annual and long-term incentive awards. An incentive award is the right to receive a cash payment to the extent that one or more performance goals are achieved. The administrator will determine all terms and conditions of an annual or long-term incentive award, including the performance goals, performance period, the potential amount payable and the timing of payment. The administrator must require that payment of all or any portion of the amount subject to the incentive award is contingent on the achievement of one or more performance goals during the period the administrator specifies. The administrator may deem that performance goals subject to an award are achieved upon a participant's death, disability or retirement, or such other circumstances as the administrator may specify. The performance period for an annual incentive award must relate to a period of one fiscal year, and the performance period for a long-term incentive award must relate to a period of more than one fiscal year, except that, in each case, if the award is made in the year the 2012 Plan becomes effective, at the time of commencement of employment with us or on the occasion of a promotion, then the award may relate to a shorter period.

Dividend Equivalent Units

        The administrator will have the authority to grant dividend equivalent units. A dividend equivalent unit is the right to receive a payment, in cash or shares of Common Stock, equal to the cash dividends or other distributions that we pay with respect to a share of Common Stock. The administrator will determine all terms and conditions of a dividend equivalent unit award, including whether: the award will be granted in tandem with another award; payment of the award be made currently or credited to an account for the participant which provides for the deferral of such amounts until a stated time; and the award will be settled in cash or shares of Common Stock; and, as a condition for the participant to realize all or a portion of the benefit provided under the dividend equivalent unit, one or more performance goals must be achieved during such period as the administrator specifies.

Other Awards

        The administrator will have the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, either alone or in addition to or in conjunction with other awards, and payable in shares of Common Stock or cash. Such awards may include shares of unrestricted Common Stock, which may be awarded, without limitation (except as provided in the 2012 Plan), as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of our Common Stock from us. The administrator will determine all terms and conditions of the award, including the time or times at which such award will be made and the number of shares of Common Stock to be granted pursuant to such award or to which such award will relate. Any award that provides for purchase rights must be priced at 100% of the fair market value of our Common Stock on the date of the award.

Performance Goals

        For purposes of the 2012 Plan, performance goals mean any goals the administrator establishes that relate to one or more of the following with respect to us or any one or more of our subsidiaries, affiliates or other business units: net sales; cost of sales; revenues; gross margin; gross income; net income; operating income; income from continuing operations; earnings (including before interest and/or taxes and/or depreciation and amortization); earnings per share (including diluted earnings per share); cash flow; free cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; ratio of debt to debt plus equity; return on shareholder equity; return on equity; return on sales; return on capital; return on assets; return on average net assets; operating working capital; average accounts receivable; economic value added; customer satisfaction; operating margin; profit margin; sales performance; sales growth; sales quota attainment; new sales; cross/integrated sales; client engagement; client acquisition; internal revenue growth; client retention; total shareholder return metrics; or a combination of these measures. In the case of awards that the administrator determines at the date of grant will not be considered "performance-based compensation" under Section 162(m) of the Code, the administrator may establish other performance goals not listed in the 2012 Plan.

        As to each performance goal, the relevant measurement of performance will be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the administrator, will exclude the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions or dispositions; (vii) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; and (viii) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, that, in case of each of the foregoing, we identify in our publicly filed periodic or current reports, our audited financial statements, including notes to the financial statements, or the Management's Discussion and Analysis section of our annual report. With respect to any award intended to qualify as performance-based compensation under Section 162(m) of the Code, such exclusions may be made only to the extent consistent with Section 162(m) of the Code. To the extent consistent with Section 162(m), the administrator may also provide for other adjustments to performance goals in the award agreement or plan document evidencing any award at the time the award is granted. In addition, the administrator may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under the 2012 Plan or any other compensation arrangements that we maintain (except that, with respect to any award intended to qualify as performance-based compensation under Section 162(m) of the Code, such adjustment may be made only to the extent consistent with

Section 162(m) of the Code). Where applicable, the performance goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

Award Limits

        In order to qualify as "performance-based compensation" under Section 162(m) of the Code, we are required to establish limits on the number of awards that we may grant to a particular participant. The award limits in the 2012 Plan were established in order to provide us with maximum flexibility, and are not necessarily indicative of the size of award that we expect to make to any particular participant. Under the 2012 Plan, no participant may be granted awards that could result in such participant: receiving options for, or stock appreciation rights with respect to, more than 500,000 shares of Common Stock during any fiscal year; receiving awards of restricted stock or restricted stock units or other stock-based awards relating to more than 300,000 shares of Common Stock during any fiscal year; receiving awards of performance shares or awards of performance units, the value of which is based on the fair market value of Common Stock, for more than 300,000 shares of Common Stock during any fiscal year; or receiving awards of performance units, the value of which is not based on the fair market value of shares of Common Stock, annual cash incentive awards, long-term cash incentive awards or dividend equivalent units that would pay more than $10,000,000 in any fiscal year. Each of these limitations is subject to adjustment as described above.

Transferability

        Awards are not transferable other than by will or the laws of descent and distribution, unless the administrator allows a participant to designate in writing a beneficiary to exercise an award or receive payment under an award after the participant's death, to transfer an award to the former spouse of the participant as required by a domestic relations order incident to a divorce or to transfer an award for no consideration.

Adjustments

        If:

  •
  we are involved in a merger or other transaction in which our Common Stock is changed or exchanged;

  •
  we subdivide or combine our Common Stock or we declare a dividend payable in our Common Stock, other securities (other than stock purchase rights issued pursuant to a shareholder rights agreement) or other property;

  •
  we effect a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of Common Stock at the time the dividend is declared, or we effect any other dividend or other distribution on our Common Stock in the form of cash, or a repurchase of shares of Common Stock, that our Board determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our Common Stock; or

  •
  any other event occurs, which, in the judgment of the administrator necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2012 Plan;

then the administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2012 Plan and subject to certain provisions of the Code, adjust the number and type of shares of Common Stock subject to the 2012 Plan and which may, after the event, be made the subject of awards; the number and type of shares of Common Stock subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and performance goals of an award.

        In any such case, the administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award. However, if the transaction or event constitutes a change in control, as defined in the 2012 Plan, then the payment must be at least as favorable to the holder as the greatest amount the holder could have received for such award under the change in control provisions of the 2012 Plan. The administrator may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares of Common Stock otherwise reserved or available under the 2012 Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

Change in Control

        The following describes what happens with a participant's compensation upon a change in control:

  •
  If the purchaser, successor or surviving corporation (or parent thereof), which we refer to as the "Successor," agrees, some or all outstanding awards will be assumed, or replaced with the same type of award with similar terms and conditions, by the Successor in the transaction. If the participant's employment with the Successor terminates in connection with or within twenty-four (24) months following the change in control for any reason other than an involuntary termination by the Successor for cause or a voluntary termination by the participant without good reason, then all of the participant's awards that are in effect will be vested in full or deemed earned in full (assuming the maximum performance goals provided under the award were met, if applicable) effective on the date of such termination.

  •
  If the Successor does not assume the awards or issue replacement awards, then, unless provided otherwise in an award agreement or by the Compensation Committee, immediately prior to the date of the change in control all awards that are then held by participants will be cancelled in exchange for the right to receive the following:

  •
  For each stock option or stock appreciation right, a cash payment equal to the excess of the change in control price (as determined by the administrator) of the shares of Common Stock covered by the stock option or stock appreciation right over the purchase or grant price of such shares of Common Stock under the award;

  •
  For each share of restricted stock and each restricted stock unit, the change in control price;

  •
  For each performance share and/or performance unit that has been earned but not yet paid, a cash payment equal to the value of the performance share and/or performance unit;

  •
  For each performance share and/or performance unit for which the performance period has not expired, a cash payment equal to the value of the performance share and/or performance unit calculated at the target performance level;

  •
  For all incentive awards that are earned but not yet paid, a cash payment equal to the value of the award;

  •
  For all incentive awards that are not yet earned, a cash payment equal to the amount that would have been due if the performance goals (measured at the time of the change in control) were to be achieved at the target level through the end of the performance period;

    •
    For a cash payment equal to the value of the dividend equivalent unit; and

    •
    For all other awards, a cash payment based on the value of the award as of the date of the change in control.

        The payments in respect of cancelled awards will be made as follows:

  •
  To the extent the payments are attributable (1) to awards that were fully vested and earned as of the date of the change in control, or (2) to stock options or stock appreciation rights (regardless of whether they were vested or earned), the payments will be made on the date of the change in control; and

  •
  To the extent the payments are attributable to awards (other than stock options and stock appreciation rights) that were unvested or unearned as of the date of the change in control, the payments will be made on the earlier of (1) 30 days after the termination of the participant's employment with the Successor in connection with or within 24 months following the change in control for any reason other than an involuntary termination by the Successor for cause or a voluntary termination by the participant without good reason or (2) the date the awards would have become vested or earned.

        Any payment in respect of cancelled awards (other than stock options or stock appreciation rights) that were unvested or unearned as of the date of the change in control will be forfeited if the participant's employment with the Successor is terminated involuntarily by the Successor for cause or voluntarily by the participant without good reason prior to the payment date.

        A "change in control" is generally defined in the 2012 Plan as:

  •
  The occurrence of certain mergers, consolidations, statutory share exchanges or similar forms of corporation transactions, or certain dispositions of all or substantially all of our assets to an unaffiliated entity (if the transactions or dispositions require the approval of shareholders);

  •
  The approval by the shareholders of a plan or proposal for our dissolution;

  •
  The acquisition by a person unaffiliated with our company of 25% or more of our outstanding voting securities as a result of specified types of transactions;

  •
  A change in the composition of a majority of our Board over a period of two years (if the new directors are not approved by the incumbent Board); or

  •
  Another event constituting a "change in control" within the meaning of the SEC's proxy rules.

No Gross-Up for Excise Taxes

        The 2012 Plan does not provide a gross-up to participants if excise taxes are imposed on any payments or benefits because of the golden parachute excise tax provisions of Code Sections 280G and 4999. Instead, the 2012 Plan provides that any affected participant's payments or benefits will be either cut back, to a level below the level that would trigger the imposition of the excise taxes, or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the participant.

Term of 2012 Plan

        Unless earlier terminated by our Board, the 2012 Plan will remain in effect until all Common Stock reserved for issuance under the 2012 Plan has been issued.

Termination and Amendment

        Our Board or the administrator may amend, alter, suspend, discontinue or terminate the 2012 Plan at any time, except:

  •
  our Board must approve any amendment to the 2012 Plan if we determine such approval is required by action of the board, applicable corporate law or any other applicable law;

  •
  shareholders must approve any amendment to the 2012 Plan if we determine that such approval is required by Section 16 of the Exchange Act, the listing requirements of any principal securities exchange or market on which our Common Stock is then traded, or any other applicable law; and

  •
  shareholders must approve any amendment to the 2012 Plan that materially increases the number of shares of Common Stock reserved under the 2012 Plan or the per participant award limitations set forth in the 2012 Plan or that diminishes the provisions on repricing or backdating stock options and stock appreciation rights.

        The administrator may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Except as otherwise provided in the 2012 Plan or any award agreement, any modification or amendment that materially diminishes the rights of the participant or any other person that may have an interest in the award, will be effective only if agreed to by that participant or other person. The administrator does not need to obtain participant or other interested party consent, however, for the modification, amendment or cancellation of an award pursuant to the adjustment provisions of the 2012 Plan or to the extent the administrator deems such action necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which our Common Stock is then traded, to preserve favorable accounting or tax treatment of any award for us or to the extent the administrator determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) as may then have an interest in the award. In addition, except as otherwise provided in the 2012 Plan, the administrator may modify or amend any award granted to a participant under the Existing Equity Plan, or waive any restrictions or conditions applicable to any such award, in order to reflect award terms consistent with the permitted terms of awards granted under the 2012 Plan regardless of the terms of the Existing Equity Plan. The termination of the 2012 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the 2012 Plan except as they may lapse or be terminated by their own terms and conditions.

Cancellation; Disgorgement and Clawback

        The administrator will be able to terminate or cause a participant to forfeit an award, and require a participant to disgorge to us any gains attributable to an award, if the participant engages in any action constituting, as determined by the administrator in its discretion, a breach of any agreement between the participant and us our one of our affiliates concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

        Any awards granted under the 2012 Plan, and any shares issued or cash paid pursuant to an award, will be subject to any recoupment or clawback policy that we adopt from time to time, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards.

        Unless an award agreement specifies otherwise, the administrator may cancel any award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the 2012 Plan.

Repricing Prohibited

        Neither the administrator nor any other person may amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or stock appreciation rights; cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights; or cancel outstanding stock options or stock appreciation rights with an exercise price above the current per share price of the Common Stock in exchange for cash or other securities.

Backdating Prohibited

        The administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the administrator takes action to approve such award.

Foreign Participation

        To assure the viability of awards granted to participants employed or residing in foreign countries, the administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the administrator may approve such supplements to, or amendments, restatements or alternative versions of, the 2012 Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the administrator approves for purposes of using the 2012 Plan in a foreign country will not affect the terms of the 2012 Plan for any other country.

Certain Federal Income Tax Consequences

        The following summarizes certain federal income tax consequences relating to the 2012 Plan. The summary is based on the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 2012 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

        The grant of a stock option under the 2012 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant's subsequent disposition of the shares of Common Stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Stock on the exercise date).

        In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the Common Stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

        The grant of a stock appreciation right under the 2012 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our Common Stock, upon the participant's subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Stock on the exercise date).

Restricted Stock

        Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the 2012 Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

        A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Stock Units

        A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the 2012 Plan. Upon the participant's receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant's subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares' tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

        The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant's receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant's subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares' tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

        The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant's receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant's subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares' tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Incentive Awards

        A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will be entitled to a corresponding income tax deduction.

Dividend Equivalent Units

        A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or Common Stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation

        Section 162(m) of the Code limits the deduction we can take for compensation we pay to our chief executive officer and our four other highest paid officers other than our chief financial officer (determined as of the end of each year) to $1,000,000 per year per individual. However, performance-based compensation that meets the requirements of Section 162(m) does not have to be included as part of the $1,000,000 limit. The 2012 Plan is designed so that awards granted to the covered individuals may meet the Section 162(m) requirements for performance-based compensation.

Code Section 409A

        Awards under the 2012 Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. If the requirements of Section 409A are not complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. We have sought to structure the 2012 Plan, and we expect to seek to structure awards under the 2012 Plan, to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance issued pursuant to Section 409A. To the extent that we determine that any award granted under the 2012 Plan is subject to Section 409A, the award agreement evidencing such award will generally incorporate the terms and conditions required by Section 409A. The 2012 Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A.

Other Considerations

        Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by us and are subject to an excise tax of 20% payable by the participant.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table represents shares authorized for issuance under the Existing Equity Plan as of December 31, 2011.

Equity Compensation Plan Information

Plan Category	(1) Number of Securities to be Issued upon Exercise of Outstanding Options	(2) Weighted-Average Exercise Price of Outstanding Options	(3) Number of Securities Remaining Available for Future Issuances under the Equity Compensation Plans
Equity compensation plans approved by security holders	1,850,273	$59.02	4,169,221
Equity compensation plans not approved by security holders	—	—	—
Total	1,850,273	$59.02	4,169,221

(1)
The number is comprised of 1,243,037 stock options, 525,391 performance shares and 81,845 restricted shares.

(2)
The weighted-average exercise price relates only to the 1,243,037 stock options. Performance and restricted shares do not have an exercise price and, therefore, are not included in this calculation.

(3)
Excludes shares reflected in the column titled "Number of Securities to be Issued upon Exercise of Outstanding Options."

New Plan Benefits

        Each of our non-employee directors receives, as part of their annual retainer at the time of our annual meeting, an annual stock award with at target value of $110,000, paid in the form of our Common Stock. The number of shares is calculated by dividing the target value by the preceding 20-day average closing price of our Common Stock on the NYSE on the grant date, rounded down to the nearest whole share. The value of any fractional share and the balance of the annual retainer are paid in cash. If our shareholders approve Proposal 12, we expect to issue the annual stock award to our non-employee directors at the time of our annual meeting of shareholders under the 2012 Plan.

        Other than the grants to non-employee directors at the time of the annual meeting, we cannot currently determine the awards that may be granted under the 2012 Plan in the future to the executive officers named in this proxy statement, other officers, directors or other persons. The administrator will make such determinations from time to time.

Vote Required and Recommendation of the Board of Directors

        The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve the 2012 Plan. Abstentions and broker non-votes will not affect the voting results for this proposal.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE 2012 OMNIBUS INCENTIVE PLAN.

 APPROVAL OF THE CUMMINS INC. EMPLOYEE STOCK PURCHASE PLAN AS AMENDED
(Item 13 on the Proxy Card)

        We are asking our shareholders to approve our Employee Stock Purchase Plan, which we refer to as the "ESPP." In 2011, our Board approved an amendment to our existing ESPP to expand the participation to employees outside the United States. Our Board believes that this amendment will help us retain and motivate eligible employees and will help further align the interests of eligible employees with those of our shareholders. We are seeking shareholder approval of the plan as amended to satisfy requirements of the NYSE. Except for the expansion of the ESPP to employees outside the United States, we do not expect the approval of the ESPP as amended to result in any material change to our current compensation practices.

Summary of the ESPP

        The following description of the ESPP is qualified in its entirety by reference to the plan document, as amended, a copy of which is attached as Annex B and incorporated into this proxy statement by reference.

        General.    The purpose of our ESPP is to allow our eligible employees and eligible employees of our subsidiaries and other affiliates to purchase shares of our Common Stock at a discount. Our Board believes that our ESPP is an important part of our overall compensation program and helpful in attracting, motivating and retaining qualified employees who are essential to our success.

        Eligibility.    Any of our common law employees and any common law employee of our designated subsidiaries and other affiliates (excluding any person paid through the payroll of an unrelated third party) who, in our judgment, (i) is employed at a work location having sufficient payroll system capabilities to support the ESPP and (ii) if the employee is a citizen or resident of a non-U.S. jurisdiction, is able to participate in the ESPP without violating (or causing the his or her employer to violate) any applicable law or regulation. As of December 31, 2011, approximately 20,000 of our and our affiliates' employees, including all of our executive officers, were eligible to participate in the ESPP. Members of our Board who are not employees and other non-employees such as consultants are not eligible to participate.

        Participation.    Each eligible employee may authorize the withholding of 1-15% of his or her base pay each pay period to be used to purchase shares for the employee's account on the open market by a third-party administrator we have engaged for this purpose. We make a matching contribution in cash in an amount sufficient to result in the employee receiving a discount on the shares purchased of 10%. We also pay all brokerage commissions and fees in connection with each purchase of shares. The amount of our matching contribution is discretionary and subject to change, but is subject to an annual limit per calendar year of $2,000,000 on a plan-wide basis. Upon reaching the $2,000,000 threshold, no further matching contributions may be made by us under the ESPP for the remainder of the calendar year. Participants receive any dividends paid on shares credited to their accounts, and may at any time sell any or all of the shares credited to their accounts.

        New Plan Benefits.    The actual benefits, if any, to participants in the ESPP are not determinable prior to the purchase of shares there under because the value, if any, of such shares to their holders is represented by the market price of a share of Common Stock on the date of the purchase and we cannot determine participation levels and contribution rates under the ESPP. As of March 15, 2012, the fair market value of one share of Common Stock was $[            ] based upon the closing price for a share of Common Stock on the NYSE.

        Termination of Employment or Participation in the ESPP.    A participant may terminate participation in the ESPP at any time by written notice. In addition, participation in the ESPP will terminate if a participant is no longer an eligible employee. A participant who terminates participation and remains an eligible employee may not re-commence participation for six months. Upon termination of a participant's termination, the shares credited to the employee's account will be delivered to him or her or, upon written request, sold on his or her behalf.

        Amendment and Termination of the ESPP.    We may, in our sole discretion, amend the ESPP at any time, except that, unless required by law, no amendment may be retroactive or deprive any participant of amounts credited to his or her account. We also may terminate the ESPP at any time in our sole discretion. If we do not earlier terminate the ESPP, it will terminate automatically on the tenth anniversary of its approval by shareholders.

Summary of Federal Income Tax Consequences

        The following summary is intended only as a general guide to the current U.S. federal income tax consequences of participation in the ESPP and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

        Our ESPP is not intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Shares under the ESPP are purchased using after-tax employee contributions. A participant will recognize taxable income as a result of purchasing shares of our Common Stock and receiving our matching contribution under the terms of the ESPP.

        Upon purchasing shares under the ESPP and receiving our matching contribution, the participant will recognize ordinary income in an amount equal to the matching contribution. Upon subsequent resale of the shares of Common Stock, the difference between the sale price and the fair market value when the shares were purchased will be treated either as a capital gain or loss. The holding period to determine whether the capital gain (or loss) is a long- or short-term capital gain (or loss) will commence on the day after the date on which the shares are acquired.

Vote Required and Recommendation of the Board of Directors

        The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve the Cummins Inc. Employee Stock Purchase Plan, as amended. Abstentions and broker non-votes will not affect the voting results for this proposal.

        OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE CUMMINS INC. EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED.

 PROPOSAL TO AMEND THE BY-LAWS OF CUMMINS INC. TO PERMIT SHAREHOLDERS TO CALL SPECIAL MEETINGS OF SHAREHOLDERS
(Item 14 on the Proxy Card)

        Our Board of Directors is proposing for approval by our shareholders an amendment to Article I, Section 1.2 of our by-laws to add a right permitting record holders of our Common Stock who own at least 25% of the voting power of all outstanding shares of Common Stock, determined on a "net long" basis, to have our Corporate Secretary call a special meeting of shareholders upon request. Currently, our by-laws authorize only our Board of Directors and the Chairman of the Board to call special meetings of shareholders.

        After careful consideration, our Board of Directors decided to propose the amendment to our by-laws in light of evolving practices regarding special meeting provisions and in response to views expressed by some of our shareholders, including particularly as a result of our company proactively soliciting such views from many of our largest shareholders. Our Board recognizes that providing for a shareholder right to call special meetings is consistent with best corporate governance practices. Our Board also believes, however, that special meetings of shareholders should be extraordinary events that are held only when fiduciary obligations or strategic concerns require that the matters to be addressed not be delayed until the next annual meeting. Moreover, because special meetings are expensive for our company and potentially disruptive to our normal business operations, our Board believes that a small minority of shareholders should not be entitled to use the mechanism of special meetings for their own interests, which may not be shared by the majority of our shareholders. For every special meeting of shareholders, we are required to provide each holder of our Common Stock a notice and proxy materials, which results in significant legal, printing and mailing expenses, as well as other costs normally associated with holding a meeting of shareholders. Additionally, preparing for shareholder meetings requires significant attention from our directors, officers and employees, diverting their attention away from performing their primary function, which is to administer and operate our business in the best interests of our shareholders.

        In light of these considerations, our Board believes that establishing an ownership threshold of 25% to request a special meeting strikes a reasonable balance between enhancing shareholder rights and protecting against the risk that a small minority of shareholders could call a special meeting and trigger the financial expense and disruption to our business that would be associated with preparing for and holding a special meeting. Our Board believes that establishing a 25% ownership threshold for the right of shareholders to call a special meeting would provide shareholders a meaningful ability to request a special meeting, while helping protect against these concerns.

        Under the proposed amendment, whether shareholders seeking to call a special meeting hold at least 25% of the voting power of all outstanding shares of our Common Stock would be determined on a "net long" basis. This means that only those shares that constitute a shareholder's "net long position" as defined in applicable securities regulations would count toward the 25% ownership threshold. In addition, shares as to which a shareholder does not have the right to vote or direct the vote, or as to which the shareholder has entered into an arrangement that hedges or transfers any of the economic consequences of ownership, would not count toward the 25% ownership threshold, and the holdings (both positive and negative) of any affiliates acting in concert with the shareholder would be aggregated. The determination of a shareholder's "net long" ownership of our Common Stock would be determined by our Board of Directors in its good faith discretion. This requirement that the 25% ownership threshold be calculated on a "net long" basis ensures that shareholders seeking to exercise the right have a true economic interest in our company. The proposed amendment also includes various exceptions and timing mechanisms that are intended to avoid the cost and distraction that would result from multiple shareholder meetings being held in a short time period.

        The proposed amendment also would impose certain procedural requirements on shareholders requesting such a meeting (including the provision of the same information required for shareholder proposals at annual meetings under our advance notice by-law provisions), and would also impose various qualifications, exceptions and timing mechanisms that are intended to prevent duplicative and unnecessary meetings by eliminating proposals that:

  •
  are not proper subjects for shareholder action under applicable law;

  •
  are received during the period beginning 90 days prior to the anniversary of the prior annual meeting of shareholders and ending on the date of the next annual meeting of shareholders;

  •
  are identical or substantially similar to another item, other than the election or removal of directors, that was presented at a meeting of shareholders held within the prior 12 months, as determined in good faith by our Board of Directors;

  •
  relate to the election or removal of directors, if the election or removal of directors was presented at an annual or special meeting of shareholders held within the 90 days before the meeting request is delivered; or

  •
  are identical or substantially similar to another item that is included as an item of business to be brought before a shareholder meeting that has been called but not yet held or that is called for a date within 90 days of the receipt of the request, as determined in good faith by the Board.

        Our Board of Directors is strongly committed to good governance practices and is keenly interested in the views and concerns of our shareholders. In addition to the proposed amendment to allow shareholders to call a special meeting, for example, we also provide significant opportunity for our shareholders to raise matters at our annual meetings. Our Board of Directors has received positive ratings for corporate governance from third parties. Institutional Shareholder Services, Inc., for example, has rated our shareholder rights practices as a "low concern," which is its most favorable rating.

        In light of our Board of Directors' continuing commitment to ensuring effective corporate governance and the other reasons outlined in this proposal, our Board believes the proposed amendment to our by-laws is reasonable, appropriate and in the best interests of our company and our shareholders. Under our governing documents, our Board of Directors may amend our by-laws by majority vote except as otherwise required by our restated articles of incorporation or by the Indiana Business Corporation Law. Consequently, if this proposal is approved, the special meeting by-law amendment may, in the future, be further amended, modified or repealed by our Board.

        The complete text of the proposed amendment, including the requirements and procedures for calling a special meeting of shareholders, is set forth in Annex C and incorporated into this proxy statement by reference.

Vote Required and Recommendation of the Board of Directors

        The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve the amendment to our by-laws to permit shareholders to call special meetings of shareholders. Abstentions and broker non-votes will not affect the voting results for this proposal.

        OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE BY-LAWS OF CUMMINS INC. TO PERMIT SHAREHOLDERS TO CALL SPECIAL MEETINGS OF SHAREHOLDERS.

 STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHERS

        The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 15, 2012 by:

  •
  each current director and director nominee;

  •
  each executive officer appearing in the Summary Compensation Table;

  •
  all directors and executive officers as a group; and

  •
  any person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock based on our review of the reports regarding ownership filed with the SEC.

        Beneficial ownership is determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power. Under these rules, beneficial ownership also includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 15, 2012 through the exercise of any stock option or other right. Shares subject to stock options or other rights are deemed to be outstanding for the purpose of computing the ownership percentage of the person beneficially holding these stock option or other rights, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class
State Street Corporation One Lincoln Street Boston, MA 02111	13,325,194	(2)	6.9%
FMR LLC 82 Devonshire Street Boston, MA 02109	12,703,049	(3)	6.6%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	11,746,200	(4)	6.1%
Robert J. Bernhard	6,106		*
Pamela F. Carter	52,079	(5)	*
Franklin R. Chang Diaz	2,873		*
Stephen B. Dobbs	1,565		*
Richard J. Freeland	54,507	(6)	*
Robert K. Herdman	5,746		*
Alexis M. Herman	27,244		*
N. Thomas Linebarger	175,941	(7)	*
William I. Miller	35,916	(8)	*
Georgia R. Nelson	14,013	(9)	*
Theodore M. Solso	406,855	(10)	*
Pat J. Ward	50,506	(11)	*
Carl Ware	12,010		*
All directors and executive officers as a group, a total of 24 persons	1,175,848	(12)	*

*
Less than 1%.

(1)
Except as otherwise indicated, the voting and investment powers of the shares listed are held solely by the reported owner.

(2)
The source of this information is a Schedule 13G filed February 9, 2012, with the SEC disclosing beneficial ownership of our Common Stock by State Street Corporation. State Street disclosed in its Schedule 13G that it has shared investment and voting power for all of the shares. State Street is the trustee of certain employee benefit plans sponsored by us which are subject to ERISA. Shares of Common Stock are held in trust for the benefit of employees in the plans. As of December 31, 2011, based on information provided to us by State Street, in its capacity as trustee, it held 13,325,194 shares of Common Stock on behalf of the plans, some of which had not been allocated to plan participants. As plan trustee, State Street votes unallocated shares and shares allocated to participants' accounts as directed by participants. Shares of our Common Stock held by State Street, as trustee on behalf of the plans, as to which participants have made no timely voting directions are voted by the plan trustee in the same proportions as shares for which directions are received (subject to the trustee's responsibilities under Section 404 of ERISA).

(3)
The source of this information is an amended Schedule 13G/A filed February 14, 2012, with the SEC disclosing beneficial ownership of our Common Stock by FMR LLC and its related companies. FMR and its related companies stated in their amended Schedule 13G/A that they have sole investment power for all of the shares and sole voting power for 983,839 shares.

(4)
The source of this information is a Schedule 13G filed February 10, 2012, with the SEC disclosing beneficial ownership of our Common Stock by Capital World Investors and its related companies. Capital World Investors and its related companies stated in their Schedule 13G that they have sole investment power for all of the shares and sole voting power for 10,726,200 of the shares.

(5)
Includes 11,160 shares that may be purchased upon the exercise of vested stock options within 60 days of March 15, 2012.

(6)
Includes 14,550 shares that may be purchased upon the exercise of vested stock options within 60 days of March 15, 2012.

(7)
Includes 240 shares held by Mr. Linebarger's spouse and 41,190 shares that may be purchased upon the exercise of vested stock options within 60 days of March 15, 2012.

(8)
Includes 500 shares held in the Miller Annual Exclusion Trust.

(9)
Includes 1,500 shares held by Ms. Nelson's spouse.

(10)
Includes 32,708 shares that are held by Mr. Solso's spouse, 27,300 shares that are held in a grantor retained annuity trust, and 175,080 shares that may be purchased upon the exercise of vested stock options within 60 days of March 15, 2012. Also includes 169,858 shares pledged as security by Mr. Solso in connection with a personal revolving credit facility.

(11)
Includes 19,740 shares held by Mr. Ward's spouse and 23,310 shares that may be purchased upon the exercise of vested stock options within 60 days of March 15, 2012.

(12)
Includes 315,980 shares that may be purchased upon the exercise of vested stock options within 60 days of March 15, 2012.

OTHER BUSINESS

        Our Board does not know of any business to be presented for action at the Annual Meeting other than that set forth in the Notice of Annual Meeting of Shareholders as reflected in Items 1 through 14 on the proxy card, and as referenced in this proxy statement. Under the terms of our by-laws, moreover, since the deadline for notice of additional business has passed, no additional business may be presented for action at the Annual Meeting.

 OTHER INFORMATION
Related-Party Transactions

        Our company, together with our subsidiaries and affiliates, is a global company with extensive operations in the U.S. and many foreign countries. We have thousands of employees with widespread authority to purchase goods and services. Because of these far-reaching activities, we encounter transactions and business arrangements with persons, businesses and other organizations in which one of our directors, executive officers or nominees for director, significant investors or their immediate families, may also be a director, executive officer, or have some other direct or indirect material interest. Such transactions and arrangements, which we refer to as related-party transactions, have the potential to create actual or perceived conflicts of interest.

        As a result, the Audit Committee of our Board has established, and our Board has approved, a written policy and procedures for review, approval or ratification of any related-party transactions or proposed transactions where the amount involved in any year exceeds or will exceed $120,000. These procedures require that, in deciding whether to approve such a related-party transaction involving a director, director nominee, executive officer, holder of more than five percent of our Common Stock or their immediate family members, the Audit Committee must consider, among other factors:

  •
  Information about the goods and services to be or being provided by or to the related party;

  •
  The nature of the transaction and the costs to be incurred by us or payments to us;

  •
  An analysis of the costs and benefits associated with the transaction;

  •
  The business advantage we would gain by engaging in the transaction; and

  •
  An analysis of the significance of the transaction to us and the related party.

        To receive Audit Committee approval, a related party transaction must be on terms that are fair and reasonable to us. Our policy requires that there be a business or corporate interest supporting the transaction and that the transaction be in the best interest of us and our shareholders.

        Based on information known to us, we believe there were no transactions during 2011 in which we were or are to be a participant in which the amount involved exceeded or will exceed $120,000, and in which any director, director nominee, executive officer, holder of more than five percent of our Common Stock at the time of the transaction or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than our purchase of a building near our corporate headquarters in Columbus, Indiana from Irwin Management Company, Inc. W. I. Miller, a member of our Board, is the Chairman and majority owner of Irwin Management Company, Inc. The purchase price of $665,000 for the property was negotiated at arm's length and was lower than the values indicated by an opinion of value prepared for us in 2011, which valued the property at $822,000, and an appraisal report prepared by Will L. Stump & Associates for Irwin Management Company, Inc. in 2009, which valued the property at $900,000. Mr. Miller removed himself from any involvement with the transaction immediately upon learning of our interest in the building, and he played no role in our consideration of the property. Our real estate group evaluated the site using its normal process and was instructed to pursue the property only if the purchase made business sense for our company.

        Prior to the purchase of the building, in accordance with our related-party transactions policy and procedures, our Audit Committee considered information about the property and the transaction, including the appraisal report and opinion of value referenced above; the nature of the transaction and costs to be incurred; the costs and benefits associated with the transaction; the business advantage to us of purchasing the property; the significance of the transaction to us and to Mr. Miller; the business or corporate interest supporting the transaction; and whether the transaction would be in the best interest of us and our shareholders. Based on these considerations, our Audit Committee approved the purchase in compliance with our related-party transactions policy and procedures.

 Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our Common Stock, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Copies of these reports must also be furnished to us. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to us, written representations from reporting persons after inquiry, and forms filed by us on the reporting person's behalf, we believe that all filing requirements under Section 16(a) applicable to our executive officers and directors were complied with during 2011, except that one late Form 3 was filed on behalf of each of Ms. Cook and Ms. Yoder, and one late Form 4 was filed on behalf of Mr.Harris.

Shareholder Proposals

        Shareholders may submit proposals to be considered for shareholder action at our 2013 Annual Meeting of Shareholders and inclusion in our proxy statement and proxy card if they do so in accordance with the appropriate regulations of the SEC. For such proposals to be considered for inclusion in our proxy statement and form of proxy card for our 2013 Annual Meeting of Shareholders, they must be received by our Secretary no later than November 27, 2012.

        If a shareholder desires to bring proper business before an annual meeting of shareholders which is not the subject of a proposal timely submitted for inclusion in our proxy statement and form of proxy as described above, the shareholder must follow procedures outlined in our by-laws. Pursuant to our by-laws, a shareholder may bring business to be considered at the annual meeting, provided that the shareholder (i) is a shareholder of record at the time of giving notice to us of the of the business and is entitled to vote at the annual meeting where the business will be considered, and (ii) complies with the applicable notice procedures set forth in our by-laws. Our by-laws provide that, in the case of business other than the election of directors, the shareholder bringing the business must deliver written notice of the business to our Secretary no later than 90 days preceding the date the meeting is scheduled to occur in the notice of such meeting first given to shareholders, which we refer to as the "originally scheduled date," unless such date is earlier than the first anniversary of the date set forth in our first mailed definitive proxy materials for the prior year's annual meeting, in which case written notice of the proposal must be delivered not later than the close of business on the 10th day following the first public disclosure of the earlier date.

        Each required notice must contain certain information, including information about the shareholder, as prescribed by the by-laws.

Expenses of Solicitation

        The cost of this proxy solicitation will be borne by us. We will solicit proxies by mailing proxy materials to certain shareholders and a Notice of Internet Availability of Proxy Materials to all other shareholders; for shareholders that do not receive the full proxy materials, printed copies will be sent upon request as provided below and as provided in the Notice of Internet Availability of Proxy Materials.

        We have retained Morrow & Co., LLC., 470 West Avenue, Stamford, Connecticut 06902, to assist us in the solicitation of proxies for a fee not to exceed $12,000 plus expenses. Proxies may also be solicited by mail, telephone, e-mail or fax by our directors, officers and employees who will not be separately compensated for such services. Banks, brokerage houses and other institutions, nominees or fiduciaries will be reimbursed for their reasonable expenses incurred in forwarding proxy materials to the beneficial owners of our Common Stock upon request.

Delivery of Proxy Materials to Households

        Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Notice of Internet availability of Proxy Materials and, as applicable, a printed version of our annual report to shareholders and this proxy statement. Upon oral or written request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials, annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of the document was delivered.

        Shareholders sharing an address may also request delivery in the future of a single copy of a Notice of Internet Availability of Proxy Materials, annual report to shareholders and/or proxy statement if they are currently receiving multiple copies of such documents. Shareholders may notify us of their requests by calling or writing to our Secretary at (812) 377-5000 or Cummins Inc., Mail Code 60903, 500 Jackson Street, Columbus, Indiana 47201.

March 27, 2012

        We will furnish to any shareholder, without charge, a copy of our Annual Report on Form 10-K. You may also obtain a copy of the Form 10-K by writing to Mark J. Sifferlen, Secretary, Cummins Inc., Mail Code 60903, 500 Jackson Street, Columbus, Indiana 47201 or on our website at www.cummins.com.

 Annex A

CUMMINS INC.
2012 OMNIBUS INCENTIVE PLAN

1.     Purpose and Effective Date.

        (a)    Purpose.    The Cummins Inc. 2012 Omnibus Incentive Plan is designed to attract, retain, focus and motivate executives, other selected employees, directors and consultants and to link the interests of these individuals with the interests of the Company's shareholders over the longer term. The Plan will accomplish these objectives by offering the opportunity to acquire shares of the Company's common stock, receive monetary payments based on the value of such common stock or receive other incentive compensation on the terms that this Plan provides.

        (b)    Effective Date.    This Plan will become effective on the date on which the Plan is approved by the Company's shareholders (the "Effective Date"). If the Company's shareholders approve this Plan, then the Cummins Inc. 2003 Stock Incentive Plan (the "Prior Plan") will terminate on the Effective Date and each of the Cummins Inc. Senior Executive Target Bonus Plan, the Cummins Inc. Target Bonus Plan, the Cummins Inc. Senior Executive Longer Term Performance Plan and the Cummins Inc. Longer Term Performance Plan will terminate on December 31, 2012, and no new awards may be granted under such plans after their respective termination dates; provided that each such plan shall continue to govern awards outstanding as of the date of such plan's termination and such awards shall continue in force and effect until terminated pursuant to their respective terms.

2.     Definitions.

        Capitalized terms used in this Plan have the following meanings:

        (a)   "Administrator" means the Committee; provided that, to the extent the Board has retained authority and responsibility as an Administrator of the Plan or delegated it to another committee of the Board as permitted by Section 3(b), the term "Administrator" shall also mean the Board or such other committee or, to the extent the Committee has delegated authority and responsibility as an Administrator of the Plan to one or more officers of the Company as permitted by Section 3(b), the term "Administrator" shall also mean such officer or officers.

        (b)   "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or Stock Appreciation Right may be granted, the term "Affiliate" means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase "at least 20 percent" shall be used in place of "at least 80 percent" each place it appears therein.

        (c)   "Award" means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Shares, an Annual Incentive Award, a Long-Term Incentive Award, Dividend Equivalent Units or any other type of award permitted under the Plan.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   "Cause" means, except as otherwise determined by the Administrator and set forth in an Award agreement: (i) if a Participant is subject to an employment, retention or similar agreement with the Company or an Affiliate that includes a definition of "Cause", such definition, and (ii) for all other Participants, (A) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company or one of its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Participant has not substantially performed the Participant's duties, or (B) the Participant's conviction of (or plea of nolo contendere to) a felony.

        (f)    "Change of Control" means the occurrence of any of the following:

            (i)  there shall be consummated (A) any merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable (each of the events referred to in this clause (A) being hereinafter referred to as a "Reorganization") or (B) the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (a "Sale") if such Reorganization or Sale requires the approval of the Company's shareholders under the law of the Company's jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, all or substantially all the individuals and entities who were the "beneficial owners" (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the Company's shares or other securities eligible to vote for the election of the Board ("Company Voting Securities") outstanding immediately prior to the consummation of such Reorganization or Sale beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from such Reorganization or Sale (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries) (the "Continuing Corporation") in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Corporation that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any company or other entity involved in or forming part of such Reorganization or Sale other than the Company);

           (ii)  the shareholders of the Company shall approve any plan or proposal for the complete liquidation or dissolution of the Company;

          (iii)  any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (each a "Person"), other than (A) the Company, (B) a Subsidiary, (C) any employee benefit plan sponsored by the Company or an Affiliate or (D) a company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, shall become the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise;

          (iv)  at any time during a period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (the "Incumbent Directors") shall cease for any reason to constitute at least a majority thereof; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company's shareholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person, in each case other than the management of the Company or the Board; or

           (v)  any other event shall occur that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

        Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the holders of the Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.

        If an Award is considered deferred compensation subject to the provisions of Code Section 409A, then the Administrator may include an amended definition of "Change of Control" in the Award agreement issued with respect to such Award as necessary to comply with Code Section 409A.

        (g)   "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

        (h)   "Committee" means the Compensation Committee of the Board, or such other committee of the Board that is designated by the Board with the same or similar authority. The Committee shall consist only of Non-Employee Directors who also qualify as Outside Directors to the extent necessary for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule and to permit Awards that are otherwise eligible to qualify as "performance-based compensation" under Section 162(m) of the Code to so qualify.

        (i)    "Company" means Cummins Inc., an Indiana corporation, or any successor thereto.

        (j)    "Director" means a member of the Board; "Non-Employee Director" means a Director who is not also an employee of the Company or its Subsidiaries; and "Outside Director" means a Director who qualifies as an outside director within the meaning of Code Section 162(m).

        (k)   "Disability" has the meaning given in Code Section 22(e)(3), except as otherwise determined by the Administrator and set forth in an Award agreement. The Administrator shall make the determination of Disability and may request such evidence of disability as it reasonably determines.

        (l)    "Dividend Equivalent Unit" means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share as described in Section 12.

        (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

        (n)   "Fair Market Value" means, per Share on a particular date: (i) the last sales price on such date on the New York Stock Exchange, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on that exchange; (ii) if the Shares are not listed on the New York Stock Exchange, but are traded on another national securities exchange or in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator.

        (o)   "Incentive Award" means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met), and shall include "Annual Incentive Awards" as described in Section 10 and "Long-Term Incentive Awards" as described in Section 11.

        (p)   "Option" means the right to purchase Shares at a stated price for a specified period of time.

        (q)   "Participant" means an individual selected by the Administrator to receive an Award.

  (r)
  "Performance Goals" means any goals the Administrator establishes that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units: net sales; cost of sales; revenue; gross margin; gross income; net income; operating income; income from continuing operations; earnings (including before taxes, and/or interest and/or depreciation and amortization); earnings per share (including diluted earnings per share); price per share; cash flow; free cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; ratio of debt to debt plus equity; return on shareholder equity; return on equity; return on sales; return on capital; return on assets; return on average net assets; operating working capital; average accounts receivable; economic value added; customer satisfaction; operating margin; profit margin; sales performance; sales growth; sales quota attainment; new sales; cross/integrated sales; client engagement; client acquisition; internal revenue growth; client retention; total shareholder return metrics; or a combination of the foregoing. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Administrator, will exclude the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions or dispositions; (vii) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; and (viii) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, that, in case of each of the foregoing, the Company identifies in its publicly filed periodic or current reports, its audited financial statements, including notes to the financial statements, or the Management's Discussion and Analysis section of the Company's annual report. With respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, such exclusions shall be made only to the extent consistent with Section 162(m) of the Code. To the extent consistent with Section 162(m), the Administrator may also provide for other adjustments to Performance Goals in the Award agreement or plan document evidencing any Award at the time the Award is granted. In addition, the Administrator may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company; provided that, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, such adjustment may be made only to the extent consistent with Section 162(m) of the Code. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). In addition, in the case of Awards that the Administrator determines at the date of grant will not be considered

    "performance-based compensation" under Section 162(m) of the Code, the Administrator may establish other Performance Goals and provide for other exclusions or adjustments not listed in this Plan.

        (s)   "Performance Shares" means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met) as described in Section 9.

        (t)    "Performance Unit" means the right to receive a payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met) as described in Section 9.

        (u)   "Person" has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered "persons acting as a group" within the meaning of Treas. Reg. § 1.409A-3(i)(5).

        (v)   "Plan" means this Cummins Inc. 2012 Omnibus Incentive Plan, as may be amended from time to time.

        (w)  "Restricted Stock" means a Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, as described in Section Section 9.

        (x)   "Restricted Stock Unit" means the right to receive a payment and/or Shares equal to the Fair Market Value of one Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, as described in Section 9.

        (y)   "Retirement" means, except as otherwise determined by the Administrator and set forth in an Award agreement, termination of employment or service with the Company and its Affiliates as a result of early or normal retirement in accordance with the terms of a retirement plan maintained by the Company or its Affiliates.

        (z)   "Section 16 Participants" means Participants who are subject to the provisions of Section 16 of the Exchange Act.

        (aa) "Share" means a share of Stock.

        (bb) "Stock" means the Common Stock of the Company, par value of $2.50 per share.

        (cc) "Stock Appreciation Right" or "SAR" means the right to receive cash, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

        (dd) "Subsidiary" means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3.     Administration.

        (a)    Administration.    In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

        (b)    Delegation to Other Committees or Officers.    To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

        (c)    Indemnification.    The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions, or determinations made, with respect to this Plan or any Award to the maximum extent that the law and the Company's by-laws permit.

4.     Eligibility.

        The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator's authority: any officer or other employee of the Company or its Affiliates; an individual that the Company or an Affiliate has engaged to become an officer or employee; a consultant who provides services to the Company or its Affiliates; or a Director, including a Non-Employee Director. The Administrator's granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator's granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

5.     Types of Awards; Assistance to Participants.

        Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary (that qualifies under Code Section 422) may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 16(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity). On such terms and conditions as shall be approved by the Administrator, the Company or any Subsidiary may directly or indirectly lend money to any Participant or other person to accomplish the purposes of the Plan, including to assist such Participant or other person to acquire Shares upon the exercise of Options, provided that such lending is not permitted to the extent it would violate terms of the Sarbanes-Oxley Act of 2002 or any other law, regulation or other requirement applicable to the Company or any Subsidiary.

6.     Shares Reserved under this Plan.

        (a)    Plan Reserve.    Subject to adjustment as provided in Section 18, an aggregate of 3,500,000 Shares, plus the number of Shares available for issuance under the Prior Plan that had not been made subject to outstanding awards as of the Effective Date, plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 6(a) shall be depleted by the maximum number of Shares, if any, that may be payable under an Award as determined at the time of grant; provided that the aggregate number of Shares reserved under this Section 6(a) shall be depleted by two Shares for each Share delivered in payment or settlement of a full-value Award. For this purpose, a full-value Award includes Restricted Stock, Restricted Stock Units payable in Shares, Performance Shares, Performance

Units payable in Shares, and any other similar Award payable in Shares under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share. Notwithstanding the foregoing, the Company may issue only such number of Shares as is described in the first sentence of this Section 6(a) upon the exercise of incentive stock options. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.

        (b)    Replenishment of Shares Under this Plan.    If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under, or the payment of other compensation with respect to Shares covered by, the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable, or that other compensation with respect to the Shares covered by the Award will not be payable, on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan's reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan's reserve pursuant to clause (iv) may not be issued pursuant to incentive stock options.

        (c)    Addition of Shares from Prior Plan.    After the Effective Date, if any Shares subject to awards granted under the Prior Plan would again become available for new grants under the terms of such plan if such plan were still in effect, then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under Section 6(a), including incentive stock options. Any such Shares will not be available for future awards under the terms of the Prior Plan.

        (d)    Participant Limitations.    Subject to adjustment as provided in Section 18, no Participant may be granted Awards that could result in such Participant:

            (i)  receiving Options for, and/or Stock Appreciation Rights with respect to, more than 500,000 Shares during any fiscal year of the Company;

           (ii)  receiving Awards of Restricted Stock and/or Restricted Stock Units, and/or other Stock-based Awards pursuant to Section 13, relating to more than 300,000 Shares during any fiscal year of the Company;

          (iii)  receiving Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 300,000 Shares during any fiscal year of the Company; or

          (iv)  receiving Awards of Performance Units the value of which is not based on the Fair Market Value of Shares, Annual Incentive Award(s), Long-Term Incentive Award(s) or Dividend Equivalent Unit(s) that would pay more than $10,000,000 to the Participant during any single fiscal year of the Company.

In all cases, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance based compensation that Code Section 162(m) provides.

7.     Options.

        Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an "incentive stock option" which meets the requirements of Code Section 422, or a "nonqualified stock option" which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of vesting and exercise; and (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. Except to the extent Administrator determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued, provided that any partial exercise must be for one hundred (100) Shares or multiples thereof. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8.     Stock Appreciation Rights.

        Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9.     Performance and Stock Awards.

        Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) whether the restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and all or a portion of the Performance Goals subject to an Award shall be deemed achieved, upon a Participant's death, Disability or Retirement; (d) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (e) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (f) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or a combination thereof.

10.   Annual Incentive Awards.

        Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant's death, Disability or Retirement, or such other circumstances as the Administrator may specify; and (b) the performance period must relate to a period of one fiscal year of the Company except that, if the Award is made in the year this Plan becomes effective, at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year.

11.   Long-Term Incentive Awards.

        Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant's death, Disability or Retirement, or such other circumstances as the Administrator may specify; and (b) the performance period must relate to a period of more than one fiscal year of the Company.

12.   Dividend Equivalent Units.

        Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award be made currently or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; (c) the Award will be settled in cash or Shares; and (d) as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; provided that any Dividend Equivalent Units granted in connection with an Option, Stock Appreciation Right or other "stock right" within the meaning of Code Section 409A shall be set forth in a written arrangement that is separate from such Award, and to the extent the payment of such dividend equivalents is considered deferred compensation, such written arrangement shall comply with the provisions of Code Section 409A; and provided further that no Dividend Equivalent Unit granted in tandem with another Award shall include vesting provisions more favorable to the Participant than the vesting provisions, if any, to which the tandem Award is subject; and provided further that any performance period applicable to an Awards of Dividend Equivalent Units must relate to a period of one fiscal year of the Company except that, if the Award is made in the year this Plan becomes effective, at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year.

13.   Other Stock-Based Awards.

        Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation except as provided herein, such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of the Award.

14.   Termination of Employment or Service.

        (a)    Unvested Awards Canceled Upon Termination.    Except as otherwise provided in an Award agreement, if the employment or service of a Participant terminates other than pursuant to subparagraphs (i) or (ii) below, all unvested Awards shall be canceled immediately.

            (i)  When a Participant's employment or service terminates as a result of the Participant's Retirement at a time when the Participant's employment or service could not have been terminated for Cause, the Administrator may permit Awards to continue in effect beyond the date of Retirement in accordance with the applicable Award agreement, and the exercisability and vesting of any Award may be accelerated.

           (ii)  When a Participant resigns and, in the judgment of the Administrator, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Administrator may (A) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such resignation and (B) permit the exercise, vesting and payment of such Awards for such period as may be set forth in the applicable Award agreement, subject to earlier cancellation pursuant to Section 16 or at such time as the Administrator shall deem the continuation of all or any part of the Participant's Awards to be not in the Company's best interests.

        (b)    Termination for Cause.    If, after a Participant's employment or service terminates for a reason other than Cause, the Company determines that the Participant's employment or service could have been terminated for Cause had all facts been known at such time, then on the date of such determination any outstanding Awards shall terminate immediately and the Participant shall be required to disgorge to the Company any gains attributable to Awards that were outstanding at the time of the Participant's termination of employment or service.

        (c)   Death or Disability of a Participant.

            (i)  In the event of a Participant's death at a time when the Participant's employment or service could not have been terminated for Cause, the Participant's estate shall have the period specified in the Award agreement within which to receive or exercise any outstanding Award held by the Participant under such terms as may be specified in the applicable Award agreement.

           (ii)  In the event a Participant is deemed by the Company to be Disabled at a time when the Participant's employment or service could not have been terminated for Cause, Awards and rights to any Awards may be paid to or exercised by the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

15.   Transferability.

        Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise an Award or receive payment under an Award after the Participant's death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided that, with respect to this clause (c), the Participant may not receive consideration for such a transfer of an Award.

16.   Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

        (a)    Term of Plan.    Unless the Board earlier terminates this Plan pursuant to Section 16(b), this Plan will terminate when all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no incentive stock options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan.

        (b)    Termination and Amendment.    The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

            (i)  the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law, or (C) any other applicable law;

           (ii)  shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

          (iii)  shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or the limits set forth in Section 6(d) (except as permitted by Section 18), or (B) an amendment that would diminish the protections afforded by Section 16(e).

        (c)   Amendment, Modification, Cancellation and Disgorgement of Awards.

            (i)  Except as provided in Section 16(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 18 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company, or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. In addition, except as provided in Section 16(e) and subject to the requirements of this Plan, the Administrator may modify or amend any Award granted to a Participant under the Prior Plan, or waive any restrictions or conditions applicable to any such Award, in order to reflect Award terms consistent with the permitted terms of Awards granted under this Plan regardless of the terms of the Prior Plan. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

           (ii)  Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, a breach of any agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsoliciation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

          (iii)  Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

          (iv)  Unless the Award agreement specifies otherwise, the Administrator may cancel any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan.

        (d)    Survival of Authority and Awards.    Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 16 and to otherwise administer the Plan will extend beyond the date of this Plan's termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

        (e)    Repricing and Backdating Prohibited.    Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 18, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise price above the current Share price in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

        (f)    Foreign Participation.    To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 16(b)(ii).

        (g)    Code Section 409A.    The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

17.   Taxes.

        (a)    Withholding.    In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Administrator, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Administrator may permit a Participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares; provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

        (b)    No Guarantee of Tax Treatment.    Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

18.   Adjustment Provisions; Change of Control.

        (a)    Adjustment of Shares.    If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a shareholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a), (b) and (d)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

        Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

        Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

        (b)    Issuance or Assumption.    Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

        (c)    Change of Control.    If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate or is subject to a policy that discusses the effect of a Change of Control on the Participant's Awards, then such agreement or policy shall control. In all other cases, unless provided otherwise in an Award agreement or by the Committee prior to the date of the Change of Control, in the event of a Change of Control:

            (i)  If the purchaser, successor or surviving corporation (or parent thereof) (each, a "Successor") so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the Successor in the Change of Control transaction. If applicable, each Award which is assumed by the Successor shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and other appropriate adjustments in the terms and conditions of the Award shall be made. Upon the termination of the Participant's employment with the Successor in connection with or within twenty-four (24) months following the Change of Control for any reason other than an involuntary termination by the Successor for cause or a voluntary termination by the Participant without good reason (as defined by the policies generally applicable to employees of the Successor), all of the Participant's Awards that are in effect as of the date of such termination shall be vested in full or deemed earned in full (assuming the maximum performance goals provided under such Award were met, if applicable) effective on the date of such termination.

           (ii)  To the extent the Successor in the Change of Control transaction does not assume the Awards or issue replacement awards as provided in clause (i), then, unless provided otherwise in an Award agreement or by the Committee, immediately prior to the date of the Change of Control all Awards that are then held by Participants shall be cancelled in exchange for the right to receive the following:

            (A)  For each Option or SAR, a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award;

            (B)  For each Share of Restricted Stock and each Restricted Stock Unit, the Change of Control price per Share in cash or such other consideration as the Company or the shareholders of the Company receive in such Change of Control;

            (C)  For all Performance Shares and/or Performance Units that are earned but not yet paid, a cash payment equal to the value of the Performance Share and/or Performance Unit;

            (D)  For all Performance Shares and Performance Units for which the performance period has not expired, a cash payment equal to the value of the Performance Share and/or Performance Unit calculated at the target performance level;

            (E)  For all Annual and Long-Term Incentive Awards that are earned but not yet paid, a cash payment equal to the value of the Annual or Long-Term Incentive Award;

            (F)  For all Annual and Long-Term Incentive Awards that are not yet earned, a cash payment equal to the amount that would have been due under such Award(s) if the Performance Goals (as measured at the time of the Change of Control) were to be achieved at the target level through the end of the performance period;

            (G)  For all Dividend Equivalent Units, a cash payment equal to the value of the Dividend Equivalent Units as of the date of the Change of Control; and

            (H)  For all other Awards, a cash payment based on the value of the Award as of the date of the Change of Control.

        If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change of Control price. The Administrator shall determine the per share Change of Control price paid or deemed paid in the Change of Control transaction.

        (iii)  The payments in respect of cancelled Awards described in Section18(c)(ii) shall be made as follows:

          (A)  To the extent the payments are attributable (1) to Awards that were fully vested and earned as of the date of the Change of Control, or (2) to Options or SARs (regardless of whether they were vested or earned), the payments shall be made on the date of the Change of Control; and

          (B)  To the extent the payments are attributable to Awards (other than Options or SARs) that were unvested or unearned as of the date of the Change of Control, the payments shall be made on the earlier of (1) thirty (30) days following the termination of the Participant's employment with the Successor in connection with or within twenty-four (24) months following the Change of Control for any reason other than an involuntary termination by the Successor for cause or a voluntary termination by the Participant without good reason (as defined by the policies generally applicable to employees of the Successor) or (2) the date the Awards would have become vested had they continued in effect or the last day of the performance period, as applicable.

        (iv)  Notwithstanding anything to the contrary in this Section 18(c), (A) any payment in respect of cancelled Awards (other than Options or SARs) that were unvested or unearned as of the date of the Change of Control shall be forfeited if the Participant's employment with the Successor is terminated involuntarily by the Successor for cause or voluntarily by the Participant without good reason (as defined by the policies generally applicable to employees of the Successor) prior to the payment date; and (B) the terms of any Awards that are subject to Code Section 409A shall govern the treatment of such Awards upon a Change of Control, and the terms of this Section 18(c) shall not apply, to the extent required for such Awards to remain compliant with Code Section 409A, as applicable.

        (d)   Application of Limits on Payments.

        (i)    Determination of Cap or Payment.    Notwithstanding any other provision of this Plan to the contrary, if any payments or benefits paid by the Company pursuant to this Plan, including any accelerated vesting or similar provisions ("Plan Payments"), would cause some or all of the Plan Payments or any other payments made to or benefits received by a Participant in connection with a Change of Control (such payments or benefits, together with the Plan Payments, the "Total Payments") to be subject to the tax ("Excise Tax") imposed by Code Section 4999 but for this Section 18(d), then the Total Payments shall be delivered either (A) in full or (B) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (A) or (B) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax).

         (ii)  Procedures.

          (A)  If a Participant or the Company believes that a payment or benefit due the Participant will result in some or all of the Total Payments being subject to the Excise Tax, then the Company, at its expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel ("National Tax Counsel") selected by the Company (which may be regular outside counsel to the Company), which opinion sets forth (1) the amount of the Base Period Income (as defined below), (2) the amount and present value of the Total Payments, (3) the amount and present value of any excess parachute payments determined without regard to any reduction of Total Payments pursuant to Section 6(a)(ii), and (4) the net after-tax proceeds to the Participant, taking into account applicable federal, state and local income taxes and the Excise Tax if (x) the Total Payments were delivered in accordance with Section 18(d)(i)(A) or (y) the Total Payments were delivered in accordance with Section 18(d)(i)(B). The opinion of National Tax Counsel shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such National Tax Counsel opinion determines that Section 18(d)(i)(B) applies, then the Plan Payments or any other payment or benefit determined by such counsel to be includable in the Total Payments shall be reduced or eliminated so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. In such event, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (1) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (2) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (3) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments).

          (B)  For purposes of this Section 18: (1) the terms "excess parachute payment" and "parachute payments" shall have the meanings given in Code Section 280G and such "parachute payments" shall be valued as provided therein; (2) present value shall be calculated in accordance with Code Section 280G(d)(4); (3) the term "Base Period Income" means an amount equal to the Participant's "annualized includible compensation for the base period" as defined in Code Section 280G(d)(1); (4) for purposes of the opinion of National Tax Counsel, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Code Sections 280G(d)(3) and (4); and (5) the Participant shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation, and state and local income taxes at the highest marginal rate of taxation in the state or locality of the Participant's domicile, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

          (C)  If National Tax Counsel so requests in connection with the opinion required by this Section 18(d)(ii), the Company shall obtain, at the Company's expense, and the National Tax Counsel may rely on, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant solely with respect to its status under Code Section 280G.

          (D)  The Company agrees to bear all costs associated with, and to indemnify and hold harmless the National Tax Counsel from, any and all claims, damages and expenses resulting from or relating to its determinations pursuant to this Section 18, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of such firm.

          (E)  This Section 18 shall be amended to comply with any amendment or successor provision to Code Section 280G or Code Section 4999. If such provisions are repealed without successor, then this Section 18 shall be cancelled without further effect.

19.   Miscellaneous.

(a)
Other Terms and Conditions.

          (i)  The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

          (A)  one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Administrator determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

          (B)  the payment of the purchase price of Options by (1) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (2) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (3) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (4) by any combination of (1), (2) and/or (3);

          (C)  giving the Participant the right to receive dividend payments, dividend equivalents or other distributions with respect to Awards (other than Options or Stock Appreciation Rights) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares; provided, however, that any such dividends, dividend equivalents or distributions shall be held in the custody of the Company and shall be subject to the same restrictions on transferability and forfeitability that apply to the corresponding Awards;

          (D)  restrictions on resale or other disposition of Shares; and

          (E)  compliance with federal or state securities laws and stock exchange requirements.

         (ii)  Notwithstanding any provision of this Plan that requires a minimum vesting and/or performance period for an Award, the Administrator may, at the time an Award is granted or any later date, subject an Award to a shorter vesting and/or performance period to take into account a Participant's hire or promotion.

        (b)    Employment and Service.    The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

          (i)  a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

         (ii)  a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant's termination of employment with the Company and its Affiliates;

        (iii)  a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant's service as a director of, or consultant to, the Company and its Affiliates has ceased; and

        (iv)  a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

        Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant's termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her "separation from service" within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a "specified employee" within the meaning of Code Section 409A as of the date of his or her "separation from service" within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

        (c)    No Fractional Shares.    No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

        (d)    Unfunded Plan; Awards Not Includable for Benefits Purposes.    This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan's benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company's general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

        (e)    Requirements of Law and Securities Exchange.    The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

        (f)    Governing Law.    This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Indiana, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be heard in a "bench" trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

        (g)    Limitations on Actions.    Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

        (h)    Construction.    Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

        (i)    Severability.    If any provision of this Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

 Annex B

CUMMINS INC.
EMPLOYEE STOCK PURCHASE PLAN

Restated as of February 13, 2012

B-i

 ARTICLE I.

GENERAL PROVISIONS

        Section 1.01.    Restatement.    Cummins Inc. ("Cummins") established the Cummins Inc. Employee Stock Purchase Plan ("Plan"), effective November 1, 1998. Cummins hereby restates the Plan, effective February 13, 2012.

        Section 1.02.    Purpose.    The purpose of the Plan is to allow eligible employees of Cummins and its subsidiaries and affiliates ("Employer") to purchase shares of Cummins common stock at a discount. The Plan is not intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code.

ARTICLE II.

DEFINED TERMS AND RULES OF CONSTRUCTION

        Section 2.01.    Definitions.    For purposes of the Plan, the following terms, when capitalized, have the meanings set out below:

        (a)   "Account" means, with respect to a Participant, the account established by the Administrator for the Participant pursuant to Section 4.01.

        (b)   "Administrator" means Morgan Stanley Smith Barney or such other administrator as Cummins, in its discretion, may designate.

        (c)   "Applicable Form" means the form designated and provided by the Employer or Administrator for making an election or providing a notice required by the Plan. To the extent permitted by applicable law, the Employer or Administrator may prescribe an oral, electronic, or telephonic form in lieu of or in addition to a paper form.

        (d)   "Base Pay" means, with respect to a Participant, his base salary or hourly wages, exclusive of allowances, incentive pay, bonuses, reimbursed expenses, overtime pay, deferred compensation, fringe benefits, and other similar forms of payment, unless otherwise determined by Cummins.

        (e)   "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

        (f)    "Commission" means the United States Securities and Exchange Commission.

        (g)   "Common Stock" means the common stock of Cummins.

        (h)   "Cummins" means Cummins Inc.

        (i)    "Eligible Employee" means an Employee who, in the judgment of Cummins, (i) is employed at a work location having sufficient payroll system capabilities to support the Plan and (ii) if such individual is a citizen or resident of a non-U.S. jurisdiction, is able to participate in the Plan without violating (or causing the Employer to violate) any applicable law or regulation.

        (j)    "Employee" means a common law employee of an Employer, excluding, however, any person paid through the payroll of an unrelated third party, even if such person is determined to be a common law employee of an Employer.

        (k)   "Employer" means Cummins and its designated subsidiaries and other affiliates.

        (l)    "Employer Contribution" means, with respect to a Participant for a month, an amount sufficient to result in the Participant receiving the specified discount (as determined pursuant to the next sentence) on the Plan Shares purchased for the Participant on the Purchase Date occurring in the next following month. The specified discount shall be 10%; provided, however, Cummins may, in its sole discretion, change or eliminate the specified discount by providing at least 30 days' written notice of the change to

Participants. Notwithstanding any other provision of the Plan, the aggregate amount of Employer Contributions in any calendar year shall not exceed $2,000,000. If Employer Contributions are limited in any year pursuant to the preceding sentence, the allocation of the limited Employer Contributions in such year shall be determined by Cummins in its sole discretion.

        (m)  "Participant" means a current or past Eligible Employee who has become a Participant pursuant to Section 3.03 and who has not ceased to be a Participant pursuant to Section 3.04.

        (n)   "Plan" means the Cummins Inc. Employee Stock Purchase Plan, as set out herein, as amended from time to time.

        (o)   "Plan Shares" means shares of Common Stock.

        (p)   "Purchase Date" means the fifth day of a month, or if the principal exchange on which Common Shares are sold is not open on such date, the next preceding date on which such exchange is open.

        Section 2.02.    Rules of Interpretation and Governing Law.    The following rules shall be applied in interpreting the Plan:

        (a)   The Plan shall be interpreted, enforced, and administered and the validity thereof determined in accordance with the internal laws of the State of Indiana without regard to conflict of law principles and the following rules.

        (b)   Words used in the masculine gender shall be construed to include the feminine gender, where appropriate, and words used in the singular or plural shall be construed as being in the plural or singular, where appropriate.

        (c)   The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the interpretation of any provision of the Plan.

        (d)   If any provision of the Plan shall be held to be illegal or invalid for any reason, that provision shall be deemed to be null and void, but the invalidation of that provision shall not otherwise impair or affect the Plan.

ARTICLE III.

ELIGIBILITY AND PARTICIPATION

        Section 3.01.    Eligibility.    Only Eligible Employees may participate in the Plan.

        Section 3.02.    Participation.    To become a Participant, an Eligible Employee must submit to his Employer or the Administrator, as directed, all Applicable Forms required for participation, including one or more forms (i) authorizing his Employer to withhold payroll deductions to be used for the purchase of Common Stock pursuant to the Plan and (ii) an investment authorization form authorizing his Employer and/or the Administrator to act as his agent for the purposes described therein.

        Section 3.03.    Effective Date of Participation.    An Employee shall become a Participant, effective as of the first payroll date occurring after the month in which he has satisfied the requirements of Section 3.02.

        Section 3.04.    End of Participation.    A Participant shall cease to be such upon the distribution of all amounts credited to his Account.

 ARTICLE IV.

ACCOUNTS, CONTRIBUTIONS, AND PURCHASES

        Section 4.01.    Accounts.    The Administrator shall establish an Account for each Participant as that Participant's agent.

        Section 4.02.    Payroll Deduction Contributions.    As a condition of participation, an Eligible Employee must elect on an Applicable Form to have a percentage of his Base Pay withheld from his cash compensation to be used for the purchase of Common Shares pursuant to the Plan. The minimum payroll deduction contribution shall be 1% of Base Pay, and the maximum contribution 15% of Base Pay; provided, however, Cummins may, in its sole discretion, change the minimum and/or maximum contribution amount at any time. A Participant may change his elected payroll deduction contributions at any time by filing a new Applicable Form with his Employer or the Administrator, as directed, in which case his new election will become effective as soon as administratively feasible after it is received. The Employer shall forward amounts to be used to purchase Plan Shares to the Administrator prior to the time of such purchase.

        Section 4.03.    Employer Contributions.    The Employer shall forward the required Employer Contributions allocated for each Participant on account of his payroll deduction contributions to the Administrator prior to the time of purchase of the Plan Shares.

        Section 4.04.    Credits to Accounts.    Contributions for a Participant shall be credited to a Participant's Account when received by the Administrator. In addition, unless otherwise elected by the Participant, cash dividends on Plan Shares allocated to his Account shall be credited to his Account at the time such dividends are paid. Any stock dividends or shares received as a result of a stock split on any Plan Shares credited to a Participant's Account shall be credited to the Participant's Account when received by the Administrator.

        Section 4.05.    Application of Cash.    All payroll deductions received or held by the Employer under the Plan may be used by the Employer for any corporate purpose, and the Employer is not obligated to segregate such payroll deductions or contributions. Until Plan Shares are issued, Participants will only have the rights of an unsecured creditor.

ARTICLE V.

PURCHASE AND SALE OF PLAN SHARES

        Section 5.01.    Purchase of Plan Shares.    The Administrator shall purchase Plan Shares in negotiated transactions or on any securities exchange or other securities trading facility on which Common Stock is traded. The purchases shall be on terms as to price, delivery, and other matters, and shall be executed through those brokers or dealers, as the Administrator may determine. Under certain circumstances, observance of the rules and regulations of the Commission or applicable securities exchange or other securities trading facility may require temporary suspension of purchases by the Administrator or may require that a purchase be spread over a longer period than indicated in Section 4.05. In that event, purchases shall be made or resumed when permitted by the rules and regulations of the Commission or applicable securities exchange or other securities trading facility; and the Administrator shall not be accountable for its inability to make all purchases within the applicable period. If any Commission, securities exchange, or other securities trading facility suspension of trading in Common Stock remains effective for 90 consecutive days, the Administrator shall remit promptly after the end of such period (i) to the Participant, all cash credited to the Participant's Account other than the Employer Contributions attributable to the Participant's payroll deductions and cash dividends paid on Plan Shares credited to the Participant's Account and (ii) to the Employer, any Employer Contribution credited to the Participant's Account.

        Section 5.02.    Certificates or Book Entries for Plan Shares.    The Administrator shall hold the Plan Shares of all Participants in its name or in the name of its nominee evidenced by as many or as few certificates as the Administrator determines appropriate or, if so determined by Cummins in its discretion, by appropriate book entry. No certificate representing Plan Shares purchased for a Participant's Account shall be issued to the Participant, and no book entry shall be made in Participant's name, unless and until his Account is terminated.

        Section 5.03.    Sale of Plan Shares.    A Participant may request that the Administrator sell all or any part of his Plan Shares at any time. A Participant who wishes to sell any part of his Plan Shares may do so by providing notice to the Administrator on an Applicable Form. Upon receipt of the notice, the Administrator, as the Participant's agent, shall sell the number of Plan Shares specified in the Participant's notice within five business days after receiving the Participant's notice of instruction to sell and shall deliver to the Participant the proceeds of the sale, less a handling charge, brokerage commissions, and other costs of sale. Whole and fractional shares may be aggregated and sold with those of other Participants, in which case the proceeds for each Participant shall be based on the average sales price of all shares aggregated and sold. Any sale may, but need not, be made by purchase for other Accounts, in which case the price shall be the mean of the high and low selling price of Common Stock as reported by the principal stock exchange on which the stock is traded on the date on which the Administrator receives notice of the Participant's notice of instruction to sell, or, if the stock is not traded on such date, the mean on the next prior date on which the Common Stock was so traded. Any fractional shares that are not sold shall be paid for in cash at a price equal to the mean of the high and low selling prices of Common Stock as reported by the principal stock exchange on which Common Stock is traded on the date on which the Administrator receives notice of the Participant's notice of instruction to sell or, if the stock is not traded on such date, the mean on the next prior date on which the Common Stock was so traded. If a Participant elects to sell all of his Plan Shares, the Participant shall be deemed to have terminated participation in the Plan, and the provisions of Section 6.01 shall apply.

ARTICLE VI.

TERMINATION OF PARTICIPATION

        Section 6.01.    Termination of Participation.    A Participant may terminate his or her participation in the Plan at any time by providing written notice to his Employer. A Participant's participation also shall terminate if the Participant is no longer an Eligible Employee. The Employer shall inform the Administrator of a Participant's termination of participation within ten business days after it receives the Participant's notice or determines that the Participant is no longer an Eligible Employee. As soon as practicable (and not more than 20 days) after the Administrator receives notice from the Employer, unless a Participant makes a contrary election, an appropriate entry shall be made on Cummins' books, or the Administrator shall send to the terminating Participant, at a reasonable charge, a certificate, in either case representing the full Plan Shares credited to his Account. The Administrator also shall send a check for the net proceeds of any fractional share credited to the Participant's Account. If a Participant elects to terminate and continues to be an Employee, he may not rejoin the Plan for a period of six months from the date of the termination. In any case of termination, the Administrator shall, if the Participant elects, sell, as the Participant's agent, all or part of the Participant's Plan Shares within five business days after receiving the Participant's written instruction to sell his Plan Shares, and shall deliver to Participant the proceeds of the sale, less a handling charge, brokerage commissions, and other costs of sale. Whole and fractional shares may be aggregated and sold with those of other Participants, in which case the proceeds for each Participant shall be based on the average sales price of all shares aggregated and sold. Any sale may, but need not, be made by purchase for other Accounts, in which case the price shall be the mean of the high and low selling price of Common Stock as reported by the principal stock exchange on which the Common Stock is traded on the date on which the Administrator receives the notice of termination or, if the Common Stock is not traded on such date, the mean on the next prior date on which it was so traded. On termination, fractional shares credited to a Participant's Account that are not aggregated and sold shall be paid for in cash at a price equal to the mean of the high and low selling prices of Common Stock as reported by the principal stock exchange or inter-dealer quotation system on which Common Stock is traded on the date on which the Administrator receives the notice of termination or, if the Common Stock is not so traded on such date, the mean on the next prior date on which is was so traded.

ARTICLE VII.

VOTING AND TENDER OF PLAN SHARES

        Section 7.01.    Voting of Plan Shares.    The Administrator shall vote Plan Shares credited to a Participant's Account as instructed by the Participant on an Applicable Form provided to the Administrator at least five days (or such shorter period as the law may require) before the meeting at which such Plan Shares are to be voted. The Administrator shall not vote Plan Shares for which no instructions have been received.

        Section 7.02.    Tender or Exchange Offer.    If a tender offer or exchange offer for the Common Stock is initiated, the Administrator, upon receipt of information with respect thereto as the holder of record of the Plan Shares, shall either (i) forward, or provide for forwarding, to each Participant, the information provided by the offeror to holders of record of Common Stock or (ii) provide to the offeror the name and mailing address of each Participant, as reflected on the records of the Administrator, with instructions to mail such material to each Participant. The Administrator shall tender all or part of a Participant's Plan Shares in response to written instructions from the Participant in such form as the Administrator may reasonably require and only if such instructions are received by the Administrator at least five days (or such shorter period as may be required by law) before termination of the offer. Unless the Administrator has received instructions in accordance with the previous sentence, it will not tender a Participant's Plan Shares. Except to the extent that disclosure is required to tender Plan Shares pursuant to proper written instructions, the Administrator shall maintain the confidentiality of a Participant's election to tender or not tender Plan Shares.

ARTICLE VIII.

PLAN EXPENSES

        Section 8.01.    Expenses.    Cummins shall pay the service charges, brokerage, costs of mailing and other charges incurred in connection with the purchase of Plan Shares. The cost of selling Plan Shares shall be borne by Participants, as provided herein.

ARTICLE IX.

AMENDMENT AND TERMINATION

        Section 9.01.    Amendment.    Cummins may, in its sole discretion, amend this Plan at any time; provided, however, except as required by law, no amendment shall be retroactive, nor shall any amendment deprive any Participant of amounts credited to his Account.

        Section 9.02.    Termination.    Cummins may, in its sole discretion, terminate the Plan at any time. If Cummins does not earlier terminate the Plan, it shall terminate automatically on the tenth anniversary of its approval by Cummins' shareholders.

ARTICLE X.

MISCELLANEOUS PROVISIONS

        Section 10.01.    Non-U.S. Participation.    Notwithstanding any provision to the contrary in this Plan, Cummins may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the U.S. Without limiting the generality of the foregoing, Cummins specifically is authorized to adopt rules, procedures and sub-plans regarding, without limitation, eligibility to participate, the definition of Base Pay, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest on amounts held pending the purchase of Shares, conversion of local currency, obligations to pay payroll tax, determination of beneficiary-designation requirements, withholding procedures and handling of Plan Share issuances, which may vary according to local requirements.

        Section 10.02.    Statements.    The Administrator shall provide or make available to Participants periodic statements summarizing the transactions in the Participant's Account since the most recent available statement.

        Section 10.03.    Tax Matters.    Each Participant is responsible for all taxes (whether local, state or federal) due because of Employer Contributions, the payment of a dividend, or the sale of Plan Shares credited to his Account. Prior to the time that any federal, state, or any other tax liability becomes payable by the Employer with respect to Employer Contributions or Plan Shares as a result of participation in the Plan to any authority, national insurance, social security, payment-on-account or other taxing authority, including any liability of the Participant to pay an employer tax or social insurance contribution obligation, the affected Participant shall make adequate provision for payment of such taxes. At any time, the Employer may, but is not obligated to, withhold from the Participant's compensation the amount necessary for the Employer to meet applicable withholding obligations, including any withholding required to make available to the Employer any tax deductions or benefits attributable to sale or early disposition of Plan Shares by the Participant. In addition, the Employer may withhold from the proceeds of the sale of Plan Shares (i) a sufficient whole number of Plan Shares otherwise issuable following purchase having an aggregate fair market value equal to the applicable withholding obligations or (ii) by any other means set forth in the Applicable Form. Where necessary to avoid negative accounting treatment, the Employer will withhold taxes at the applicable statutory minimum withholding rates. The Administrator shall timely prepare and forward to the United States Internal Revenue Service, the appropriate state and local authorities, and Participants the information returns required by the Code and applicable state or local statutes. All Employer Contributions shall constitute taxable income to the Participant to whose Account they are credited and shall be reported to the applicable taxing authority. '

        Section 10.04.    Limitation on the Employers' and the Administrator's Liability.    The Employers and the Administrator shall not be liable for any action that is in compliance with the terms and conditions of this Plan taken or omitted in good faith, including without limitation, any claim of liability:

        (a)   Arising out of failure to terminate a Participant's Account upon the Participant's death or otherwise before the receipt of written notice of the event causing termination, accompanied by documentation deemed satisfactory by the Administrator;

        (b)   With respect to the prices at which Plan Shares are purchased or sold for a Participant's Account and the timing and terms on which the purchase or sale is made; or

        (c)   For the market value, or any fluctuation in the market value, after purchase or sale of Plan Shares for a Participant's Account.

        Section 10.05.    Transfer; Assignment.    Except as is expressly provided in this Plan, no Participant may sell, pledge, hypothecate, or otherwise assign or transfer his Account, any interest in his Account, or any cash or stock credited to his Account. Any attempt to sell, pledge, hypothecate, assign, or transfer his Account, any interest in his Account, or any cash or stock credited to his Account shall be void.

        Section 10.06.    Effect of Financial Hardship Distribution.    A Participant who receives a financial hardship distribution from a qualified cash or deferred arrangement described in Section 401(k) of the Code that is maintained by an Employer may not contribute to the Plan for a period of six months after receipt of the financial hardship distribution. The Participant must submit a new Applicable Form to recommence contributions to the Plan after receiving such a financial hardship distribution.

 Annex C

Proposed By-Law Amendment Implementing Shareholder Right to Call
Special Meetings at 25% Ownership Threshold
(text to be deleted is striken through; text to be added is underlined)

        Section 1.2. Special Meetings.

        (a) Except as provided in Section 1.2(b), s~~S~~pecial meetings of the shareholders of the Corporation may be called at any time only by the Board of Directors or the Chairman of the Board.

        (b)   Subject to the provisions of this Section 1.2(b) and all other applicable sections of these By-Laws, a special meeting of the shareholders of the Corporation shall be called by the Secretary of the Corporation (the "Secretary") upon written request (a "Special Meeting Request") to the Secretary by one or more Eligible Holders (as defined below) representing not less than 25% of the voting power of all outstanding shares of capital stock of the Corporation (the "Requisite Percentage"); provided that only shares of capital stock that are determined to be "Net Long Shares" in accordance with this Section 1.2(b) shall be counted in determining whether the Eligible Holders requesting the meeting represent the Requisite Percentage.

          (i)    "Eligible Holder" means any record holder of outstanding shares of common stock of the Corporation that (A) is making such request on its own behalf (and not on behalf of a beneficial owner of such common stock), or (B) is making such request on behalf of a beneficial owner of such common stock (the "Requesting Beneficial Owner").

          (ii)   For purposes of this Section 1.2(b) and for determining the Requisite Percentage, Net Long Shares shall be limited to the number of shares owned by any Eligible Holder or Requesting Beneficial Owner that constitute such person's net long position as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provided that for purposes of applying such definition, (A) the reference in Rule 14e-4 to the date that a tender offer is first announced shall be deemed to refer to the date for determining and/or documenting an Eligible Holder's or Requesting Beneficial Owner's Net Long Shares under this Section 1.2(b) (the "Determination Date") and (B) the reference in Rule 14e-4 to the highest tender price shall be deemed to refer to the market price on the Determination Date. In addition, (1) to the extent not otherwise excluded by such definition, an Eligible Holder's or Requesting Beneficial Owner's Net Long Shares shall be determined excluding any shares as to which such person does not, at the time the Special Meeting Request is delivered to the Corporation, have the right to vote or direct the vote at the special meeting or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares and (2) to the extent any affiliates of the Requesting Shareholder (as defined below) are acting in concert with the Requesting Shareholder with respect to the calling of the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute "Net Long Shares" shall be decided by the Board of Directors of its designated committee in its discretion.

          (iii)  A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the Corporation. A Special Meeting Request shall be valid only if it (A) is signed and dated by each Eligible Holder submitting the Special Meeting Request and by each of the Requesting Beneficial Owners, if any, on whose behalf the Special Meeting Request is being made (each such Eligible Holder and Requesting Beneficial Owner, a "Requesting Shareholder"), and (B) includes (1) a statement of the specific purpose(s) of the special meeting and the matters proposed to be acted on by shareholders at the special meeting, the text of any proposal or business (including the text of any resolutions proposed for consideration by shareholders, and, in the event that such business includes a proposal to amend the By-Laws or the Articles of Incorporation of the Corporation, the text of the proposed amendment), the reasons for conducting such business at the special meeting, and any material interest in such business of each Requesting Shareholder; (2) in the case of any director nominations proposed to be presented at the special meeting, the information required by Section 2.11(b), including with respect to each Requesting Shareholder; (3) in the case of any matter (other than a director nomination) proposed to be conducted at the special meeting, the information required by Section 1.3(c), including with respect to each Requesting Shareholder; (4) a representation that each Requesting Shareholder, or one or more representatives of each such shareholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (5) a representation as to whether the Requesting Shareholders intend, or are part of a group that intends, to solicit proxies with respect to the proposals or business to be presented at the special meeting; (6) an agreement by the Requesting Shareholders to notify the Corporation within 10 days in the event of any decrease in the number of Net Long Shares held by the Requesting Shareholders following the delivery of such Special Meeting Request and prior to the special meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request to the extent such reduction decreases the number of Net Long Shares held by the Requesting Shareholders below the Requisite Percentage; and (7) documentary evidence that the Requesting Shareholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the Eligible Holders submitting the Special Meeting Request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within 10 days after the date on which the Special Meeting Request is delivered to the Secretary) that the Requesting Beneficial Owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, each Requesting Shareholder shall promptly provide any other information reasonably requested by the Corporation.

          (iv)  The Corporation will provide the Requesting Shareholders with notice of the record date for the determination of shareholders entitled to vote at the special meeting. Each Requesting Shareholder is required to update the Special Meeting Request delivered pursuant to Section 1.2(b)(iii) not later than 10 business days after such record date to provide any material changes in the foregoing information as of such record date and, with respect to the information required under Section 1.2(b)(iii)(7), also as of a date not more than five business days before the scheduled date of the special meeting as to which the Special Meeting Request relates.

          (v)   A Special Meeting Request shall not be valid, and a special meeting requested by shareholders shall not be held, if (A) the Special Meeting Request does not comply with this Section 1.2(b); (B) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law; (C) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the next annual meeting; (D) an identical or substantially similar item (as determined by the Board of Directors or a designated committee, in its discretion, a "Similar Item"), other than the election or removal of director(s), was presented at an annual or special meeting of shareholders held not more than 12 months before the Special Meeting Request is delivered; (E) the Special Meeting Request relates to the election or removal of director(s) and the election or removal of director(s) was presented at an annual or special meeting of shareholders held not more than ninety (90) days before the Special Meeting Request is delivered; (F) a Similar Item, including the election or removal of director(s), is (or is intended to be) included in the Corporation's notice of meeting as an item of business to be brought before an annual or special meeting of shareholders that has been called but not yet held or that is called for a date within ninety (90) days of the receipt by the Corporation of a Special Meeting Request; (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; or (H) any Requesting Shareholder shall have violated the reporting requirements of Section 13 of the Exchange Act. The Board of Directors (or a designated committee thereof) shall determine, in its discretion, whether all requirements set forth in this Section 1.2(b) have been satisfied and such determination shall be binding on the Corporation and its shareholders, including the Requesting Shareholders.

          (vi)  Except as otherwise provided in this Section 1.2(b), a special meeting held following a Special Meeting Request shall be held at any such date, time and place, within or without the State of Indiana, as may be fixed by the Board of Directors (or a designated committee thereof) in its discretion.

          (vii) A Requesting Shareholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the special meeting. If, following such revocation (or deemed revocation pursuant to Section 1.2(b)(iii)(6)), there are unrevoked requests from Requesting Shareholders holding, in the aggregate, less than the Requisite Percentage, the Board (or a designated committee thereof), in its discretion, may cancel the special meeting and, in such event, the Requesting Shareholders who revoked the Special Meeting Request shall be jointly and severally liable to the Corporation for its costs incurred in connection with the cancelled special meeting.

          (viii)  If none of the Requesting Shareholders appears or sends a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation. In such event, the Requesting Shareholders who did not appear or send a duly authorized agent shall be jointly and severally liable to the Corporation for the Corporation's costs incurred in connection with the special meeting.

          (ix)  Business transacted at any special meeting shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request for such special meeting and (B) any additional matters the Board of Directors or designated committee determines, in its discretion, to submit to the shareholders at such special meeting.

CUMMINS ANNUAL SHAREHOLDER MEETING
May 18, 2012—11:00 A.M. (Eastern Daylight Saving Time)

COLUMBUS ENGINE PLANT
500 CENTRAL AVENUE

Taylorsville
Interchange
LOCATION OF
ANNUAL MEETING
U.S. 31
COLUMBUS
Indianapolis 38 Mi.
Interstate
I-65
U.S. 11
Washington St.
25th.
Central Ave.
Taylor Rd.
Route 46
Greenburg 28 Mi.
11th.
10th.
7th.
Marr Road
Route 46
3rd.
2nd.
McKinley
Indiana Ave.
U.S. 31
N
Gladstone
Seymour 17 Mi.
Louisville 64 Mi.
U.S. 11
Route 7
N. Vernon 17 Mi.

Partners with our environment.

Printed on recycled paper with soy-based ink.

The Board of Directors recommends that you vote FOR all Items 1 through 14. Election of directors: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1. N. Thomas Linebarger 6. Robert K. Herdman 2. William I. Miller 7. Robert J. Bernhard 3. Alexis M. Herman 8. Dr. Franklin R. Chang Diaz 4. Georgia R. Nelson 9. Stephen B. Dobbs 5. Carl Ware 10. Advisory vote to approve the compensation of the named executive officers as disclosed in the proxy statement. For Against Abstain 11. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as auditors for 2012. For Against Abstain 12. Proposal to approve the Cummins Inc. 2012 Omnibus Incentive Plan. For Against Abstain 13. Proposal to approve the Cummins Inc. Employee Stock Purchase Plan. For Against Abstain 14. Proposal to amend Cummins Inc.’s by-laws to allow shareholders who have a 25% net long position in the Common Stock to call special shareholder meetings. For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL ITEMS. Date _____________________________________ Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. COMPANY # Please fold here – Do not separate TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. Address Change? Mark box, sign, and indicate changes below: Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

CUMMINS INC. 2012 ANNUAL MEETING OF SHAREHOLDERS Tuesday, May 8, 2012 11:00 a.m. Eastern Daylight Saving Time COLUMBUS ENGINE PLANT 500 Central Avenue Columbus, Indiana Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Shareholder Meeting to be held on May 8, 2012: The Annual Report, Notice and Proxy Statement and Shareholder Letter are available at www.ematerials.com/cmi If you consented to access your proxy information electronically, you may view it by going to the following address: www.ematerials.com/cmi If you would like to access the proxy materials electronically next year, go to the following Consent site address: www.ematerials.com/cmi Cummins Inc. 500 Jackson Street Columbus, IN 47201 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 8, 2012. If no choice is specified, the proxy will be voted “FOR” all Items. By signing the proxy, you revoke all prior proxies and appoint N. Thomas Linebarger to vote your shares on (i) the matters shown on the reverse side and (ii) any other matters which may come before the Annual Meeting and all adjournments. Please note that the authorization provided under clause (ii) above does not apply to shares held in the Cummins Inc. and Affiliates Retirement and Savings Plans. This card also constitutes voting instructions to the trustee of the Cummins Inc. and Affiliates Retirement and Savings Plans to vote shares attributable to accounts the undersigned may hold under such plans. If no voting instructions are provided, shares held in these accounts will be voted in the same manner and proportion as shares with respect to which valid voting instructions were received. Any instructions received by the trustee from participants regarding their vote shall be confidential. Plan participants are invited to attend the annual meeting, however cannot vote their shares at the annual meeting. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET PHONE MAIL www.eproxy.com/cmi 1-800-560-1965 Mark, sign and date Use the Internet to vote your proxy Use any touch-tone telephone to vote your your proxy card and return 24 hours a day, 7 days a week, until proxy 24 hours a day, 7 days a week, until it in the postage-paid 12:00 a.m. (midnight) (CT) on May 7, 2012. 12:00 a.m. (midnight) (CT) on May 7, 2012. envelope provided. For shares held in the Cummins Inc. For shares held in the Cummins Inc. and Affiliates Retirement and Savings and Affiliates Retirement and Savings Plans, the deadline is 12:00 a.m. Plans, the deadline is 12:00 a.m. (midnight) (CT) on May 6, 2012. (midnight) (CT) on May 6, 2012. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. CEC IPC 2012

QuickLinks

PROXY STATEMENT FOR 2012 ANNUAL SHAREHOLDERS MEETING
CORPORATE GOVERNANCE
ELECTION OF DIRECTORS (Items 1 through 9 on the Proxy Card)
NOMINEES FOR BOARD OF DIRECTORS
COMPENSATION RISK ASSESSMENT
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
Compensation Committee Report
2011 SUMMARY COMPENSATION TABLE AND SUPPLEMENTAL TABLES
GRANTS OF PLAN-BASED AWARDS IN 2011
OUTSTANDING EQUITY AWARDS AT 2011 YEAR-END
OPTION EXERCISES AND STOCK VESTED IN 2011
PENSION BENEFITS FOR 2011
NON-QUALIFIED DEFERRED COMPENSATION IN 2011
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (Item 10 on the Proxy Card)
Link Between Financial Performance and Executive Compensation
DIRECTOR COMPENSATION
SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS (Item 11 on the Proxy Card)
Audit Committee Report
APPROVAL OF 2012 OMNIBUS INCENTIVE PLAN (Item 12 on the Proxy Card)
Equity Compensation Plan Information
APPROVAL OF THE CUMMINS INC. EMPLOYEE STOCK PURCHASE PLAN AS AMENDED (Item 13 on the Proxy Card)
PROPOSAL TO AMEND THE BY-LAWS OF CUMMINS INC. TO PERMIT SHAREHOLDERS TO CALL SPECIAL MEETINGS OF SHAREHOLDERS (Item 14 on the Proxy Card)
STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHERS
OTHER BUSINESS
OTHER INFORMATION Related-Party Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Shareholder Proposals
Expenses of Solicitation
Delivery of Proxy Materials to Households
  Annex A
CUMMINS INC. 2012 OMNIBUS INCENTIVE PLAN
  Annex B
CUMMINS INC. EMPLOYEE STOCK PURCHASE PLAN
TABLE OF CONTENTS
ARTICLE I. GENERAL PROVISIONS
ARTICLE II. DEFINED TERMS AND RULES OF CONSTRUCTION
ARTICLE III. ELIGIBILITY AND PARTICIPATION
ARTICLE IV. ACCOUNTS, CONTRIBUTIONS, AND PURCHASES
ARTICLE V. PURCHASE AND SALE OF PLAN SHARES
ARTICLE VI. TERMINATION OF PARTICIPATION
ARTICLE VII. VOTING AND TENDER OF PLAN SHARES
ARTICLE VIII. PLAN EXPENSES
ARTICLE IX. AMENDMENT AND TERMINATION
ARTICLE X. MISCELLANEOUS PROVISIONS
  Annex C
Proposed By-Law Amendment Implementing Shareholder Right to Call Special Meetings at 25% Ownership Threshold (text to be deleted is striken through; text to be added is underlined)